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Vulcan Materials Company

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2016

PROXY STATEMENT & NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

Vulcan
Materials Company

Dear Fellow Shareholder,

I would like to extend a personal invitation for you to join us at our Annual Meeting of Shareholders on Friday, May 13, 2016, at 9:00 a.m., local time, at the Grand Bohemian Hotel, 2655 Lane Park Road, Birmingham, Alabama 35223. During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and this proxy statement.

On or about March 29, 2016, we began mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our 2015 Annual Report to Shareholders, via the Internet. Shareholders who did not receive the Notice of Internet Availability of Proxy Materials will receive a paper copy of the Notice of Annual Meeting, proxy statement, proxy card and 2015 Annual Report to Shareholders, which we also began mailing on or about March 29, 2016. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. Copies of our Notice of Annual Meeting, proxy statement, proxy card and 2015 Annual Report to Shareholders are available at www.proxyvote.com.

Your vote is important. Whether you own one share or many, your prompt vote is greatly appreciated. It is important that your shares of common stock be represented at the Annual Meeting so that a quorum may be established. Even if you plan to attend the Annual Meeting in person, please read the proxy materials carefully and then vote your proxy as soon as possible. You may vote over the Internet, by telephone, or by mailing a completed proxy card. Additional information is provided in the proxy materials. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

Thank you for your ongoing support and continued interest in Vulcan, and I look forward to welcoming you to our Annual Meeting.

March 29, 2016

Sincerely yours,

J. THOMAS HILL

Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING

Meeting Date:     Friday, May 13, 2016

Meeting Time:    9:00 a.m., local time

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Shareholders of Vulcan Materials Company will be held at the Grand Bohemian Hotel, 2655 Lane Park Road, Birmingham, Alabama 35223, on Friday, May 13, 2016, at 9:00 a.m., local time, for the following purposes:

•	To elect four nominees as directors;

•	To approve the 2016 Omnibus Long-Term Incentive Plan;

•	To approve, on an advisory basis, the compensation of our named executive officers;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016; and

•	To conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record as of the close of business on March 14, 2016 are entitled to receive notice of, to attend and to vote at the Annual Meeting. Whether or not you plan to attend, we urge you to review these materials carefully and to vote by Internet, or, if you have received a paper copy of the proxy card, by telephone or by submitting your proxy card.

March 29, 2016

By Order of the Board of Directors,

JERRY F. PERKINS JR.

General Counsel and Secretary

PROXY STATEMENT TABLE OF CONTENTS

Vulcan 2016 Proxy Statement	TABLE OF CONTENTS

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement and in our corporate governance documents on our website at www.vulcanmaterials.com. This summary does not contain all of the information that you should consider, and you should read this entire proxy statement before voting.

VOTING YOUR SHARES

Your vote is important. You may vote if you were a shareholder at the close of business on March 14, 2016, the record date for the Annual Meeting. You may vote in person at the Annual Meeting or submit a proxy over the internet. If you have received a paper copy of the proxy card (or if you request a paper copy of the materials), you may submit a proxy by telephone or by mail.

VIA THE INTERNET www.proxyvote.com	BY MAIL Complete, sign, date and return your proxy card in the envelope provided

BY TELEPHONE Call the number located on your proxy card	IN PERSON Attend the Annual Meeting and vote by ballot

If you submit your proxy by telephone or over the internet, you do not need to return your proxy card by mail.

PROPOSALS

Proposal For Your Vote	Board Voting Recommendation	Vote Required	Page
PROPOSAL 1: Election of Directors	FOR each nominee	Majority of Votes Cast	5
PROPOSAL 2: Approval of the 2016 Omnibus Long-Term Incentive Plan	FOR	Majority of Votes Cast	13
PROPOSAL 3: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers (say-on-pay)	FOR	Majority of Votes Cast	23
PROPOSAL 4: Ratification of Appointment of Deloitte & Touche	FOR	Majority of Votes Cast	24

2015 PERFORMANCE RESULTS

The following key metrics reflect our continued improvement in financial performance over the last three fiscal years. We manage and measure our business performance with a significant focus on Adjusted EBITDA, Cash Gross Profit per Ton for Aggregates, and Aggregates Gross Profit as a Percentage of Freight-Adjusted Revenues. We emphasize these metrics because we believe they closely correlate to long-term shareholder value. We also believe that Total Revenues is an important metric in evaluating the company’s operational and financial performance.

Note: Cash Gross Profit Per Ton for Aggregates, Adjusted EBITDA and Aggregates Gross Profit as a Percentage of Freight-Adjusted Revenues are non-GAAP financial measures. We provide a reconciliation of each of these non-GAAP financial measures to the most directly comparable GAAP financial measure in Annex A to this proxy statement.

2	PROXY SUMMARY	Vulcan 2016 Proxy Statement

BOARD DIVERSITY

The Board seeks a mix of directors with qualities that achieve the goal of a high-functioning, diverse Board. All of our directors, other than Tom Hill, our Chairman, President and CEO, are independent. Each of our directors has proven leadership, sound judgment, integrity and a commitment to the success of our company. Since 2009, we have had a number of members retire from the Board and have sought as replacements diverse leaders with skills in different areas important to the management of our company.

2015 COMPENSATION HIGHLIGHTS

At our 2015 Annual Meeting, over 98% of votes cast were in favor of our named executive officer (“NEO”) compensation. During the year, the Compensation Committee made a number of enhancements to our compensation program, including:

•	Adopted a clawback policy

•	Added an equity retention policy for officers in our stock ownership guidelines

•	Set CEO compensation package at 31st percentile of market

We encourage you to read the more detailed description of our compensation program in “Compensation Discussion and Analysis” on page 37 before voting on Proposal 3: Advisory Vote on Compensation of Our Named Executive Officers.

Vulcan 2016 Proxy Statement	PROXY SUMMARY	3

2015 COMPENSATION DECISIONS

Set forth below is the 2015 compensation for our NEOs. The table is not a substitute for, and should be read together with, the Summary Compensation Table on page 57, which presents 2015 NEO compensation in accordance with disclosure rules of the Securities and Exchange Commission (SEC) and includes additional compensation elements and other important information.

Name and Principal Position	Base Salary ($)	Short-Term Performance Bonus ($)	Performance Share Units(1) ($)	Stock Only Stock Appreciation Rights(2) ($)	Restricted Stock Units(3) ($)	Total ($)
Tom Hill Chairman, President and Chief Executive Officer	891,668	1,923,000	2,312,865	775,236	0	5,902,769
John McPherson Executive Vice President, Chief Financial and Strategy Officer	733,338	1,581,000	1,901,190	639,318	0	4,854,846
Stan Bass Chief Growth Officer	562,800	665,000	464,070	156,054	1,047,900	2,895,824
Michael Mills Chief Administrative Officer	429,508	601,000	531,435	178,707	0	1,740,650
David Clement President, Central Division	371,888	507,000	247,005	83,061	0	1,208,954

(1)	Dollar value of 2015 Performance Share Units (PSUs) at “target.” Actual pay delivered or realized for PSUs will be determined in the first quarter of 2019 and may range from zero to 200% of the target shares. PSUs vest at the end of a four-year period to the extent that the company has met the required performance goals. See footnote (1) to the Summary Compensation Table on page 57 for an explanation of determination of value for PSUs.
(2)	Dollar value of 2015 Stock Only Stock Appreciation Rights (SOSARs). See footnote (1) to the Summary Compensation Table on page 57 for explanation of determination of value. SOSARs vest over 4 years beginning on the first anniversary of the grant date.
(3)	Dollar value of 14,000 Restricted Stock Units (RSUs) awarded to Mr. Bass as a retention grant. RSUs vest on the fourth anniversary of their grant date. See footnote (1) to the Summary Compensation Table on page 57 for an explanation of determination of value for RSUs.

4	PROXY SUMMARY	Vulcan 2016 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

Our constituent documents provide that our Board shall be divided into three classes, with the term of office of one class expiring each year. At the Annual Meeting, two individuals will be elected to serve as members of our Board with three-year terms expiring in 2019, and two individuals will be elected for one-year terms expiring in 2017, or until their successors have been duly elected and qualified. Our Board, upon the recommendation of the Governance Committee, has nominated Elaine L. Chao and Lee J. Styslinger, III as directors to serve three-year terms expiring in 2019, and Douglas J. McGregor and Vincent J. Trosino as directors to serve one-year terms expiring in 2017. The Board decided that it was in the best interest of the company and its shareholders for Messrs. McGregor and Trosino to continue to serve as directors for one additional year. The Board took this action at its February 2016 meeting and waived the director retirement policy for Messrs. McGregor and Trosino as provided in the company’s Corporate Governance Guidelines. The term of current director Donald B. Rice will expire at the Annual Meeting. Each of the nominees has consented to be named in this proxy statement and to serve if elected, and our Board has no reason to believe that any of the persons nominated will be unable to serve as a director. The Board believes that each of the four nominees is highly qualified and has experience, skills, backgrounds and attributes that qualify each of them to serve as a director of Vulcan.

In accordance with the bylaws of our company, our Board of Directors is required to be composed of not fewer than nine nor more than 13 directors. The number of directors may be set by a resolution adopted by a majority of our Board of Directors and our charter provides that any vacancies on the Board, including vacancies resulting from an increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining directors.

DIRECTOR QUALIFICATIONS

Directors are responsible for reviewing and approving corporate strategy and overseeing management of our company to assure that the long-term interests of the shareholders are being served. The Board believes that there are general skills and characteristics required for service on the Board of Directors that are applicable to all directors. Additionally, the Board needs a diverse skill set among its members to ensure that the Board is able to respond to the needs of management and the company. The Governance Committee believes that each director nominee has an established record of accomplishments and possesses the general qualifications set forth on the following page.

Vulcan 2016 Proxy Statement	PROPOSAL 1. ELECTION OF DIRECTORS	5

GENERAL QUALIFICATIONS

The Governance Committee, along with the Board, is responsible for reviewing on an annual basis the requisite skills and characteristics of Board members and nominees to the Board. The Governance Committee considers, among other factors:

•	high ethical standards

•	integrity

•	independence

•	experience

•	sound business judgment

•	ability to devote the time and effort necessary to fulfill responsibilities to the Board

The Board and the Governance Committee require that each director be a person of high integrity with a proven record of success. The Board does not have specific diversity quotas, but considers race, ethnicity, gender, age, education and professional experiences in evaluating candidates for the Board.

INDIVIDUAL QUALIFICATIONS FOR DIRECTORS

The Board believes that a number of particular qualifications, attributes, skills and experiences are desirable for the Board as a whole. These include:

•	financial and audit committee experience

•	knowledge of the company’s industry and related industries

•	relevant chief executive officer/president experience

•	public company experience

•	government or political expertise

•	human resources experience

•	safety, health and environment expertise

•	legal and risk management experience

•	logistics and transportation expertise

•	technology and IT experience

•	diversity of race, ethnicity or gender

6	PROPOSAL 1. ELECTION OF DIRECTORS	Vulcan 2016 Proxy Statement

Nominees for Election to the Board of Directors: Three-Year Term Expiring in 2019

ELAINE L. CHAO Director since 2015 Age: 63 Committees: Finance; Governance Other Public Company Directorships: Ingersoll-Rand PLC News Corporation Wells Fargo & Company

CAREER HIGHLIGHTS:

24th U.S. Secretary of Labor (2001-2009).

SKILLS AND QUALIFICATIONS:

•   Ms. Chao served as the 24th U.S. Secretary of Labor from 2001 to 2009. She is a Distinguished Fellow at The Heritage Foundation and, from 2013 to 2015, was chairwoman of the Ruth Mulan Chu Chao Foundation. She formerly served as President and Chief Executive Officer of United Way of America. Her prior government service includes serving as Director of the Peace Corps, Deputy Secretary at the U.S. Department of Transportation, and Chairman of the Federal Maritime Commission.

•   Before her government service, Ms. Chao was Vice President of Syndications at BankAmerica and a banker with Citicorp. She was formerly a director of Dole Food Company, Inc. and Protective Life Corporation.

•   Ms. Chao holds a bachelor’s degree in economics from Mount Holyoke College, and a Master in Business Administration from Harvard Business School.

•   Her work in the public, private and non-profit sectors provides our Board with a valuable perspective on workforce, transportation and regulatory issues important to the company. She also brings to the Board significant financial experience and valuable corporate governance experience.

•   Ms. Chao’s skills in building constructive working relationships with diverse stakeholders provides useful insight for the company in various social responsibility and community affairs areas as it strives to enhance relationships in the communities where it does business.

LEE J. STYSLINGER, III Director since 2013 Age: 55 Committees: Compensation; Safety, Health and Environmental Affairs Other Public Company Directorships: Regions Financial Corporation

CAREER HIGHLIGHTS:

Chairman and Chief Executive Officer of Altec, Inc., Birmingham, Alabama (a holding company for businesses that design, manufacture and market equipment for the electric and telecommunications industries globally) since 1997 (CEO) and 2011 (Chairman).

SKILLS AND QUALIFICATIONS:

•   Mr. Styslinger serves as Chairman and CEO of Altec, and has 20 years’ experience leading companies engaged in the heavy equipment industry.

•   He serves on the boards of many educational, civic and leadership organizations, including Harvard Business School, National Association of Manufacturers and Northwestern University College of Arts and Sciences. He was appointed to the President’s Export Council, advising the President of the United States on international trade policy from 2006 to 2008.

•   He received his Bachelor of Arts from Northwestern University and a Master of Business Administration from Harvard University.

•   Mr. Styslinger brings to our Board a wealth of management and business experience running a large company in today’s global market. Additionally, his expertise in the heavy equipment industry greatly benefits Vulcan, which is a major purchaser of heavy equipment.

Vulcan 2016 Proxy Statement	PROPOSAL 1. ELECTION OF DIRECTORS	7

Nominees for Election to the Board of Directors: One-Year Term Expiring in 2017

DOUGLAS J. MCGREGOR Director since 1992 Age: 75 Committees: Audit; Finance

CAREER HIGHLIGHTS:

Senior Advisor of Blue Point Capital Partners, Cleveland, Ohio (a national private equity firm) since January 2003. President, Chief Operating Officer and Chief Restructuring Officer of Burlington Industries, Inc., Greensboro, North Carolina (a manufacturer of soft goods for apparel and interior furnishings) from June 2000 to December 2002.

SKILLS AND QUALIFICATIONS:

•   Mr. McGregor currently serves as Senior Advisor of Blue Point Capital Partners, and has served as Chief Executive Officer or President for two separate public companies, Burlington Industries and M.A. Hanna.

•   He graduated from the University of Michigan with a degree in business administration. He also earned a masters degree in business administration from Eastern Michigan University.

•   Mr. McGregor has over 40 years of management experience in major Fortune 1000 corporations in several different industries, including mining, providing him with valuable business, leadership and management experience with issues facing large industrial and mining companies.

•   Mr. McGregor brings to our Board considerable financial and investment acumen, gained from his experience as Senior Advisor of Blue Point Capital Partners and his past management service.

VINCENT J. TROSINO Director since 2003 Age: 75 Committees: Audit; Governance

CAREER HIGHLIGHTS:

Retired; President, Vice Chairman of the Board and Chief Operating Officer of State Farm Mutual Automobile Insurance Company, Bloomington, Illinois (a mutual insurance company) from 1998 until December 2006.

SKILLS AND QUALIFICATIONS:

•   Mr. Trosino served as President, Vice Chairman and Chief Operating Officer of State Farm Mutual Automobile Insurance from 1998 until 2006. He also served on the Investment Committee of the Board of State Farm Mutual Insurance.

•   Mr. Trosino has served on the Brookings Institution’s Board of Trustees and audit committee, and on the board of the Insurance Information Institute.

•   He is a graduate of Villanova University and holds a graduate degree from Illinois State University.

•   As a result of his tenure as President and Chief Operating Officer of State Farm, Mr. Trosino brings to our Board significant experience in financial matters, risk assessment, management, corporate governance and human resources. He provides our Board with knowledge and insight regarding the insurance industry—an important consideration in the company’s evaluation and mitigation of risk. In addition, Mr. Trosino brings valuable financial and investment experience to our Board.

8	PROPOSAL 1. ELECTION OF DIRECTORS	Vulcan 2016 Proxy Statement

Directors Continuing in Office: Terms Expiring in 2017

O. B. GRAYSON HALL, JR. Director since 2014 Age: 58 Committees: Executive; Finance; Governance Other Public Company Directorships: Alabama Power Company Regions Financial Corporation

CAREER HIGHLIGHTS:

Chairman, President and Chief Executive Officer of Regions Financial Corporation, Birmingham, Alabama (one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, mortgage and insurance products and services) and Regions Bank since 2013; President and Chief Executive Officer (2010—2013) and Vice Chairman (2008—2010).

SKILLS AND QUALIFICATIONS:

•   Mr. Hall is Chairman, President and Chief Executive Officer of Regions Financial Corporation, the 10th largest commercial bank in the United States, and leads its Executive Council. Since joining Regions in 1980, he has served in roles of increasing responsibility, including operations, technology, and commercial banking.

•   Mr. Hall serves on the Board of Directors of Regions Financial Corporation, and formerly served on the board of Zep, Inc., where he served on the Compensation Committee and the Nominating and Corporate Governance Committee. He also serves on the board of Alabama Power Company, a subsidiary of Southern Company, and as a representative on the Federal Advisory Council of the Federal Reserve Bank.

•   He is active in many civic and leadership organizations, including the Economic Development Partnership of Alabama, Birmingham Business Alliance and Children’s Hospital of Alabama.

•   He graduated from the University of the South with a bachelor’s degree in economics. He also received a Master of Business Administration from the University of Alabama, and is a graduate of the Stonier Graduate School of Banking, University of Pennsylvania.

•   Mr. Hall brings extensive management and business experience to our Board as well as a deep understanding of complex issues facing public companies. As chief executive officer of Regions, he provides our Board with valuable experience in banking, finance and capital markets.

JAMES T. PROKOPANKO Director since 2009 Age: 62 Committees: Compensation; Executive; Governance Other Public Company Directorships: The Mosaic Company Xcel Energy Inc.

CAREER HIGHLIGHTS:

Retired; Senior Advisor of The Mosaic Company, Plymouth, Minnesota (a leading producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry) from August 2015 to January 2016; President and Chief Executive Officer from 2007 until August 2015.

SKILLS AND QUALIFICATIONS:

•   Mr. Prokopanko served as Senior Advisor of Mosaic from August 2015 to January 2016. He joined Mosaic in 2006 and served as President and Chief Executive Officer from January 2007 to August 2015, and as Executive Vice President and Chief Operating Officer from July 2006 to January 2007. Prior to that, he was with Cargill, Inc., where he served in a wide range of leadership positions, including as Corporate Vice President of Cargill Procurement, a leader of Cargill’s

Ag Producer Services Platform, and Vice President of the North America crops inputs business.

•   Mr. Prokopanko has a bachelor’s degree in computer science from the University of Manitoba and a Master of Business Administration from the University of Western Ontario.

•   His experience serving as the principal interface between management and the board at a New York Stock Exchange (NYSE) company facilitates his service as lead director of our company as well as our Board’s performance of its oversight function. His executive management experience provides our Board with valuable insight into business, leadership and management issues. Additionally, he brings to our Board considerable knowledge of issues facing a company engaged in mineral extraction.

Vulcan 2016 Proxy Statement	PROPOSAL 1. ELECTION OF DIRECTORS	9

Directors Continuing in Office: Terms Expiring in 2017

KATHLEEN WILSON-THOMPSON Director since 2009 Age: 58 Committees: Compensation; Executive; Safety, Health and Environmental Affairs

CAREER HIGHLIGHTS:

Executive Vice-President and Global Chief Human Resources Officer of Walgreens Boots Alliance, Inc., Deerfield, Illinois (a drugstore chain), since January 2015. Senior Vice-President and Chief Human Resources Officer of Walgreen Co. from January 2010 to December 2014. Senior Vice-President, Global Human Resources of The Kellogg Company, Battle Creek, Michigan (a retail food manufacturer and distributor), from July 2005 to January 2010. Vice President and Chief Labor and Employment Counsel and U.S. Business Portfolio from 2000 to 2005.

SKILLS AND QUALIFICATIONS:

•   Ms. Wilson-Thompson is responsible for strategy and delivery of all human resources-related activities at Walgreens, the nation’s largest drug store chain, and also is responsible for all strategy and delivery of HR related activities globally for Walgreens Boots Alliance, Inc., the global leader in pharmacy-led health and wellbeing retail with over 13,000 stores in 11 countries.

•   Ms. Wilson-Thompson earned a bachelor’s degree in literature from the University of Michigan and a Juris Doctorate and a master of law from Wayne State University.

•   She serves on the NAACP Foundation. She was also named to Black Enterprise’s 2015 “50 Most Powerful Women in America.”

•   As a result of her senior leadership positions in human resources at both Walgreens and Kellogg, Ms. Wilson-Thompson brings to our Board valuable experience in executive compensation and managing personnel, human resource and organization issues that face a labor-intensive workforce.

10	PROPOSAL 1. ELECTION OF DIRECTORS	Vulcan 2016 Proxy Statement

Directors Continuing in Office: Terms Expiring in 2018

THOMAS A. FANNING Director since 2015 Age: 59 Committees: Audit; Compensation Other Public Company Directorships: Southern Company

CAREER HIGHLIGHTS:

Chairman of the Board, President and Chief Executive Officer of Southern Company, Atlanta, Georgia (a super-regional energy company in the Southeast and a leading U.S. producer of energy) since 2010.

SKILLS AND QUALIFICATIONS:

•   Mr. Fanning is Chairman, President and Chief Executive Officer of Southern Company, one of America’s largest producers of electricity. He has worked for Southern Company for more than 30 years and has held 15 different positions in eight different business units, including numerous officer positions with a variety of Southern Company subsidiaries in the areas of finance, strategy, international business development and technology.

•   Mr. Fanning previously was Chief Financial Officer of Southern Company, where he was responsible for the accounting, finance, tax, investor relations, treasury and risk management functions.

•   He currently serves as Chairman of the Federal Reserve Bank of Atlanta and as Vice Chairman of the Federal Reserve Bank of the U.S. Council of Chairs. Mr. Fanning plays a national role in leading efforts to prevent and respond to cyber and physical terrorism for the U.S. electric system.

•   He has undergraduate and masters degrees from the Georgia Institute of Technology, and has completed several executive education programs.

•   As CEO of a large public utility, Mr. Fanning provides our Board with valuable business, leadership, and management skills. His prior service as CFO of Southern Company and as a director of The St. Joe Company (2005—2011) makes him well qualified to serve on our Audit Committee. Additionally, he brings to our Board a deep understanding of key issues facing an industrial company, including governmental and regulatory issues, and safety, health and environmental matters.

J. THOMAS HILL Director since 2014 Age: 57 Committees: Executive Chairman, President and Chief Executive Officer of Vulcan Materials Company

CAREER HIGHLIGHTS:

Chairman of the Board of the company since January 2016 and President and Chief Executive Officer since July 2014.

SKILLS AND QUALIFICATIONS:

•   Mr. Hill is Chairman, President and Chief Executive Officer of the company. He has been with the company for more than 25 years, serving in a variety of operations and general management assignments of increasing responsibility. Prior to being named Chairman, President and CEO, he served as Executive Vice President and Chief Operating Officer from January 2014 until July 2014, and Senior Vice President – South Region from December 2011 to December 2013. He also served as president of the company’s former Florida Rock Division and its Southwest Division.

•   Mr. Hill has served in leadership positions in a number of industry trade groups, including the Texas Concrete and Aggregates Association, Florida Concrete and Products Association, and the National Stone, Sand and Gravel Association. In addition, he serves on the boards of United Way of Central Alabama, Birmingham Business Alliance, and Economic Development Partnership of Alabama.

•   He is a graduate of the University of Pittsburgh and the Wharton School of Business, Executive Management Program.

•   Mr. Hill has over 30 years’ experience in the aggregates industry, including extensive experience with the company in operations and management over a wide variety of geographic regions.

Vulcan 2016 Proxy Statement	PROPOSAL 1. ELECTION OF DIRECTORS	11

Directors Continuing in Office: Terms Expiring in 2018

CYNTHIA L. HOSTETLER Director since 2014 Age: 53 Committees: Audit; Executive; Finance

CAREER HIGHLIGHTS:

Trustee of Aberdeen International Funds, New York, New York (international mutual funds) since 2013. Director of TriLinc Global, Los Angeles, California (international investment fund) since 2013. Director of Artio Global Funds, New York, New York (international mutual funds) from 2010 until 2013. Director of Edgen Group Inc., Baton Rouge, Louisiana (energy infrastructure) from 2012 to 2014.

SKILLS AND QUALIFICATIONS:

•   Ms. Hostetler has served as Trustee of Aberdeen International Funds and as a director of TriLinc Global since 2013. She previously served as a director of Artio Global Funds and Edgen Group.

•   She is the former head of Private Equity and Vice President of Investment Funds at the Overseas Private Investment Corporation, and a former president of a regional bank and bank holding company.

Ms. Hostetler began her career as a corporate lawyer with Simpson Thatcher & Bartlett in New York.

•   Ms. Hostetler earned her bachelor’s degree from Southern Methodist University, and holds a Juris Doctorate from the University of Virginia School of Law.

•   Ms. Hostetler brings to our Board significant financial, investment and audit committee experience, and has developed risk assessment skills through her bank, private equity and mutual fund leadership. She is an experienced public and investment company board member, having served on a number of public and private company boards, with committee chairmanships that include nominating and governance and investment management.

RICHARD T. O’BRIEN Director since 2008 Age: 62 Committees: Audit; Executive; Safety, Health and Environmental Affairs Other Public Company Directorships: Xcel Energy Inc.

CAREER HIGHLIGHTS:

Former President and Chief Executive Officer of Boart Longyear Limited, Salt Lake City, Utah (an international provider of drilling services, drilling equipment and performance tooling for mining and drilling companies) from April 2013 until October 2015. Chief Executive Officer of Newmont Mining Corporation, Greenwood Village, Colorado (an international gold production company) from 2007 until February 2013.

SKILLS AND QUALIFICATIONS:

•   Mr. O’Brien served as President and CEO of Boart Longyear Limited from April 2013 to October 2015. He previously served as CEO of Newmont Mining Corporation from July 2007 to February 2013, and before that as its President and CFO.

•   His work includes extensive experience with NYSE-listed companies in finance and accounting, operations and strategic business planning.

•   Mr. O’Brien previously served as a director of Newmont Mining Corporation (2007—2013) and Inergy L.P. (2006—2012).

•   Mr. O’Brien earned his bachelor’s degree in economics from the University of Chicago and holds a Juris Doctorate from Lewis and Clark Law School.

•   As CFO of four different public companies, Mr. O’Brien provides the Board with considerable experience and acumen in financial reporting and accounting matters.

•   As a result of his tenure as CEO and CFO of Newmont Mining, Mr. O’Brien brings to the Board significant experience and knowledge of the mining and mineral extraction industry. This gives him insight into the risks facing the company and provides him with the tools to effectively assist in managing those risks.

12	PROPOSAL 1. ELECTION OF DIRECTORS	Vulcan 2016 Proxy Statement

PROPOSAL 2. APPROVAL OF 2016 OMNIBUS LONG-TERM INCENTIVE PLAN

General Information

The Compensation Committee and the Board of Directors have adopted the Vulcan Materials Company 2016 Omnibus Long-Term Incentive Plan (the “2016 Plan”), subject to shareholder approval. If our shareholders approve the 2016 Plan, it will become effective on May 13, 2016, replacing our current stock incentive plan, the Vulcan Materials Company 2006 Omnibus Long-Term Incentive Plan (the “2006 Plan”), which expires May 12, 2016. If approved, the 2016 Plan will serve as the sole equity incentive compensation plan under which awards may be made.

Shareholder approval of the 2016 Plan is required to comply with applicable NYSE rules, allow the grant of incentive stock options to employee participants in the 2016 Plan and allow the Compensation Committee to grant awards that may be intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The following discussion is qualified by and subject to the terms of the 2016 Plan, a copy of which is attached as Annex B to this proxy statement. We will promptly provide, upon request and without charge, a copy of the full text of the 2016 Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to our Investor Relations Department at 1200 Urban Center Drive, Birmingham, Alabama 35242. An electronic copy of the 2016 Plan is also available free of charge as Annex B to the electronic version of this proxy statement on the SEC’s website at www.sec.gov. Shareholders are encouraged to refer to the 2016 Plan for more complete and detailed information about the 2016 Plan.

Approval of the 2016 Plan should provide us with the flexibility and resources we need to use equity compensation and other incentive awards to continue to attract, retain and motivate talented employees, directors and consultants who are important to Vulcan’s long-term growth and success. The Board believes that our equity compensation program, as implemented under the 2006 Plan and enhanced under the 2016 Plan, positions Vulcan to remain competitive with comparable companies in our industry. The Board also believes that the 2016 Plan will incentivize eligible participants to achieve our business objectives and build shareholder value. In these ways, the 2016 Plan is intended to enhance the alignment of our employees’ and directors’ interests with those of our shareholders. If our shareholders do not approve the 2016 Plan, the Board and the Compensation Committee will reevaluate Vulcan’s compensation alternatives, given that the 2006 Plan expires on May 12, 2016.

“Best Practices” Integrated Into Vulcan’s Equity Compensation Program and the 2016 Plan

Our compensation practices and the 2016 Plan include a number of features that the Board believes reflect responsible compensation and governance practices and promote the interests of Vulcan’s shareholders, including the following:

•	Limitation on Shares Issued. No more than 8,000,000 shares will be authorized for issuance under the 2016 Plan without prior shareholder approval. If the 2016 Plan is adopted by our shareholders, no further grants will be made under the 2006 Plan. As of March 1, 2016, approximately 2,012,662 shares remained available for issuance under the 2006 Plan. These shares will not be rolled into the 2016 Plan.

•	No Stock Option or Stock Appreciation Right (“SAR”) Repricings without Shareholder Approval. The 2016 Plan, like the 2006 Plan, prohibits the repricing of stock options or SARs without shareholder approval. This limitation under the 2016 Plan applies to (i) direct repricings (lowering the exercise price of an option or SAR), (ii) indirect repricings (exchanging an outstanding option or SAR that is underwater in exchange for cash, for options or SARs with an exercise price less than that applicable to the original option or SAR, or for another equity award), and (iii) any other action that would be treated as a repricing under NYSE rules (subject to anti-dilution adjustments).

•	Minimum Vesting Requirements. The 2016 Plan generally imposes minimum vesting periods of one year. Our historical practice generally has been to impose three- or four-year vesting periods for equity awards.

•	Double Trigger Vesting on a Change of Control. The 2016 Plan generally provides that awards will not vest upon a change of control of Vulcan unless: (i) awards are not assumed, substituted or continued by the surviving company, or (ii), even if such awards are assumed, substituted or continued by the surviving company, only upon a participant’s termination of employment or service without cause or for good reason within specified time periods related to the change of control.

•	Prudent Change of Control Provisions. The 2016 Plan includes prudent change of control triggers, such as requiring a change in beneficial ownership of more than 30% of our voting stock or consummation (rather than shareholder approval) of a significant merger or other transaction in order for a “change of control” to be deemed to have occurred.

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•	Prohibition of Certain Share Recycling or “Liberal Share Counting” Practices. The 2016 Plan does not allow shares to be added back to the maximum share limitation under the 2016 Plan if they were withheld from an award or delivered by a participant to satisfy tax withholding requirements for awards, not issued or delivered as a result of the net settlement of an award, withheld or delivered to pay the exercise price related to an award or repurchased on the open market with the proceeds of the exercise price.

•	Forfeiture and Recoupment; Clawback Policy. The 2016 Plan authorizes the Compensation Committee or the Board to reduce or cancel a participant’s plan benefits if the participant engages in certain types of detrimental conduct. Participants who are executive officers will also be subject to our clawback policy, and participants may also be subject to any other applicable compensation recovery policy or similar policies adopted by Vulcan from time to time or imposed under applicable laws. Our clawback policy provides for the recovery of certain cash- and/or equity-based incentive compensation paid to a covered officer in the event that such officer received incentive compensation based on financial results that are subsequently restated due to the officer’s misconduct.

•	Stock Ownership and Equity Retention Guidelines. Under our Director and Executive Stock Ownership and Equity Retention Guidelines, Vulcan’s executive officers, other selected officers and employees and members of our Board are subject to minimum stock ownership guidelines, and, with respect to covered employees, equity retention requirements.

•	Independent Committee Administration. Like the 2006 Plan, the 2016 Plan will be administered by the Compensation Committee. All members of our Compensation Committee are non-management directors who are intended to be “independent” under NYSE listing standards, SEC rules and regulations and the Board’s Director Independence Criteria. In addition, each Compensation Committee member is intended to be a “nonemployee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” as defined under Code Section 162(m).

•	No Dividends or Dividend Equivalents on Unearned Performance Awards. Dividends and dividend equivalents on performance-based awards issued under the 2016 Plan may only be paid if and to the extent the award has vested or been earned, and no dividends may be paid on options or SARs.

•	Prohibition Against Hedging and Pledging. Vulcan prohibits directors and officers from pledging Vulcan shares as collateral for loans or any other purpose, and from engaging in short sales of Vulcan stock or similar transactions intended to hedge or offset the market value of Vulcan stock owned by them.

•	Efficient Use of Equity. Vulcan is committed to the efficient use of equity awards and is mindful of ensuring that our equity compensation program does not overly dilute the holdings of existing shareholders. See “Historical Annual Share Usage,” below.

•	Reasonable Plan Duration. No awards may be granted under the 2016 Plan after May 12, 2026. We currently anticipate that the shares available under the 2016 Plan (assuming shareholder approval) will meet our expected needs for the next five years. This assumption is based upon our historical grant practices (including our three-year average burn rate, calculated in accordance with Institutional Shareholder Services (“ISS”) methodology); however, future circumstances and business needs may change, and the Compensation Committee retains the discretion to change its grant practices subject to the limits of the 2016 Plan.

•	No Discounted Stock Options or SARs and Limit on Option and SAR Terms. The 2016 Plan requires that stock options and SARs have an exercise price equal to or greater than the fair market value of our common stock on the date of grant, consistent with current practices under the 2006 Plan. In addition, the term of an option or SAR is limited to 10 years.

•	No “Evergreen” Provision. The 2016 Plan requires shareholder approval of any additional authorization of shares (other than adjustments for anti-dilution purposes), rather than permitting an annual “replenishment” of shares under an “evergreen” plan provision.

Approval of the 2016 Plan will position Vulcan to continue and expand these best practices.

Historical Annual Share Usage

Burn Rate. Burn rate is a measure of dilution that shows how rapidly a company is depleting its shares reserved for issuance under equity compensation plans. Our burn rate for fiscal 2015 was 0.98%. Following the ISS methodology, our three-year average burn rate is 0.71%, which is well below our applicable ISS burn rate industry benchmark of 2.00%.

Overhang. Our overhang (a measure of shares subject to stock-based awards outstanding or reserved for future grants as a percentage of shares issued and outstanding) as of December 31, 2015 was 5.2%. If the shares proposed to be authorized for grant under the 2016 Plan are included in the calculation, our overhang would be 9.4%.

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As of March 1, 2016, the maximum aggregate number of shares remaining available for issuance under the 2006 Plan was 2,012,662 shares. These shares will not be added to or otherwise increase the number of shares to be made available under the 2016 Plan, and, as of May 12, 2016, no future awards will be granted under the 2006 Plan or any prior stock incentive plan. However, awards that are outstanding under the 2006 Plan and any prior plans will continue in accordance with their respective terms. As of March 1, 2016, the aggregate number of shares subject to unvested, outstanding full value awards under the 2006 Plan and other prior plans was 1,414,425 shares, and the aggregate number of shares subject to outstanding options under the 2006 Plan and other prior plans was 3,120,673 shares. The weighted average exercise price of these options or SARs was $59.39, and the weighted average remaining term was 4.39 years. As of March 1, 2016, a total of 133,623,745 shares of our common stock were issued and outstanding.

Description of 2016 Plan

Share Limitations

The maximum number of shares of common stock that we may issue or deliver pursuant to awards granted under the 2016 Plan is 8,000,000 shares (subject to anti-dilution adjustments as described in the 2016 Plan). Of this number, the maximum number of shares of common stock that we may issue pursuant to incentive stock options under the 2016 Plan is 8,000,000 shares (subject to anti-dilution adjustments as described in the 2016 Plan).

For purposes of determining the number of shares of common stock to be counted against the maximum share limits described above, each share of common stock subject to an option or SAR will be counted against the limit as one (1) share, and each share of common stock subject to an award other than an option or SAR that is settled in stock (a “full value award”) will be counted against the limit as 1.8 shares. In addition, the following shares will be counted against the limits described above and will not be available for re-issuance: (i) shares withheld from an award or delivered by a participant to satisfy tax withholding requirements for awards; (ii) shares not issued or delivered as a result of the net settlement of an outstanding award; (iii) shares withheld or delivered to pay the exercise price related to an outstanding award; and (iv) shares repurchased on the open market with the proceeds of the exercise price.

In calculating the 2016 Plan share limitations described above, the following shares will not be included: (i) shares subject to an award (or any portion of an award) that is canceled, terminates, expires, is forfeited or lapses for any reason; (ii) awards settled in cash; (iii) dividends, including dividends paid in shares; and (iv) any shares subject to an award other than an option or SAR that are not issued for any reason, including by reason of failure to achieve maximum performance goals.

Shares issued under the 2016 Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving Vulcan acquiring another entity will not reduce the maximum number of shares available for delivery under the 2016 Plan. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2016 Plan and will not reduce the maximum number of shares available under the 2016 Plan, subject to applicable stock exchange listing requirements.

The number of shares reserved for issuance under the 2016 Plan and certain other Plan provisions are subject to adjustment in the event of a change in the outstanding shares of our common stock (due to a merger, change in control, consolidation, recapitalization, stock split, stock dividend or similar event), as provided in the 2016 Plan.

On March 1, 2016, the closing sales price of our common stock as reported on NYSE was $101.62 per share.

Award Limitations

In addition to the share limitations described above, the 2016 Plan includes limits on the amounts of participant awards. Specifically, no participant may be granted in any 12-month period:

•	options and SARs that are not related to an option for more than 1,200,000 shares of common stock (or the equivalent value of such common stock based on the fair market value per share of the common stock on the date of grant of an award); or

•	awards other than options or SARs for more than 1,200,000 shares of common stock (or the equivalent value of such common stock based on the fair market value per share of the common stock on the date of grant of an award).

These participant share award limits remain unchanged from the limits found under the 2006 Plan, except that the 2006 Plan limits pertain only to options, SARs and performance-based awards to which the Compensation Committee affirmatively designated such limits to apply and are measured on a fiscal-year basis (rather than a rolling 12-month period).

In addition, the 2016 Plan limits awards to non-employee directors. The maximum number of shares that may be subject to awards granted to any non-employee director in any 12-month period is 30,000 shares (or the equivalent value of such shares based on the fair market value per share of common stock on the date of grant of such an award), provided that any director cash retainer fees or other fees that are settled in shares of common stock will not be subject to this limitation.

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The participant award limitations and the terms of awards are subject to adjustment in the event of a change in the outstanding shares of our common stock (due to a merger, change in control, consolidation, recapitalization, stock split, stock dividend or similar event) or as otherwise provided in the 2016 Plan.

Purpose and Eligibility; Term

The purposes of the 2016 Plan are to encourage and enable selected employees, directors and consultants of Vulcan and its affiliates to acquire or increase their holdings of our common stock and other equity-based interests in Vulcan and/or to provide other incentive awards in order to promote a closer identification of their interests with those of Vulcan and our shareholders. The 2016 Plan is also intended to provide flexibility to Vulcan in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of our operation largely depends.

If approved by our shareholders, the effective date of the 2016 Plan will be May 13, 2016, and awards may be granted under the 2016 Plan until May 12, 2026 or any earlier termination date set by the Board.

The 2016 Plan’s purposes will be carried out by the granting of awards to selected participants. Awards may be granted to selected employees, directors and consultants of Vulcan or our affiliates in the discretion of the Administrator (as defined below under “Administration; Amendment and Termination; Minimum Vesting Requirement”). As of March 1, 2016, approximately 340 employees, 11 non-employee directors and certain of the company’s consultants (who have not yet been identified) were eligible to be selected to participate in the 2016 Plan.

The types of awards authorized under the 2016 Plan include: options in the form of incentive options and/or nonqualified options; SARs in the form of freestanding SARs and/or related SARs; restricted awards in the form of restricted stock awards, restricted stock units and/or deferred stock units; performance awards in the form of performance shares and/or performance units; phantom stock awards; other stock-based awards; and/or dividend equivalent awards. We discuss the material terms of each type of award below under “Description of 2016 Plan—Types of Awards.”

Administration; Amendment and Termination; Minimum Vesting Requirements

The 2016 Plan may be administered by the Board or, upon its delegation, by the Compensation Committee. As a matter of practice, the Compensation Committee will administer the 2016 Plan, following Board delegation, subject to Board oversight. Each member of the Compensation Committee is intended to be independent under applicable Code Section 162(m), SEC Rule 16b-3 and NYSE listing standards and under the Board’s Director Independence Criteria. The Board and the Compensation Committee are referred to in this discussion collectively as the “Administrator.”

Subject to the terms of the 2016 Plan, the Administrator’s authority includes but is not limited to the authority to:

•	determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of common stock, if any, subject to an award, the extent to which awards have vested, become exercisable and/or been earned and all terms, conditions, restrictions and limitations of an award;

•	prescribe the form(s) of award agreements under the 2016 Plan;

•	establish, amend and rescind rules and regulations for the administration of the 2016 Plan;

•	correct any defect, supply any omission or reconcile any inconsistency in the 2016 Plan or in any award or award agreement; and

•	construe and interpret the 2016 Plan, awards and award agreements made under the 2016 Plan, interpret rules and regulations for administering the 2016 Plan and make all other determinations deemed necessary or advisable for administering the 2016 Plan.

Awards granted under the 2016 Plan will generally be subject to a minimum vesting period of one year. However, the Administrator may provide for acceleration of vesting of all or a portion of an award in the event of the participant’s death, disability or retirement, and all or a portion of an award may be vested in connection with a change of control of Vulcan to the extent otherwise permitted under the 2016 Plan (as described under “Description of 2016 Plan—Change of Control” below). In addition, the Administrator may grant awards without a minimum vesting period or may accelerate the vesting of all or a portion of an outstanding award for any reason, but only with respect to awards for no more than an aggregate of 5% of the total number of authorized shares under the 2016 Plan. Our current practice generally has been to impose three- or four-year vesting for equity awards, although the Administrator has discretion to modify vesting schedules, subject to 2016 Plan terms.

In certain circumstances, the Board may delegate authority (within specified parameters) to one or more officers (or a special committee consisting of one or more directors who are also officers) to grant awards, and to make other determinations under the 2016 Plan with respect to such awards to participants who are not directors or officers subject to Section 16 under the Exchange Act or covered employees under Code Section 162(m).

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The 2016 Plan may be amended, suspended or terminated at any time by the Board, and awards made under the 2016 Plan may be amended, suspended or terminated at any time by the Administrator. However, shareholder approval is required of any 2016 Plan amendment if required by applicable laws, rules or regulations, and an amendment or termination of an award may not materially adversely affect the rights of a participant without the participant’s consent. In addition, shareholder approval is required to (i) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs; (ii) exchange outstanding options or SARs for cash, for options or SARs with an exercise price that is less than the exercise price of the original option or SAR, or for other equity awards at a time when the original option or SAR has an exercise price above the fair market value of Vulcan’s common stock; or (iii) take other action with respect to options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of our common stock are listed. The Administrator has unilateral authority to amend the 2016 Plan and any award under the 2016 Plan to the extent necessary to comply with applicable laws, rules or regulations, or changes thereto. In addition, the Administrator may adjust awards upon the occurrence of certain unusual or nonrecurring events or under certain other circumstances, as provided in the 2016 Plan.

Types of Awards

A summary of the material terms of the types of awards authorized under the 2016 Plan is provided below.

Options. Options granted under the 2016 Plan may be incentive options or nonqualified options. Incentive options may only be granted to our employees. The Administrator will determine the exercise price for options. The exercise price may be no less than 100% of the fair market value per share of our common stock on the date the option is granted (or 110% of the fair market value with respect to incentive stock options granted to an employee who owns more than 10% of the total combined voting power of all classes of our stock), except for certain options assumed or substituted in a merger or other transaction where the exercise price is adjusted in accordance with applicable tax regulations. The exercise price is payable in cash or cash equivalent, and except where prohibited by the Administrator or applicable law, by delivery of shares of our common stock owned by the participant, withholding of shares upon exercise of the option, delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to Vulcan the amount of sale or loan proceeds to pay the exercise price or by such other payment methods as may be approved by the Administrator and which are acceptable under applicable law (or any combination of these methods).

The Administrator will determine the term and conditions of an option, the period or periods during which a participant may exercise an option and any conditions on the ability of a participant to exercise an option. The option period may not exceed 10 years, or five years with respect to incentive options granted to an employee who owns more than 10% of the total combined voting power of all classes of our stock.

Stock Appreciation Rights. SARs may be granted in the form of “related SARs” or freestanding SARs. A related SAR is granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of common stock subject to the related option, and a freestanding SAR is an SAR that is not granted in tandem with an option. The holder of an SAR is entitled to receive consideration equal to the excess, if any, of the fair market value of a share of our common stock on the date of exercise over the exercise price per share of such SAR. This consideration may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise) or a combination of cash and shares of common stock, as determined by the Administrator. The exercise price may be no less than 100% of the fair market value per share of our common stock on the date the SAR is granted (except for certain SARs assumed or substituted in a merger or other transaction where the exercise price is adjusted in accordance with applicable tax regulations).

SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. An SAR may not be exercised more than 10 years after it was granted, or such shorter period as may apply to the related options in the case of related SARs.

Restricted Awards. Restricted awards may be in the form of restricted stock awards, restricted stock units and/or deferred stock units that are subject to certain vesting conditions. Restricted stock awards are payable in shares of common stock. Restricted stock units and deferred stock units may be payable in cash or shares of common stock, or partly in cash and partly in shares of common stock, in accordance with the terms of the 2016 Plan and at the discretion of the Administrator.

The Administrator will determine the restriction period and vesting conditions applicable to any restricted award. Vesting conditions may include payment of a specified purchase price, attainment of performance objectives, continued service or employment for a certain period of time, retirement, disability, death or other termination of employment or service or any combination of conditions. Performance measures may vary between participants and will be based upon such performance factors or criteria as the Administrator determines. However, with respect to restricted awards payable to “covered employees” (generally the chief executive officer or one of the three next highest compensated named executive officers other than the chief financial officer) that are intended to qualify for the compensation deduction limitation exception available under Code Section 162(m), to the extent required under Code Section 162(m), the performance measures are limited to one or more of the performance factors or criteria described below under “Performance-Based Compensation—Code Section 162(m) Requirements.”

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Performance Awards. Performance awards may be in the form of performance shares and/or performance units. Performance shares are granted with reference to a specified number of shares of our common stock and entitle the holder to receive shares of common stock, a cash payment or a combination of common stock and cash (as determined by the Administrator). An award of a performance unit is a grant in an amount determined by the Administrator that gives the holder the opportunity to receive shares of common stock, a cash payment or combination of common stock and cash (as determined by the Administrator).

The Administrator will determine the performance period for each performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned. These conditions may include payment of a specified purchase price, attainment of performance objectives, continued service or employment for a certain period of time or a combination of such or other conditions. Performance measures may vary between participants and will be based upon such performance factors or criteria as the Administrator determines. However, with respect to performance awards payable to covered employees that are intended to qualify as performance-based compensation under Code Section 162(m), to the extent required under Code Section 162(m), the performance factors or criteria are limited to one or more of the performance factors or criteria described below under “Performance-Based Compensation—Code Section 162(m) Requirements.”

Phantom Stock Awards. Phantom stock awards consist of hypothetical share units with respect to shares of our common stock, with a value based on the fair market value of a share of common stock. The Administrator has authority to establish the terms and conditions of phantom stock awards, subject to the limits of the 2016 Plan. Upon vesting of all or part of a phantom stock award and satisfaction of any other terms and conditions that the Administrator establishes, the holder of a phantom stock award will be entitled to a payment of an amount equal to the fair market value of one share of our common stock with respect to each such phantom stock unit that has vested and is payable. We may make payment in cash, shares of common stock or a combination of cash and stock, as determined by the Administrator.

Other Stock-Based Awards. The Administrator may grant other stock-based awards, which may be valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock or awards for shares of common stock. Such other stock-based awards include, but are not limited to, awards granted in lieu of bonus, salary or other compensation, awards granted with vesting or performance conditions and/or awards granted without being subject to vesting (subject to the minimum vesting requirements described above) or performance conditions. The Administrator will determine the number of shares of common stock to be awarded to a participant under (or otherwise related to) such other stock-based awards, whether such awards may be settled in cash or shares of common stock, other securities or any other form of property (or a combination of such forms of consideration), and the other terms and conditions of such awards.

Dividends and Dividend Equivalents. The Administrator may provide that awards (other than options and SARs) earn dividends or dividend equivalents. However, dividends and dividend equivalents, if any, on unearned or unvested performance-based awards may not be paid (even if accrued) unless and until the underlying award has vested and/or been earned.

Change of Control

Under the terms of the 2016 Plan, in the event of a change of control, vesting of awards will not accelerate except in the following circumstances (except to the extent, if any, otherwise required by Code Section 409A):

•	To the extent that the successor or surviving company in the change of control event does not assume or substitute for an award (or in which Vulcan is the ultimate parent corporation and does not continue the award) on substantially similar terms or with substantially equivalent economic benefits as awards outstanding under the 2016 Plan (as determined by the Administrator), (i) all outstanding options and SARs will become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (ii) any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any award other than options or SARs will be deemed to have been met, and such awards will become fully vested, earned and payable to the fullest extent of the original grant of the applicable award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at the greater of actual performance or target performance). For these purposes, an award will not be considered to have been assumed, substituted or continued if the class of equity security underlying the award after the change of control event is not listed on the NYSE or the NASDAQ Stock Market LLC.

•

In the event that an award is substituted, assumed or continued in the manner noted above, the award will become vested (and, in the case of options and SARs, exercisable) in full and any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any outstanding award will be deemed to have been met and such awards will become fully vested, earned and payable to the fullest extent of the original award (or, in the case of performance-based awards the earning of which is based on attaining a target level of performance, such awards will be deemed earned at the greater of actual performance or target performance) if the employment or service of the participant is terminated within six months before (in which case vesting will not

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occur until the effective date of the change of control) or two years (or such other period after a change of control as may be stated in a participant’s employment, change in control or similar agreement, plan or policy) after the effective date of a change of control if such termination of employment or service (i) is by Vulcan not for cause or (ii) is by the participant for good reason.

•	In addition, in the event that a performance-based award is substituted, assumed or continued in the manner noted above, the Administrator has the discretion to determine that such performance-based awards will be deemed earned at the greater of actual performance or target performance as of the time of the change of control event and that, following the change of control event, the award will convert to a service-based award for the remainder of the award’s performance period, subject to accelerated vesting in the event that the participant’s termination is by Vulcan not for cause or by the participant for good reason within six months before or two years after the effective date of the change of control. Further, in the event that an award is substituted, assumed or continued, the Administrator may also determine that participants are entitled to value restoration payments equal to an amount no greater than the difference between the fair market value of the surviving entity’s common stock or equivalent equity security on the date of a change of control event and, if less, the fair market value of the surviving entity’s common stock or equivalent equity security on the date of vesting (less any applicable exercise price, as adjusted).

The 2016 Plan includes a conservative definition of “change of control.” In general, a change of control will be deemed to have occurred only upon any of the following events:

•	any individual, entity or group acquires beneficial ownership of 30% or more of Vulcan’s outstanding common stock (subject to certain exceptions);

•	a change in a majority of the members of the Board occurs that is not approved by at least a majority of the incumbent directors (excluding certain directors for purposes of this calculation);

•	consummation of a reorganization, merger, recapitalization, consolidation, sale or other disposition of all or substantially all of Vulcan’s assets or other similar transaction, unless, following such transaction, (i) Vulcan’s shareholders own more than 50% of the voting securities of the surviving entity; (ii) no single individual, entity or group owns 30% or more of the voting securities of the surviving entity (except to the extent that such ownership existed before the transaction); and (iii) at least a majority of the members of the board or other governing body of the surviving entity were members of Vulcan’s Board prior to the transaction; or

•	approval by the shareholders of a complete liquidation or dissolution of Vulcan.

Transferability

Awards generally are not transferable other than by will or the laws of intestate succession or as otherwise provided in the 2016 Plan.

Termination of Employment or Service

If a participant’s employment with or service to Vulcan is terminated for any reason, the Administrator will determine the extent, if any, to which a participant may have the right to exercise, vest in and/or earn his or her awards following termination. These rights, if any, generally will be stated in the individual participant’s award agreement. Unless otherwise determined by the Administrator or provided in an award agreement, all or any part of an award that has not become exercisable, vested or been earned will be forfeited immediately upon a termination of the participant’s employment or service for any reason.

Forfeiture, Recoupment, Ownership and Stock Retention

As noted above, the Administrator may require the reduction, cancellation, forfeiture and/or recoupment of plan benefits if a participant engages in certain types of detrimental conduct. The Plan also requires that participants comply with any compensation recovery policy and stock ownership and retention policy or other policies and guidelines adopted by Vulcan from time to time and/or similar policies that may apply to the participant or be imposed under applicable laws. Participants who are executive officers will be subject to our clawback policy, which provides for the recovery of certain cash- and/or equity-based incentive compensation paid to a covered officer in the event that such officer received incentive compensation based on financial results that are substantially restated due to the officer’s misconduct. Participants who are executive officers and/or members of our Board, and other selected officers and employees, are also subject to our Director and Executive Stock Ownership and Equity Retention Guidelines. These guidelines provide for minimum stock ownership requirements, and, with respect to covered employees, equity retention requirements.

Performance-Based Compensation—Code Section 162(m) Requirements

Code Section 162(m) generally precludes public corporations like Vulcan from deducting compensation in excess of $1,000,000 paid to any “covered employee” unless the compensation is exempt from the $1,000,000 limitation because it qualifies as performance-based compensation. Covered employees generally include the chief executive officer and the next

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three highest compensated named executive officers other than the chief financial officer. To qualify as performance-based compensation, the compensation paid under a plan to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. All of the members of our Compensation Committee are intended to qualify as outside directors under Code Section 162(m) standards.

The 2016 Plan is designed to allow the Compensation Committee in its discretion to pay compensation to covered employees that is intended to be exempt from Code Section 162(m). However, we reserve the discretion to award compensation under the 2016 Plan that does not comply with the Code Section 162(m) exemption. In addition to other requirements for the performance-based compensation exception under Code Section 162(m) to apply, shareholders must be advised of, and must approve, the material terms (or changes in material terms) of the performance goals under which compensation is to be paid. The material terms subject to shareholder approval include:

•	the employees eligible to receive compensation;

•	a description of the business criteria on which the performance goal is based; and

•	either the maximum amount of the compensation to be paid if the performance goal is met or the formula used to calculate the amount of compensation if the performance goal is met.

The eligibility and participant award limitations are described above under “Description of 2016 Plan—Purpose and Eligibility; Term” and “Description of 2016 Plan—Award Limitations.”

With respect to awards payable to covered employees that are intended to qualify for the performance-based compensation exception under Code Section 162(m), to the extent required under Code Section 162(m), the performance measures are limited to one or more of the following: economic profit; cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; cash earnings per share, diluted or basic; cash earnings from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; cash earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on investment; return on capital; return on committed capital; return on invested capital; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; stock price; customer satisfaction; employee satisfaction; and total shareholder return. The Compensation Committee also may grant awards that are not intended to satisfy the requirements for “performance-based” compensation under Code Section 162(m) and may apply other performance factors and criteria, which need not be objective, with respect to such awards. Performance measures may relate to Vulcan, its affiliates, one or more segments, divisions, products and/or other specified groups, and performance targets may be established on an absolute, relative and/or other bases, as provided in the 2016 Plan.

Certain U.S. Federal Income Tax Consequences

The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences, as of the date of this proxy statement, of awards permitted under the 2016 Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to Vulcan. The provisions of the Code and related regulations concerning these matters are complicated, and their impact in any one case may depend upon the particular circumstances.

Incentive Options. Incentive options granted under the 2016 Plan are intended to qualify as incentive stock options under Code Section 422. Pursuant to Code Section 422, the grant and exercise of an incentive option generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been our employee from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the exercise price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may experience an increase in their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

We generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the exercise price, and such amount will be treated as capital gain or loss.

If the holding period requirements for incentive option treatment described above are not met, the participant will be taxed as if he or she received compensation in the year of the disposition. The participant must treat gain realized in the premature

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disposition as ordinary income to the extent of the lesser of: (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition of the stock minus the exercise price. Any gain in excess of these amounts may be treated as capital gain. We generally will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Pursuant to the Code and the terms of the 2016 Plan, in no event can there first become exercisable by a participant in any one calendar year incentive options granted by Vulcan with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the 2016 Plan exceeds this limitation, it will be treated as a nonqualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of Vulcan, unless the exercise price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.

Nonqualified Options. The grant of a nonqualified option should not result in taxable income to a participant or a tax deduction to Vulcan. The difference between the fair market value of the stock on the date of exercise and the exercise price will constitute taxable ordinary income to the participant on the date of exercise. We generally will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

Stock Appreciation Rights. For federal income tax purposes, the grant of an SAR should not result in taxable income to a participant or a tax deduction to Vulcan. Upon exercise, the amount of cash and fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income, and Vulcan will generally be entitled to a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Restricted Stock Awards. The grant of a restricted stock award will not result in taxable income to the participant or a tax deduction to Vulcan for federal income tax purposes, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable, as defined under Code Section 83. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his or her ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares. We generally will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Restricted Stock Units, Deferred Stock Units, Performance Awards, Phantom Stock Awards, Other Stock-Based Awards and Dividend Equivalents. The grant of a restricted stock unit, deferred stock unit, performance award, phantom stock award, other stock-based award or dividend equivalent award generally should not result in taxable income to the participant or a tax deduction to Vulcan for federal income tax purposes. However, the participant will recognize income on account of the settlement of such award. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any stock that is received in settlement of the award. We generally will be entitled to a corresponding income tax deduction upon the settlement of such an award equal to the ordinary income recognized by the participant to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Code Section 409A. Awards granted under the 2016 Plan may be subject to Code Section 409A and related regulations and other guidance. If, by its terms or at the election of the participant, the award defers settlement beyond the vesting date (e.g., a deferred stock unit), the award will generally be subject to Code Section 409A. Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation. If Code Section 409A applies to the 2016 Plan or any award, and the 2016 Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A. We do not have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

Performance-based Compensation—Section 162(m) Requirements. The 2016 Plan is structured with the intent of allowing the Compensation Committee to award compensation exempt from Code Section 162(m) in order to preserve, to the extent

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practicable, Vulcan’s ability to claim a tax deduction for such awards under the 2016 Plan to covered employees. However, we reserve the discretion to award compensation under the 2016 Plan that does not comply with the Code Section 162(m) exemption. Code Section 162(m) generally denies an employer a deduction for compensation paid to covered employees of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation. Subject to Code Section 162(m) and certain reporting requirements, we may be entitled to an income tax deduction with respect to the amount of compensation includable as income to the participant. See “Performance-Based Compensation—Code Section 162(m) Requirements” above.

New Plan Benefits

No awards will be granted under the 2016 Plan unless it is approved by our shareholders. The selection of individuals who will receive awards under the 2016 Plan, if our shareholders approve the 2016 Plan, and the amount of any such awards is not yet determinable due to vesting, performance and other requirements. Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of participants.

In 2015, we granted awards under the 2006 Plan to our named executive officers and outside directors and to other eligible employees. Our equity grant program is described under the “Equity Compensation Plans,” “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation” sections in this proxy statement.

The Board believes that approval of the 2016 Plan is in the best interests of Vulcan in order to continue the purposes of our equity compensation program and to serve as an important recruitment and retention tool. The Board believes that substantial equity-based ownership encourages management to take actions favorable to the long-term interests of Vulcan and its shareholders. Accordingly, equity-based compensation makes up a significant portion of the overall compensation of our executive management team. The Board believes that the adoption of the 2016 Plan will allow us to continue the use of equity compensation as a component of a competitive, but measured, overall compensation program.

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PROPOSAL 3. ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)

In accordance with Section 14A of the Exchange Act, we are asking shareholders to approve, on an advisory basis, the compensation paid to our named executive officers (“NEOs”) as disclosed in this proxy statement on page 57. While this vote is advisory and not binding on our company, it provides information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider when determining executive compensation in the future.

At our 2011 Annual Meeting of Shareholders, our shareholders indicated a preference that the advisory vote on the compensation for our NEOs occur on an annual basis. Therefore, our Board adopted a policy for annual “Say on Pay” advisory votes. The next shareholder vote on the frequency of the advisory vote on the compensation of our NEOs will be held at the 2017 Annual Meeting of Shareholders.

At the 2015 Annual Meeting, our shareholders voted over 98% in favor of our “Say on Pay” proposal. We believe this demonstrated strong support for our compensation program and policies. In 2015, we continued to review and make changes to our compensation program, considering new compensation trends, investor concerns and best practices. We adopted a clawback policy and amended our stock ownership guidelines to add an equity retention requirement for officers. Please read the Compensation Discussion and Analysis Section on pages 37 to 55 for an in-depth look at our compensation program and how it was applied to the performance of our NEOs in 2015.

Based on the foregoing, the Board recommends a vote FOR the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement.”

As an advisory vote, this proposal is not binding on our company. However, our Board and Compensation Committee will consider the outcome of the advisory vote when making future compensation decisions.

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PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, which is composed solely of independent directors, has appointed Deloitte & Touche LLP as the independent registered public accounting firm for our company and its subsidiaries for the fiscal year ending December 31, 2016. The function of the independent registered public accounting firm is to audit our accounts and records; to report on the consolidated balance sheet and the related statements of consolidated comprehensive income, consolidated shareholders’ equity and consolidated statements of cash flows of our company and its subsidiaries; to audit our internal controls over financial reporting; and to perform such other appropriate accounting services as may be required and approved by the Audit Committee. Although shareholder ratification is not required, our Board is seeking shareholder ratification as a matter of good corporate governance. Even if the appointment of Deloitte & Touche LLP is ratified by a majority of the votes cast at the meeting, the Audit Committee may, in its discretion, direct the appointment of another independent registered accounting firm at any time during the year, if it believes such appointment is in the best interests of the company and the shareholders. If a majority of the votes cast at the meeting fails to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will consider the selection of another independent registered public accounting firm for future years.

The firm of Deloitte & Touche LLP, or its predecessors, has audited our financial statements since 1956. A representative of that firm is expected to be present at the meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

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CORPORATE GOVERNANCE OF OUR COMPANY AND PRACTICES OF OUR BOARD OF DIRECTORS

We take our corporate governance responsibilities very seriously and have adopted Corporate Governance Guidelines that provide a framework for the governance of our company. These Corporate Governance Guidelines build on practices that we have followed for many years and demonstrate our continuing commitment to corporate governance excellence.

Our Board, with recommendations from our Governance Committee, regularly reviews corporate governance developments and adopts appropriate practices as warranted. For instance, in 2015, the Board adopted a compensation recovery (clawback) policy that requires officers to forfeit certain cash-based and equity-based incentive compensation if our company restates its financial statements due to the officers’ misconduct. The Board also added an equity retention feature to our stock ownership guidelines requiring officers to retain 50% of net shares received until required ownership levels are met.

We have a Business Conduct Policy that applies to all of our employees and directors and deals with a variety of corporate compliance issues, including conflicts of interest, compliance with laws, confidentiality of company information, fair dealing and use of company assets. All employees and directors are required to fill out a questionnaire (biennially in the case of employees and annually in the case of directors) regarding their personal compliance with the Business Conduct Policy and are encouraged to report any illegal or unethical behavior of which they become aware.

Our Board has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Code of Ethics defines “Senior Financial Officers” to include the Chief Financial Officer, Controller and Principal Accounting Officer. The Code of Ethics covers such topics as financial reporting, conflicts of interest and compliance with laws. If we make any amendment to, or waiver of, any provision of the Code of Ethics, we will disclose such information on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules.

You can access our bylaws, Corporate Governance Guidelines, Business Conduct Policy and Code of Ethics at our website www.vulcanmaterials.com, or you can obtain a printed copy free of charge by writing to us at: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242. Please note that the information contained on our website is not incorporated by reference in, nor considered to be a part of, this proxy statement.

DIRECTOR INDEPENDENCE

All of our directors, with the exception of Tom Hill, our Chairman, President and CEO, are independent under the NYSE listing standards, the Board’s Director Independence Criteria, and the applicable SEC rules and regulations. The NYSE listing standards provide that a director does not qualify as independent unless our Board affirmatively determines that the director has no material relationship with our company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our company). The NYSE rules require a board to consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with our company and permit the Board to adopt and disclose standards to assist the Board in making determinations of independence. Accordingly, the Board has adopted the Director Independence Criteria, as set forth on the following page, to assist it in determining whether a director has a material relationship with our company.

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Director Independence Criteria

The Director Independence Criteria provide that a director will be considered independent if he or she:

(a)	has not been an employee of our company, or any of its consolidated subsidiaries, during the last three years;

(b)	has not received more than $120,000 per year in direct compensation from our company, or any of its consolidated subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) during the last three years;

(c)	has not during the last three years personally performed legal or professional services for our company in an amount more than $10,000;

(d)	is not a current partner or employee of our company’s independent auditor and has not been employed by the present or former independent auditor of our company and personally worked on our company’s audit during the last three years;

(e)	during the last three years, has not been part of an interlocking directorate in which an executive officer of our company, or any of its consolidated subsidiaries, served on the compensation committee of another company that concurrently employs the director;

(f)	is not, and has not been in the past three years, an executive officer or an employee of another company (exclusive of charitable organizations) that makes payments to, or receives payments from, our company, or any of its consolidated subsidiaries, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of the consolidated gross revenues of such other company;

(g)	has no immediate family member who is an executive officer of our company, or any of its consolidated subsidiaries;

(h)	has no immediate family member meeting any of the criteria set forth in (b)—(f); except with respect to item (d) in which case an immediate family member may be an employee (not a partner) of the independent auditor so long as such family member does not personally work on our company’s audit; and

(i)	has no other material relationship with our company, or any of its consolidated subsidiaries, either directly or as a partner, shareholder, director or officer of an organization that has a material relationship with our company or any of its consolidated subsidiaries.

In determining director independence, “immediate family member” is defined as a spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law, and anyone (other than a domestic employee) who shares the director’s home. Individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated, are not taken into consideration when determining a director’s independence. The Director Independence Criteria also require our Board to consider all relevant facts and circumstances, including a director’s commercial, industrial, banking, consulting, legal, accounting, familial and charitable relationships and such other criteria as our Board may determine from time to time.

In early 2016, the Board conducted an evaluation of director independence for each director, based on the Director Independence Criteria, the NYSE listing standards and applicable SEC rules and regulations. In connection with this review, the Board evaluated commercial, industrial, banking, consulting, legal, accounting and charitable relationships with each director or immediate family member and his or her related interests and our company and its subsidiaries.

As a result of this evaluation, the Board affirmatively determined that all of the directors other than our Chairman, President and CEO, Tom Hill, are independent directors under our Board’s Director Independence Criteria, the NYSE listing standards and the applicable SEC rules and regulations.

DIRECTOR NOMINATION PROCESS

The Governance Committee considers director candidates recommended by our shareholders. Any shareholder wishing to recommend a candidate for election at the 2017 Annual Meeting must submit that recommendation in writing, addressed to the Governance Committee, in care of our Corporate Secretary, at 1200 Urban Center Drive, Birmingham, Alabama 35242, in accordance with the deadlines and procedures set forth in our bylaws. The notice should include the following:

•	The name and address of the shareholder who intends to make the nomination(s) and of the person or persons to be nominated;

•	A representation that the shareholder is a holder of record or a beneficial holder of stock entitled to vote at the meeting (including the number of shares the shareholder owns) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	A description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by the shareholder;

•	Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed under the proxy rules of the SEC (whether or not such rules are applicable) had each nominee been nominated, or intended to be nominated, by our Board of Directors, including the candidate’s name, biographical information, and qualifications; and

•	The written consent of each nominee to serve as a director if so elected.

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The Governance Committee will identify nominees by first evaluating the current members of our Board willing to continue service. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for nomination, balancing the value of continuity of service by existing members of our Board with the potential benefits of obtaining new Board members. If any member of the Board does not wish to continue in service or if the Governance Committee or the Board decides not to nominate a current Board member for reelection, the Governance Committee may identify the desired skills and experience for a new nominee in light of the above criteria. Directors and members of management also may suggest candidates for Board service. Timely recommendations by our shareholders will receive equal consideration by the Governance Committee. In some cases, the committee engages, for a fee, the services of a third-party executive search firm to assist it in identifying and evaluating nominees for director.

BOARD LEADERSHIP STRUCTURE

Our Board understands the importance of evaluating and determining the optimal leadership structure so as to provide independent oversight of management. Our Board also understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary from time to time. For this reason, our Board does not have a policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board has determined that our company should have the flexibility to combine or separate these functions as circumstances deem appropriate. The Board believes that it is in the best interests of our company and its shareholders to have Tom Hill serve as our Chairman and CEO, at this time.

In considering its leadership structure, our Board has taken a number of additional factors into account. The Board, which consists exclusively of independent directors, other than Mr. Hill, and all of whom are highly qualified and experienced, exercise a strong independent oversight function. This oversight function is enhanced by the fact that all of the Board’s committees, other than the Executive Committee, are comprised entirely of independent directors.

Most significantly, our Corporate Governance Guidelines provide for an independent lead director, a position which is elected annually from among the independent directors of our Board. Among other things, the lead director is responsible for:

•	presiding at all meetings or sessions of meetings of the Board at which the Chairman is not present, including at executive sessions of the non-management and independent directors;

•	serving as liaison between the Chairman and the non-management and independent directors;

•	approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items, as well as meeting agendas and information sent to the Board;

•	having authority to call meetings of the non-management and independent directors; and

•	if requested by major shareholders, ensuring that he or she is available for consultation and direct communication.

The duties of the lead director are delineated in our Corporate Governance Guidelines, which are available on our website at www.vulcanmaterials.com. Mr. Prokopanko currently serves as the lead director.

Our Board believes that these factors provide the appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis. For additional information regarding how oversight is exercised and how the Board receives information from our committees performing risk management and oversight functions, see “Corporate Governance of our Company and Practices of our Board of Directors—Risk Management” on page 30.

NON-MANAGEMENT EXECUTIVE SESSIONS

Our Board of Directors has adopted a policy relating to non-management executive sessions. Under this policy, the Board of Directors meets at each regularly scheduled Board meeting in an executive session in which Mr. Hill and other members of management are not present. During 2015, the non-management directors met in executive session five times.

MEETINGS AND ATTENDANCE

Our Board held five meetings, either in person or telephonically, in 2015, and each director attended more than 75% of the total number of meetings of the Board and meetings of the committees of which he or she was a member.

ANNUAL MEETING POLICY

Our directors are expected to attend the Annual Meeting of Shareholders. In furtherance of this policy, our Board holds a regularly scheduled Board meeting on the same day as the Annual Meeting of Shareholders. All of the Board members attended the 2015 Annual Meeting.

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COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has established six standing committees as follows:

Director	Audit Committee	Compensation Committee	Executive Committee	Finance Committee	Governance Committee	Safety, Health and Environmental Affairs Committee
Elaine L. Chao				•	•
Thomas A. Fanning	•	•
O. B. Grayson Hall, Jr.			•	•	Chair
J. Thomas Hill			Chair
Cynthia L. Hostetler	•		•	Chair
Douglas J. McGregor	•			•
Richard T. O’Brien	Chair		•			•
James T. Prokopanko		Chair	•		•
Donald B. Rice		•			•
Lee J. Styslinger, III		•				•
Vincent J. Trosino	•				•
Kathleen Wilson-Thompson		•	•			Chair
Number of meetings held in 2015	7	4	0	3	5	2

The charters of the Audit, Compensation and Governance Committees are available on our website at www.vulcanmaterials.com. You can also obtain a printed copy free of charge by writing to us at: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242.

All of the Board committees, other than the Executive Committee, are composed entirely of independent, non-management directors.

Audit Committee

The Audit Committee advises our Board and management from time to time with respect to internal controls, financial systems and procedures, accounting policies and other significant aspects of our company’s financial management. Pursuant to its charter, the Audit Committee selects our company’s independent registered public accounting firm and oversees the arrangements for, and approves the scope of, the audits to be performed by the independent registered public accounting firm. The Audit Committee’s primary responsibilities under its written charter include the following:

•	Hiring, evaluating and, when appropriate, replacing the independent registered public accounting firm, whose duty it is to audit our books and accounts and our internal controls over financial reporting for the fiscal year in which it is appointed;

•	Determining the compensation to be paid to the independent registered public accounting firm and, in its sole discretion, approving all audit and engagement fees and terms and pre-approving all auditing and non-auditing services of such firm, other than certain de minimis non-audit services;

•	Reviewing and discussing with management, the independent registered public accounting firm and internal auditors our internal reporting, audit procedures and the adequacy and effectiveness of our disclosure controls and procedures;

•	Reviewing and discussing with management and the independent registered public accounting firm the audited financial statements to be included in our Annual Report on Form 10-K, the quarterly financial statements to be included in our Quarterly Reports on Form 10-Q, our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of accounting policies used in our financial statements;

•	Reviewing and discussing with management quarterly earnings press releases and financial information and earnings guidance provided to analysts and rating agencies; and

•	Reviewing and reassessing the adequacy of the Audit Committee Charter adopted by our Board, and recommending proposed changes to our Board.

In addition, the Audit Committee is responsible for reviewing and discussing with management our company’s policies with respect to risk assessment and risk management. Further information about the role of the Audit Committee

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in risk assessment and risk management are included in the Section entitled “Risk Management.”

The Audit Committee has established policies and procedures for the pre-approval of all services by the independent registered public accounting firm. See “Pre-Approval of Services Performed by Independent Registered Public Accounting Firm” on page 33 for more information.

The Audit Committee has also established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by our company regarding its accounting, internal controls and auditing matters. See “Corporate Governance of our Company and Practices of our Board of Directors—Policy on Reporting of Concerns regarding Accounting Matters” on page 31 for more information.

The members of the Audit Committee are Messrs. O’Brien (Chair), Fanning, McGregor and Trosino and Ms. Hostetler. All members of our Audit Committee are non-management directors. Our Board of Directors has determined that each is “independent” and “financially literate” within the meaning of the listing standards of the NYSE, SEC rules and regulations, and the Director Independence Criteria adopted by our Board of Directors and posted on our website at www.vulcanmaterials.com under “Investor Relations.” In addition, our Board has determined that Mr. O’Brien is an “audit committee financial expert” as defined by rules adopted by the SEC. More details about the role of the Audit Committee may be found in the Report of the Audit Committee on page 32 of this proxy statement.

Compensation Committee

The Compensation Committee determines and oversees the execution of our company’s executive compensation philosophy, and oversees the administration of our company’s executive compensation plans.

The Compensation Committee is responsible for, among other things:

•	determining and setting the amount of compensation paid to each of our executive officers, including the CEO, senior corporate officers and heads of our regional business units;

•	reviewing compensation plans relating to our officers;

•	interpreting and administering the Executive Incentive Plan and the 2006 Plan; and

•	making recommendations to the Board with respect to compensation paid by our company to any director.

The Compensation Committee also reviews and discusses with management the Compensation Discussion and Analysis required by SEC rules to be included in our proxy statement.

The Compensation Committee has engaged Compensation Strategies, Inc. as its independent compensation consultant. For a description of the process undertaken by the Compensation Committee to set compensation and the role of Compensation Strategies in that process, please refer to the Section entitled “Compensation Discussion and Analysis” in this proxy statement.

The members of the Compensation Committee are Mr. Prokopanko (Chair), Ms. Wilson-Thompson and Messrs. Fanning, Rice and Styslinger. The Compensation Committee is composed solely of non-management directors who are “independent” within the meaning of the listing standards of the NYSE, SEC rules and regulations and the Board’s Director Independence Criteria. In addition, each Compensation Committee member is a “nonemployee director” as defined in Rule 16b-3 under the Exchange Act, and is an “outside director” as defined in Section 162(m) of the Code.

Executive Committee

The Executive Committee has the same powers as our Board of Directors, except as limited by the New Jersey Business Corporation Act. Pursuant to its charter, the Executive Committee’s primary function is to exercise the powers of the Board of Directors on urgent matters arising between regularly scheduled board meetings when a quorum of the full Board is not available. Members of the Executive Committee are Messrs. Hill (Chair), Hall, O’Brien and Prokopanko, and Mses. Hostetler and Wilson-Thompson.

Finance Committee

The Finance Committee has responsibility for overseeing our financial policies. It recommends to our Board financial policies and actions to accommodate our goals and operating strategies while maintaining a sound financial condition. Its functions include keeping informed about our financial condition, recommending a dividend policy, reviewing and recommending changes in the quarterly dividend payments, and evaluating and making recommendations concerning the appropriate mix of debt and equity, incurrence of long-term debt, and changes in the authorized limit of short-term debt. The Finance Committee also is responsible for overseeing the funding and management of assets for pension plans sponsored by our company. To fulfill these functions, it establishes funding policies and methods consistent with pension plan objectives and the Employee Retirement Income Security Act of 1974, as amended, selects and removes investment managers, and appoints trustees for the pension plans. Every member of this Committee is a non-management director who is “independent” within the meaning of the listing standards of the NYSE, SEC rules and regulations and the Board’s Director Independence Criteria. Members of the Finance Committee are Mses. Hostetler (Chair) and Chao and Messrs. Hall and McGregor.

Governance Committee

The Governance Committee is responsible for reviewing and assessing our policies and practices relating to corporate governance, including our Corporate Governance Guidelines. The Governance Committee also plans for the succession of the CEO and other senior executives. In addition, the Governance Committee serves as the nominating committee and is

Vulcan 2016 Proxy Statement	CORPORATE GOVERNANCE OF OUR COMPANY AND PRACTICES OF OUR BOARD OF DIRECTORS • COMMITTEES OF THE BOARD OF DIRECTORS	29

responsible for identifying and assessing director candidates, including making recommendations to our Board regarding such candidates. In fulfilling its responsibilities, the Governance Committee, among other things:

•	identifies individuals qualified to become Board members consistent with criteria established in its charter;

•	recommends director nominees to our Board for the next Annual Meeting of Shareholders; and

•	evaluates individuals suggested by shareholders as director nominees.

In recommending director nominees to the Board, the Governance Committee considers all of the factors listed under “Director Qualifications” set forth in this proxy statement.

The Governance Committee believes it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by the SEC rules, and for a substantial majority of the members of the Board to meet the definition of “independent” as defined by the listing standards of the NYSE, SEC rules and regulations and the Board’s Director Independence Criteria.

The Governance Committee also reviews our Board’s committee structure and recommends to our Board, for its approval, directors to serve as members of each committee. The Governance Committee also is responsible for overseeing the evaluations of the Board and its committees.

Members of the Governance Committee are Mr. Hall (Chair) and Messrs. Prokopanko, Rice and Trosino and Ms. Chao. The Governance Committee is composed solely of non-management directors who are “independent” within the meaning of the listing standards of the NYSE, SEC rules and regulations and the Board’s Director Independence Criteria.

Safety, Health and Environmental Affairs Committee

The Safety, Health and Environmental Affairs Committee has the responsibility for reviewing our policies, practices and programs with respect to the management of safety, health and environmental affairs. It also monitors our compliance with safety, health and environmental laws and regulations and oversees operational risk. Every member of this Committee is a non-management director who is “independent” within the meaning of the listing standards of the NYSE, SEC rules and regulations and the Board’s Director Independence Criteria. Members of the Safety, Health and Environmental Affairs Committee are Ms. Wilson-Thompson (Chair), and Messrs. O’Brien and Styslinger.

RISK MANAGEMENT

Although the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial risk, including internal controls, and discusses with management, the internal auditors, and our independent registered public accounting firm our company’s policies with respect to risk assessment and risk management. Our Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to our company’s compliance and ethics programs. In addition, our Safety, Health and Environmental Affairs Committee assists the Board in fulfilling its responsibilities with respect to monitoring operational risks and compliance with safety, health and environmental laws and regulations and works closely with our company’s legal and regulatory groups. The Compensation Committee also assists the Board in fulfilling its oversight responsibilities to create long-term value for our company, while discouraging behavior that leads to excessive risk taking. Finally, the Finance Committee assists the Board in managing risk relating to investment of the pension funds’ assets and debt/leverage risks. The Board is kept informed of its committees’ risk oversight and other activities through reports of the committees’ chairs to the Board. These reports are presented at Board meetings and include discussions of committee agenda topics. The Board also considers specific risk topics, including risks associated with our strategic plan, our capital structure, our development activities and other current risk topics.

Our company has a management risk committee comprised of senior managers from diverse departments, including finance and accounting, operations, safety and health, legal, risk management, internal audit, community relations and human resources. The management risk committee meets on a regular basis to discuss and evaluate risks faced by the company. The committee develops mitigation plans in response to identified risks and monitors the implementation of such plans. The management risk committee makes regular reports to the Board and the Audit and Safety, Health and Environmental Affairs Committees.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our company and that our Board structure supports this approach.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

TRANSACTIONS WITH RELATED PERSONS

Transactions in which the company participates and in which any related person of the company has a direct or indirect material interest are subject to our Business Conduct Policy and are subject to review, approval or ratification, as appropriate under the circumstances, by the company under the standards enumerated in the Business Conduct Policy. Each director, executive officer, and director nominee of the company receives and agrees to abide by our Business Conduct Policy. We also require our directors and executive officers to complete annually a director and officer questionnaire that requires disclosure of any related party transactions.

30	CORPORATE GOVERNANCE OF OUR COMPANY AND PRACTICES OF OUR BOARD OF DIRECTORS • RISK MANAGEMENT	Vulcan 2016 Proxy Statement

In assessing the independence of its members, the Board considers any interests a director may have in any transactions in which the company participates. The Board also considers other entities with which the directors are affiliated and any business the company has done with such entities.

Except as discussed below, since the beginning of our last fiscal year, no financial transactions, arrangements or relationships, or any series of them, were disclosed or proposed through our processes for review, approval or ratification of transactions with related persons in which (i) Vulcan was or is to be a participant, (ii) the amount involved exceeded $120,000, and (iii) any related person had or will have a direct or indirect material interest. A related person means any person who was a director, nominee for director, executive officer or 5% owner of our common stock or an immediate family member of any such person.

O. B. Grayson Hall, Jr., a member of our Board of Directors, is the Chairman and Chief Executive Officer of Regions Financial Corporation (Regions Financial), one of the nation’s largest full-service banking institutions. Regions Bank, a subsidiary of Regions Financial, provides certain lending (including as a lender in the company’s revolving credit facility), deposit and similar banking services to the company. Any loans made by Regions Bank to the company during fiscal year 2015 were made in the ordinary course of business, were made on substantially the same terms as those prevailing at the time for comparable loans with persons not related to the company, and did not involve more than the normal risk of collectability or present other unfavorable features.

In addition, Regions Securities LLC (Regions Securities), a subsidiary of Regions Financial, acted as an underwriter and an initial purchaser of our 4.50% notes due 2025. Regions Bank received approximately $250,000 in fees during 2015 in connection with these services.

During 2015, the company sold products to The Mosaic Company (Mosaic) for its operations in arms-length transactions, in the amount of approximately $8.0 million, which is less than 1% of either company’s revenues in 2015. One of our directors, James T. Prokopanko, is a director of Mosaic. Mr. Prokopanko also served as the President and Chief Executive Officer of Mosaic through August 2015 and as a Senior Advisor of Mosaic from August 2015 until January 2016.

Additionally, in 2015, the company sold approximately $773,000 worth of product to Southern Company, which is less than 1% of either company’s revenues for 2015. Mr. Fanning, a member of our Board of Directors, is the Chairman, President and CEO of Southern Company.

During 2015, the company also purchased approximately $690,000 in parts and supplies from SHP Mine Group, Inc. (SHP), a mining parts supplier. The owner and president of SHP is the son of Danny R. Shepherd, our former Vice Chairman of the Board. Mr. Shepherd retired from such position with the company effective April 1, 2015.

SHAREHOLDER COMMUNICATION WITH OUR BOARD OF DIRECTORS

Our Board has established a process for shareholders and other interested parties to communicate directly with the lead director or with the non-management directors individually or as a group. Any shareholder or other interested party who desires to contact one or more of our non-management directors, including our Board’s lead director, may send correspondence to the following address:

Board of Directors

(or lead director or name of individual director)

c/o Corporate Secretary

Vulcan Materials Company

1200 Urban Center Drive

Birmingham, Alabama 35242

All such communications will be forwarded to the appropriate director or directors specified in such communications as soon as practicable in accordance with the Policy on Shareholder Communications with the Board, adopted by the independent directors in February 2004.

POLICY ON REPORTING OF CONCERNS REGARDING ACCOUNTING MATTERS

Our Business Conduct Policy (available on our website at www.vulcanmaterials.com under the heading “Investor Relations” under the subheading “Corporate Governance”) sets forth our policies regarding reporting of accounting-related concerns or complaints (as well as reporting of other concerns or complaints) to our Compliance Officer or the Audit Committee.

Any shareholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact the Audit Committee by writing to the following address:

Vulcan Audit Committee

c/o Corporate Secretary

Vulcan Materials Company

1200 Urban Center Drive

Birmingham, Alabama 35242

Vulcan 2016 Proxy Statement	CORPORATE GOVERNANCE OF OUR COMPANY AND PRACTICES OF OUR BOARD OF DIRECTORS • SHAREHOLDER COMMUNICATION WITH OUR BOARD OF DIRECTORS	31

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for, among other things, reviewing our company’s financial statements with management and our company’s independent registered public accounting firm. The Audit Committee acts under a written charter which is available on our website at www.vulcanmaterials.com. Each member of the Audit Committee is an independent director as determined by our Board, based on the requirements of the NYSE, the SEC and our Board’s Director Independence Criteria.

Our company’s management has the primary responsibility for our company’s financial statements and financial reporting process, including the system of internal controls. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our company’s audited financial statements with generally accepted accounting principles. Our independent registered public accounting firm also audits, in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), the effectiveness of our company’s internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes.

In this context, the Audit Committee has reviewed and discussed our company’s audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16 “Communications with Audit Committees” issued by the PCAOB. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant its independence. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of any non-audit services is compatible with the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from our company and management.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Dated: February 18, 2016

AUDIT COMMITTEE

Richard T. O’Brien, Chair

Thomas A. Fanning

Cynthia L. Hostetler

Douglas J. McGregor

Vincent J. Trosino

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the company specifically incorporates the Report of the Audit Committee by reference therein.

32	REPORT OF THE AUDIT COMMITTEE	Vulcan 2016 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees billed to us for the fiscal years ended December 31, 2015 and 2014, by Deloitte & Touche LLP, and its affiliates (all of which are subsidiaries of Deloitte, LLP, the United States member firm of Deloitte Touche Tohmatsu Limited) were as follows:

	2015	2014
Audit Fees (1)	$3,247,419	$3,047,516
Audit-Related Fees (2)	234,146	158,981
Tax Fees	0	0
All Other Fees (3)	0	24,174
Total	$3,481,565	$3,230,671
(1)	Consists of fees for the audit of our financial statements, including the audit of the effectiveness of our internal control over financial reporting, reviews of our quarterly financial statements, comfort letters, consents, and other services associated with other SEC filings.
(2)	Consists of fees for the audits of our employee benefit plans and accounting consultations relating to various asset transactions.
(3)	Consists of fees for services related to 2013 Committee of Sponsoring Organizations of the Treadway Commission (COSO) Framework implementation assistance.

PRE-APPROVAL OF SERVICES PERFORMED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our company’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by the independent registered public accounting firm during the year.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting. The Audit Committee pre-approved all audit, audit-related, tax, and other services performed by Deloitte & Touche LLP during the fiscal year ended December 31, 2015.

No audit-related, tax or other services were rendered in 2015 pursuant to the de minimis exception to the pre-approval requirement set forth in the Regulation S-X Rule 2-01(c)(7)(i)(C).

Vulcan 2016 Proxy Statement	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM • FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following is information regarding persons known to us to have beneficial ownership of more than 5% of the outstanding common stock of our company, which is our only outstanding class of voting securities, as of the dates indicated in the footnotes below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)	Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	16,112,206(1)	12.0%
State Farm Mutual Automobile Insurance Company and Affiliates One State Farm Plaza Bloomington, IL 61710	12,796,166(2)	9.6%
The Vanguard Group, Inc. 100 Vanguard Blvd Malvern, PA 19355	11,565,316(3)	8.7%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,863,235(4)	5.9%

(1)	Based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2016. T. Rowe Price Associates, Inc. (Price Associates) reports sole power to vote (or direct the vote of) 6,007,642 shares and sole power to dispose (or direct the disposition of) 16,099,756 shares. Price Associates reports an aggregate amount of 16,112,206 beneficially owned shares. These securities are owned by various individuals and institutional investors for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates declares that the filing of the Schedule 13G/A shall not be construed as an admission that Price Associates is the beneficial owner of the securities referred to, which beneficial ownership is expressly denied.
(2)	Based on information contained in a Schedule 13G, filed with the SEC on February 2, 2016 by State Farm Mutual Automobile Insurance Company and various affiliated entities (State Farm). State Farm reports sole power to vote (or direct the vote of) and dispose (or direct the disposition of) 12,680,600 shares. State Farm also reports shared power to vote (or direct the vote of) and dispose (or direct the disposition of) 64,969 shares. State Farm reports an aggregate amount of 12,796,166 beneficially owned shares. Each entity listed in the Schedule 13G expressly disclaims beneficial ownership as to all shares as to which such entity has no right to receive the proceeds of the sale of the security and disclaims that it is part of a group.
(3)	Based on information contained in a Schedule 13G/A, filed with the SEC on February 11, 2016. The Vanguard Group (Vanguard) reports sole power to vote (or direct the vote of) 245,254 shares and sole power to dispose (or direct the disposition of) 11,305,366 shares. Vanguard also reports shared power to vote (or direct the vote of) 14,000 shares and shared power to dispose (or direct the disposition of) 259,950 shares. Vanguard reports an aggregate amount of 11,565,316 shares beneficially owned.
(4)	Based on information contained in a Schedule 13G/A, filed with the SEC on January 27, 2016. BlackRock, Inc. reports sole power to vote (or direct the vote of) 6,693,458 shares and sole power to dispose (or direct the disposition of) all 7,863,235 shares. Various persons have the right to receive, or the power to direct, the receipt of dividends from, the proceeds from the sale of the company’s common stock. No one person’s interest in the company’s common stock is more than five percent of the total outstanding common shares.

34	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT • SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	Vulcan 2016 Proxy Statement

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, unless otherwise indicated, as of March 1, 2016, regarding beneficial ownership of our company’s common stock, our only outstanding class of equity securities, by each of our directors, each of our NEOs identified in the Summary Compensation Table on page 57 of this proxy statement, and our directors and executive officers as a group. We believe that, for each of the individuals set forth in the table below, such individual’s financial interest is aligned with the interests of our other shareholders because the value of such individual’s total holdings will increase or decrease in line with the price of our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)
Non-employee Directors(1)	Shares Owned Directly or Indirectly	Phantom Shares Held Pursuant to Plans(2)	Total	Percent of Class
Elaine L. Chao	0	0	0	*
Thomas A. Fanning	0	1,156	1,156	*
O. B. Grayson Hall, Jr.	0	2,430	2,430	*
Cynthia L. Hostetler	0	0	0	*
Douglas J. McGregor	11,548(3)	84,189	95,737	*
Richard T. O’Brien	0	8,521	8,521	*
James T. Prokopanko	0	6,442	6,442	*
Donald B. Rice	51,982	26,281	78,263	*
Lee J. Styslinger, III	4,002	4,117	8,119	*
Vincent J. Trosino	11,584(4)	39,864	51,448	*
Kathleen Wilson-Thompson	0	6,442	6,442	*

CEO and other NEOs(5)	Shares Owned Directly or Indirectly	Exercisable Options/ SOSARs	Deferred and Restricted Stock Units	Total	Percent of Class
J. Thomas Hill	36,832(6)	67,340	5,526	109,698	*
John R. McPherson	26,254(7)	389,575	0	415,829	*
Stanley G. Bass	27,045(8)	58,440	0	85,485	*
Michael R. Mills	26,297(9)	56,115	0	82,412	*
David P. Clement	7,577(10)	16,435	0	24,012	*
All Directors and Executive Officers as a group (24 persons)				1,225,943	0.92%

*	Less than 1% of issued and outstanding shares of our company’s common stock.
(1)	Beneficial ownership for the non-employee directors includes all shares held of record or in street name and, if noted, by trusts or family members. The amounts also include non-forfeitable phantom shares settled in stock accrued under the Directors’ Deferred Compensation Plan, and deferred stock units (DSUs) awarded under the Deferred Stock Plan for Non-employee Directors and the 2006 Plan.
(2)	Column does not include the following forfeitable shares (settled in stock under the Directors’ Deferred Compensation Plan) owned by the following non-employee directors:

Name	DSUs
Elaine L. Chao	1,722
Thomas A. Fanning	1,722
O. B. Grayson Hall, Jr.	3,797
Cynthia L. Hostetler	1,722
Richard T. O’Brien	5,461
James T. Prokopanko	5,461
Lee J. Styslinger, III	5,461
Kathleen Wilson-Thompson	5,461

(3)	Includes 9,249 shares held in trusts of which Mr. McGregor is the trustee.
(4)	Includes 2,321 shares held in a trust of which Mr. Trosino is the trustee.
(5)	Beneficial ownership for the executive officers includes shares held of record or in street name. The amounts also include shares that may be acquired upon the exercise of options which are presently exercisable or that will become exercisable on or before April 30, 2016, shares credited to the executives’ accounts under our 401(k) Plan and deferred and restricted stock units.
(6)	Includes 12,545 shares held in 401(k) plan and excess benefit plan.
(7)	Includes 4,234 shares held in 401(k) plan and excess benefit plan.
(8)	Includes 11,469 shares held in 401(k) plan and excess benefit plan.
(9)	Includes 768 shares held by spouse and 6,812 shares held in 401(k) plan and excess benefit plan.
(10)	Includes 6,097 shares held in 401(k) plan and excess benefit plan.

Vulcan 2016 Proxy Statement	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT • SECURITY OWNERSHIP OF MANAGEMENT	35

EQUITY COMPENSATION PLANS

The table below sets forth information regarding the number of shares of our common stock authorized for issuance under our equity compensation plans as of December 31, 2015.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- Average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1):
Deferred Stock Plan for Non-employee Directors(2)	5,058		0(2)
2000 Florida Rock Industries Amended & Restated Stock Plan(3)
Stock-Only Stock Appreciation Rights	69,863	$45.84
Total 2000 Florida Rock Industries Stock Plan	69,863		0(3)
2006 Omnibus Long-Term Incentive Plan
Stock-Only Stock Appreciation Rights	2,982,886	$58.61
Performance Share Units	1,247,822
Restricted Stock Units	74,000
Deferred Stock Units for Non-employee Directors	134,038
Total 2006 Omnibus Long-Term Incentive Plan	4,438,746		2,408,615
Equity compensation plans not approved by security holders	NONE		NONE
Total of All Plans	4,513,667		2,408,615

(1)	All of our company’s equity compensation plans have been approved by the shareholders of our company or, in the case of the 2000 Florida Rock Industries Amended and Restated Stock Plan, by the shareholders of Florida Rock Industries, Inc. prior to our acquisition of that company. Column (a) sets forth the number of shares of common stock issuable upon the exercise of options, warrants or rights outstanding under the Deferred Stock Plan for Non-employee Directors, the 2000 Florida Rock Industries Amended and Restated Stock Plan, and the 2006 Plan. The weighted-average exercise price of outstanding stock options is shown in Column (b). The remaining number of shares that may be issued under the equity compensation plans are shown in Column (c).
(2)	Future grants will not be made under this plan. The plan will be used only for the administration and payment of grants that were outstanding when the 2006 Plan was approved.
(3)	This plan was approved by the shareholders of Florida Rock Industries, Inc. Shares available have been adjusted for the merger transaction. Units were only available for granting of awards until September 30, 2010. Future grants will not be made under this plan. The plan will be used only for the administration and payment of grants that are outstanding.

36	EQUITY COMPENSATION PLANS	Vulcan 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

CD&A Roadmap
Introduction	37
Executive Summary	37
Executive Compensation Program in Detail	42
Compensation Decision Process	45
Elements of Compensation	49
Considering Risk, Accounting and Tax Considerations	55

Introduction

In this section, we describe our executive compensation program for our named executive officers (NEOs). The company’s NEOs for 2015 were:

Name	Principal Position
J. Thomas Hill	Chairman, President and Chief Executive Officer(1)
John R. McPherson	Executive Vice President and Chief Financial and Strategy Officer
Stanley G. Bass	Chief Growth Officer(2)
Michael R. Mills	Chief Administrative Officer(2)
David P. Clement	President, Central Division

(1)	Mr. Hill was named Chairman as of January 1, 2016.
(2)	Messrs. Bass and Mills were named Chief Growth Officer and Chief Administrative Officer, respectively, as of February 12, 2016.

Executive Summary

Vulcan’s unwavering commitment to reliability, quality and customer service has long provided us with a competitive edge. Now, as the construction economy gains momentum, we are well-positioned as an industry leader. Vulcan’s mission continues to drive every aspect of our business.

Our 2015 results reflect the continuing recovery of our markets and the benefits of our powerful earnings leverage.

We experienced volume growth across our footprint in 2015 in virtually every market. In addition, our margins improved considerably. Throughout our business, Vulcan is reaping the benefits of our intense operational discipline, our coast-to-coast geographical footprint and the spirited performance of our people.

Vulcan 2016 Proxy Statement	COMPENSATION DISCUSSION AND ANALYSIS • INTRODUCTION	37

2015 PERFORMANCE RESULTS

The following key metrics reflect our continued improvement in financial performance over the last three fiscal years. We manage and measure our business performance with a significant focus on Adjusted EBITDA, Cash Gross Profit per Ton for Aggregates, and Aggregates Gross Profit as a Percentage of Freight-Adjusted Revenues. We emphasize these metrics because we believe they closely correlate to long-term shareholder value. We also believe that Total Revenues is an important metric in evaluating the company’s operational and financial performance.

Note: Cash Gross Profit Per Ton for Aggregates, Adjusted EBITDA and Aggregates Gross Profit as a Percentage of Freight-Adjusted Revenues are non-GAAP financial measures. We provide a reconciliation of each of these non-GAAP financial measures to the most directly comparable GAAP financial measure in Annex A to this proxy statement.

38	COMPENSATION DISCUSSION AND ANALYSIS • EXECUTIVE SUMMARY	Vulcan 2016 Proxy Statement

CEO PAY-AT-A-GLANCE

Each year, the Compensation Committee assesses our CEO’s actual compensation relative to the company’s performance. Our current Chairman and CEO, Tom Hill, was named President and CEO in July of 2014 and Chairman as of January 1, 2016. Mr. Hill has been with Vulcan for over 26 years, serving in a variety of operations and general management assignments.

The Compensation Committee set Mr. Hill’s base salary and total compensation for 2015 significantly below the median pay of peer CEOs according to benchmarking data provided by Compensation Strategies, Inc. (CSI), our Compensation Committee’s independent compensation consultant. The percentile ranking of Mr. Hill’s compensation as compared to other CEOs in our peer group is as follows:

COMPENSATION MIX1

To ensure management’s interests are aligned with those of shareholders and the performance of our company, a substantial portion of our NEOs’ compensation is at-risk and will vary above or below target levels depending on company performance. The chart below shows the percentage of our NEOs’ 2015 target compensation that was performance-based and at-risk.

1	Includes 2015 actual salary, target short-term performance-based bonus and grant date fair value of long-term equity awards.

Vulcan 2016 Proxy Statement	COMPENSATION DISCUSSION AND ANALYSIS • EXECUTIVE SUMMARY	39

SAY ON PAY RESULTS AND 2015 COMPENSATION DECISIONS

At our 2015 Annual Meeting of Shareholders, 98% of the votes cast were in favor of the advisory vote to approve compensation of our NEOs (“say on pay” vote). We believe the 2015 vote demonstrates continued strong shareholder support for our current compensation program.

In 2015, the Compensation Committee continued to review the changing market conditions for executive compensation and benefits, and made the following key compensation decisions:

•	Set CEO compensation package at 31st percentile of the market

•	Adopted a compensation recovery (clawback) policy that requires officers to forfeit certain cash-based incentive compensation and/or equity-based incentive compensation if the company restates its financial statements due to the officers’ misconduct

•	Added an equity retention requirement to our stock ownership guidelines requiring officers to retain 50% of net shares paid until required ownership levels are met

•	Selected new peer group to better reflect the size of and market impact to Vulcan

40	COMPENSATION DISCUSSION AND ANALYSIS • EXECUTIVE SUMMARY	Vulcan 2016 Proxy Statement

SUMMARY OF EXECUTIVE COMPENSATION PRACTICES

The table below highlights certain of our executive compensation practices, including practices we have implemented that drive performance as well as those not implemented because we do not believe they would serve our shareholders’ interests.

WHAT WE DO

•  Pay for performance. Tie pay to performance by ensuring that a significant portion of NEO compensation is performance-based and at-risk

•  Median compensation targets. All compensation elements of our executives are generally targeted at the median of our peer group companies. In 2015, the Compensation Committee set our new CEO’s total compensation at the 31st percentile of our peer group

•  PSUs are substantial portion of LTI. PSU grants, tied to our relative performance against the S&P 500, comprised approximately 75% of the total value of annual long-term incentive grants made to our NEOs in 2015. SOSARs comprised the remaining 25%

•  Robust share ownership guidelines with an equity retention requirement. We have stock ownership guidelines of 7 times base salary for the CEO and 3 to 5 times base salary for our other NEOs and an equity retention requirement of 50% of net shares until ownership guidelines are met

•  No pledging of shares. Our directors and officers are not permitted to pledge Vulcan shares as collateral for loans or any other purpose

•  No hedging. Vulcan prohibits directors and officers from engaging in short sales of Vulcan stock or similar transactions intended to hedge or offset the market value of Vulcan stock owned by them

•  Independent compensation consultant. The Compensation Committee uses an independent compensation consultant that provides no other services to the company

•  Minimal executive perquisites.

WHAT WE DON’T DO

•  No employment contracts. None of our NEOs or other executive officers have employment contracts that guarantee continued employment

•  No dividends on unvested PSUs. Our PSUs require 4 years to vest and dividends are neither paid nor accrued during the 4 year vesting period

•  No repricing. Stock options and SOSAR exercise prices are set equal to the grant date market price and may not be repriced

•  No excessive COC Agreements. Neither our COC Agreements nor our COC Plan provide for:

•  Single trigger termination right

•  Inclusion of long-term incentive value in the calculation of cash severance

•  Excise tax gross-ups

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Executive Compensation Program in Detail

COMPENSATION PHILOSOPHY

The dedication and performance of our employees, including our NEOs, enable us to accomplish our corporate goals. The compensation program for our NEOs is intended to motivate them to achieve Vulcan’s strategic goals and operational plans while adhering to our high ethical business standards.

Vulcan’s executive compensation program is centered on a pay-for-performance philosophy, which aligns executive compensation with shareholder value and ultimately impacts our compensation program design.

OUR THREE COMPENSATION PRINCIPLES

Link a significant portion of compensation to performance.

We believe that compensation levels should reflect performance—both the performance of Vulcan and the performance of the recipient. This is accomplished by:

• Motivating, recognizing and rewarding individual excellence

• Paying short-term cash bonuses based upon company financial performance and individual performance

• Linking long-term compensation to our company’s stock performance through the use of Performance Share Units (PSUs) and Stock-Only Stock Appreciation Rights (SOSARs)

Maintain competitive compensation levels.

We strive to offer programs and levels of compensation that are competitive with those offered by industrial companies of similar size in order to attract, retain and reward our NEOs.

Align management’s interests with those of shareholders.

We seek to implement programs that will encourage NEOs to remain with us and to increase long-term shareholder value by providing competitive compensation and granting long-term equity-based awards each year.

BENCHMARKING COMPENSATION AND PEER GROUP DEVELOPMENT

On an annual basis, the Compensation Committee conducts a benchmarking study and analysis of total compensation paid to our CEO and other NEOs against a relevant composite group of companies (“peer group”).

General

Compensation data from our peer group companies is adjusted to eliminate distortions that may result from companies in the peer group being of differing sizes. Adjustments are made through the use of statistical regression analysis of total revenues for companies in the peer group, which is a common practice and used extensively in the compensation consulting industry. This technique considers the relationship between actual compensation and revenue levels for the peer group companies and enables us to estimate compensation levels appropriate for an organization of our size.

New Peer Group

In late 2015, we substantially revised our peer group with input from our independent compensation consultant for use in compensation decisions for 2016. We believe the new peer group more accurately represents organizations that generally are impacted by the same economic factors affecting Vulcan.

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Our new peer group is comprised of 28 companies from the following industries: Construction Materials, Building Products, Construction Equipment, Engineering and Construction, Forest Products, Coal Mining, Metals Mining, and Metals Producers/Manufacturers. Our peer group (whose median market capitalization at year end was $8.9 billion as compared to our market capitalization at year end of $12.7 billion) consists of the following companies:

•	Armstrong World Industries, Inc.

•	Compass Minerals International, Inc.

•	CONSOL Energy Inc.

•	Cummins Inc.

•	D.R. Horton, Inc.

•	Eagle Materials Inc.

•	Fortune Brands Home & Security, Inc.

•	Freeport-McMoRan Inc.

•	Granite Construction Incorporated

•	Jacobs Engineering Group Inc.

•	Joy Global Inc.

•	Lennar Corporation

•	Louisiana-Pacific Corporation

•	Martin Marietta Materials, Inc.
•	Masco Corporation

•	Newmont Mining Corporation

•	Nucor Corporation

•	Owens Corning

•	PPG Industries, Inc.

•	PulteGroup, Inc.

•	The Sherwin-Williams Company

•	Stanley Black & Decker, Inc.

•	Terex Corp.

•	The Mosaic Company

•	USG Corporation

•	Waste Management, Inc.

•	WestRock Company

•	Weyerhaeuser Company

The diagram below compares Vulcan’s previous peer group of 18 companies (used for 2015 compensation decisions) to its new peer group of 28 companies (to be used for 2016 compensation decisions):

Some peer companies were removed due to acquisitions. Others were removed because the Compensation Committee determined the peers were no longer a good match due to increased size, low market capitalization or concerns about industry fit. The Compensation Committee decided to include additional companies whose operations were impacted by the same external factors as Vulcan or which have similar operating structures.

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Use of Peer Group and Market Compensation Studies

The peer group compensation data, in combination with consideration of each NEO’s experience and performance, assist the Compensation Committee in making informed, market-based decisions regarding our executive pay program.

In an effort to provide an additional reference point for competitive pay, our compensation consultant conducts an executive market study (using survey data from Aon Hewitt and Willis Towers Watson, two global consulting firms specializing in compensation practices) that compares our NEOs’ total compensation to that of similarly situated executives among U.S. manufacturing companies with revenues between $1 billion and $4.9 billion.

Using the peer group analysis and the Aon Hewitt and Willis Towers Watson survey data, we seek to provide target compensation at a competitive level for each of the three elements: base salary, short-term cash bonus and long-term equity-based awards.

This analysis serves as a starting point for evaluating appropriate levels of base salary. We generally target base salaries at the 50th percentile of the market as determined by our analysis, which we believe is the appropriate level for ensuring the competitiveness of our compensation.

We set the target cash bonus opportunity for our NEOs at competitive market levels consistent with similarly situated executives in our size adjusted comparison group and in the compensation surveys. Corporate performance at target levels is intended to yield a bonus for each NEO at a level approximately equal to the median level indicated in the compensation study with respect to similarly situated executive officers.

We establish a standard percentage of each NEO’s base salary to be used as the targeted value of long-term awards to each NEO. The Compensation Committee sets the standard at approximately the 50th percentile of the awards made to individuals with similar positions in the market as determined by our competitive market analysis.

KEY PAY ELEMENTS

The following chart summarizes the key pay elements for our NEOs. Each element is described in detail beginning on page 49 in the Section “Elements of Compensation.”

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Compensation Decision Process

COMPENSATION COMMITTEE	Composed entirely of independent directors

•  Annually reviews and approves corporate goals and objectives relevant to CEO’s compensation

•  Reviews CEO’s performance and independent compensation consultant’s recommendations and, accordingly, determines CEO’s compensation

•  Presents CEO’s overall compensation package to the entire Board of Directors for ratification

•  Determines and sets base salary and short- and long-term incentives for other NEOs

•  Administers Executive Incentive Plan (EIP) and 2006 Omnibus Long-Term Incentive Plan (2006 Plan)

•  Makes regular reports to the Board, including an annual report and the approval or disapproval of management’s recommendations for material changes in NEOs’ existing retirement and benefit plans

COMPENSATION COMMITTEE CHARTER

The Compensation Committee administers our executive compensation program in accordance with our Compensation Committee Charter. The current charter is available at www.vulcanmaterials.com. On our website, select “Investor Relations,” then “Corporate Governance.” From there, you can visit our “Committees” page, which lists the composition of our board committees as well as their respective charters.

INDEPENDENT COMPENSATION CONSULTANT	Compensation Strategies, Inc. (CSI)

In 2015, CSI:

•  Provided the Compensation Committee with observations and recommendations on compensation and benefits for our CEO and other NEOs

•  Advised and assisted the Compensation Committee in the adoption of a new peer group, the establishment of an executive compensation clawback policy, and the addition of new executive officer stock retention requirements

•  Provided its recommendations with respect to Board compensation, as well as its advice on regulatory compliance and development of new programs

•  Conducted a benchmarking market study and analysis of executive compensation practices to ensure that compensation programs are reasonable and competitive

•  Representatives of CSI attended four meetings of the Compensation Committee in 2015 and participated in two executive sessions of the Compensation Committee

ABOUT CSI

CSI is engaged by and reports to the Compensation Committee, and occasionally meets with management to discuss compensation initiatives and issues. CSI does not provide any other services to the company. The Compensation Committee determined that CSI’s work as the Compensation Committee’s compensation consultant does not present any conflicts of interest.

In 2015, the company paid CSI $191,178 for executive compensation consulting services.

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MANAGEMENT

•  Supports the Compensation Committee by making recommendations and providing analyses, and occasionally meets with CSI to discuss compensation initiatives and competitive practices

•  The CEO is responsible for establishing annual performance goals for each of the other NEOs

•  The CEO is responsible for conducting an annual performance evaluation of each of the other NEOs against pre-established goals

•  Based on performance and competitive benchmarking reports, the CEO makes recommendations to the Compensation Committee for the compensation of the other NEOs

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THE ROLE OF INDIVIDUAL PERFORMANCE

In addition to the consideration of company performance and competitive market-based pay, the individual performance of each NEO is considered in determining his base salary and annual bonus. The Compensation Committee reviews a performance report for each NEO that is prepared by management. The performance of each NEO, including the CEO, is based primarily on how well the NEO achieves a set of pre-established goals during the year. The major accomplishments of the management team for 2015 are as follows:

•	Achieved Adjusted EBITDA* of $836 million, a $232 million improvement over prior year

•	Expanded aggregates gross profit as a percentage of freight-adjusted revenues* 550 basis points from the prior year

•	Completed a number of acquisitions totaling $47 million

•	Refinanced approximately $635 million of debt and increased the size of our line of credit which lowered our interest expense and increased our borrowing capacity

*	Adjusted EBITDA and aggregates gross profit as a percentage of freight-adjusted revenues are non-GAAP financial measures. See Annex A for a reconciliation of non-GAAP financial measures to our results reported under GAAP.

Following are the notable accomplishments of each NEO in 2015.

TOM HILL Chairman, President and Chief Executive Officer

Mr. Hill’s accomplishments during the year included:

•   Led the improved performance of the company, achieving significant growth in revenues, EBITDA, and share price while also improving earnings leverage of core aggregates business;

•   Completed the restructuring of the company’s business units into eight geographic divisions, facilitating close-to-the-market decision making and better positioning the company for growth;

•   Strengthened the company’s existing aggregates franchises and improved the profitability of related downstream product lines, through strategic bolt-on acquisitions, greenfield projects, and asset swaps; and

•   Effectively communicated the strategic vision for the company to a wide range of employees, building upon a strong culture of winning the right way.

JOHN MCPHERSON Executive Vice President and Chief Financial and Strategy Officer

Mr. McPherson’s accomplishments during the year included:

•   Continued to support operations in exceeding targets for shipments, unit profitability, gross margins and overall EBITDA;

•   Finalized and communicated an integrated capital structure and allocation plan, guiding actions consistent with this plan, and accelerating the return toward an investment grade credit position;

•   Strengthened the organization’s ability to deliver on intermediate-term growth expectations by aligning support function priorities with company-wide strategic initiatives; and

•   Further strengthened capital markets relationships and support for the company’s direction, including the design and execution of a successful Investor Day.

STAN BASS Chief Growth Officer

Mr. Bass’ accomplishments during the year included:

•   Led efforts that resulted in the Western Division reducing its injury incident rate by 34%;

•   Exceeded prior year EBITDA performance in the Western and Mountain West Divisions by 52%;

•   Successfully integrated four acquisitions, including 31 facilities, into the newly formed Mountain West Division; and

•   Enhanced key customer alignments and implemented large project and small business account initiatives, increasing volumes and profitability in the asphalt and aggregates product lines.

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MICHAEL MILLS Chief Administrative Officer

Mr. Mills’ accomplishments during the year included:

•   Led legal and risk strategies, consolidating outside legal work, simplifying subsidiary structure, reducing overall insurance costs and implementing enhanced risk assessment process;

•   Developed talent and capabilities of corporate administrative (operations services, SHE, lands, aviation) and external affairs (community and government relations) functions;

•   Provided thought and implementation leadership for development of company-wide strategic initiatives; and

•   Led international initiatives of the company, including record production and safety records at Mexican quarry.

DAVID CLEMENT President, Central Division

Mr. Clement’s accomplishments during the year included:

•   Exceeded prior year Central Division EBITDA performance by 19%;

•   Achieved momentum in price growth throughout the Central Division;

•   Enhanced the strategic position of the Central Division, including the addition of 20 million tons of reserves at the McCook Quarry, a realignment of pricing and sales tactics, and a strategic acquisition in East Tennessee; and

•   Successfully integrated the Mid-America area of the company into a new Central Division structure, leading the orderly transition of the Central Division management team with the integration of new vice president/general managers and financial leaders.

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Elements of Compensation

Our elements of compensation, all of which are discussed in greater detail below, include:

•	Base salary

•	Short-term performance-based bonus

•	Long-term equity-based incentives
•	Benefits and perquisites

•	Change-of-control protections

•	Retirement benefits

BASE SALARY

The base salary element of our compensation program is designed to be competitive with compensation paid to similarly-situated, competent, and skilled executives.

The Compensation Committee uses the information and procedures described below to set base salaries tied to individual performance, contribution to business results, and market compensation comparisons. The Compensation Committee determines if base salary adjustments are appropriate for our NEOs after considering all of the following factors:

•	NEO’s performance relative to the pre-established goals and objectives in his areas of responsibility

•	NEO’s overall managerial effectiveness with respect to planning, personnel development, communications, regulatory compliance and similar matters

•	Competitive pay levels for similarly situated executives set forth in compensation surveys and our peer group

•	Marketplace trends in salary increases

•	NEO’s potential for future contributions to the company, retention risks, fairness in view of our overall salary increases, and the ability of our company to pay the increased salaries

•	Economic environment and its impact on the company

We review annually the base salaries of the NEOs, and also at the time of a promotion or change in responsibilities. The following table sets forth the base salary of each NEO at December 31, 2015:

NAME	POSITION	2015 SALARY
Tom Hill	Chairman, President and Chief Executive Officer	$900,000
John McPherson	Executive Vice President and Chief Financial and Strategy Officer	$740,000
Stan Bass	Chief Growth Officer	$565,000
Michael Mills	Chief Administrative Officer	$433,000
David Clement	President, Central Division	$374,000

OUR NEOS FOR 2015 AND THEIR TENURES
Tom Hill	26 years
John McPherson	4 years
Stan Bass	19 years
Michael Mills	25 years
David Clement	24 years

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SHORT-TERM PERFORMANCE-BASED BONUS

Our short-term cash bonus incentive program is designed to motivate our executives, including the NEOs, and reward them with cash payments for achieving quantifiable, pre-established business results. We pay short-term incentives to our NEOs under the shareholder-approved Executive Incentive Plan (EIP), which is intended to yield cash bonus payments that constitute qualified performance-based compensation under Section 162(m) of the Code.

Meeting the Minimum Performance Threshold under the Executive Incentive Plan (EIP)

In order for the NEOs to be eligible to receive a cash bonus, the company must attain a minimum performance threshold for the year, as established by the Compensation Committee. The minimum performance threshold is used only to determine an NEO’s eligibility for a bonus payment under the EIP. If the minimum performance threshold is met, the actual amount of bonus payable is calculated in accordance with the process described in “Determining Bonus Payable.” For 2015, the minimum threshold was either: (1) cash earnings in the amount of $250 million; or (2) EBITDA in the amount of $400 million. Company performance exceeded each of these established minimum thresholds.

If the Compensation Committee determines that either of the minimum performance thresholds are met, our NEOs may receive a bonus under the EIP, subject to the Compensation Committee’s discretion to adjust the bonus downward from the maximum bonus amount set under the EIP. The Compensation Committee cannot exercise upward discretion.

Determining Bonus Payable

As we discussed in last year’s proxy statement, in order to incorporate Return on Capital Employed (ROCE) into our short-term incentive metric, the Compensation Committee approved “EBITDA Economic Profit (EP)” as the short-term incentive metric for 2015. This new metric provides an additional incentive for management to carefully consider deployment of capital as the company increases capital expenditures during the current construction up cycle.

EBITDA EP measures the extent to which EP adjusted EBITDA exceeds an operating capital charge. EP adjusted EBITDA is based on adjusted EBITDA, but includes other performance adjustments, such as business acquisition performance versus planned performance. The operating capital charge is based on our company’s average assets and liabilities associated with EP adjusted EBITDA multiplied by the estimated pretax cost of capital. We believe that changes in EBITDA EP positively correlate with changes in shareholder value better than other commonly used financial performance measures.

The 2015 EBITDA EP target of $54.3 million was based on performance during the preceding three years, weighted most heavily on the most recent fiscal year, less certain gains on sales of property or assets. The Compensation Committee determined to pay cash bonuses for 2015 financial performance (as reflected in the table below) based on EBITDA EP of $332 million, which was $278 million above the target.

Note: EBITDA EP is a non-GAAP measure. See Annex A for a reconciliation of non-GAAP financial measures to our results reported under GAAP.

Target and Actual Bonus

The table below shows for each NEO the target bonus, the maximum bonus payable under the EIP, and the actual cash bonus paid to each NEO based on 2015 financial performance. The maximum bonuses payable, referenced in the table below, are established under the shareholder-approved EIP. The EIP permits the payment of bonuses based on financial performance of up to 4 times an NEO’s target bonus, but not to exceed $7 million. In 2015, the Compensation Committee took action to limit the actual cash bonuses paid for 2015 financial performance to 2.5 times each NEO’s target bonus as set in February 2015.

Name	Base Salary	“Target Bonus” as a Percentage of Base Salary	Target Bonus Amount	Maximum Bonus Per EIP[1]	Cash Bonus Paid for 2015 Performance
Tom Hill	$900,000	100%	$900,000	$2,250,000	$1,923,000
John McPherson	$740,000	100%	$740,000	$1,850,000	$1,581,000
Stan Bass	$565,000	60%	$339,000	$848,000	$ 665,000
Michael Mills	$433,000	65%	$281,450	$704,000	$ 601,000
David Clement	$374,000	60%	$224,400	$561,000	$ 507,000

1 The amounts in this column equals 2.5 times the target bonus, which is the maximum bonus as set by the Compensation Committee.

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LONG-TERM EQUITY INCENTIVES

Our long-term equity incentive compensation program rewards the NEOs based on the future performance of our company, by providing awards for creating value for our shareholders. The goals of the long-term incentive program are to:

•	Ensure NEOs’ financial interests are aligned with our shareholders’ interests

•	Motivate decision making that improves financial performance over the long-term

•	Recognize and reward superior financial performance of our company

•	Provide a retention element to our compensation program

•	Promote compliance with the stock ownership guidelines for executives

Based principally on data and analysis from its independent compensation consultant, the Compensation Committee establishes a “standard” long-term equity incentive opportunity, expressed as a percentage of each NEO’s base salary, to be used when making long-term equity awards. The table below shows the applicable 2015 percentages for each of our NEOs when long-term awards were granted in February 2015.

Standard Long-Term Award Expressed as a Percentage of Base Salary for 2015
Tom Hill	250%
John McPherson	250%
Stan Bass	100%
Michael Mills	120%
David Clement	75%

The Compensation Committee retains the discretion to deviate from these percentages in determining actual long-term incentive grants it makes each year to reflect our company’s past performance, based on total shareholder return (TSR) or other quantifiable financial measures deemed appropriate.

Our shareholder-approved long-term incentive plan, the 2006 Plan, provides a variety of alternative forms of incentives that the Compensation Committee may use, at its discretion, for granting long-term incentives. These incentives include:

•	stock options

•	stock-only stock appreciation rights (SOSARs)

•	performance share units (PSUs)

•	restricted stock

In recent years, the Compensation Committee has used PSUs, SOSARs or a combination of both for annual equity incentive grants. The 2006 Plan expires on May 12, 2016.

See Proposal 2 on page 13 of this proxy statement for information regarding the 2016 Omnibus Long-Term Incentive Plan, which Vulcan’s shareholders are being asked to approve to replace the 2006 Plan and, if approved, will serve as the sole equity incentive compensation plan under which awards may be made.

2015 Long-Term Incentive Grants

Annually at its February meeting, the Compensation Committee grants long-term incentive awards. All such equity-based awards are priced on the date of grant. Typically, additional equity-based incentive grants have been made to NEOs at other times during the year only upon hire or promotion.

In 2015, the Compensation Committee made the annual long-term incentive grant to the NEOs in the form of a combination of SOSARs and PSUs. PSU grants comprised approximately 75% of the total value of the annual long-term incentive grants made to each NEO, while SOSARs comprised the remaining 25%. The number of equity-based awards granted is determined by valuing SOSARs and PSUs under valuation principles similar to generally accepted accounting principles (in the case of SOSARs, a Black-Scholes option pricing model and in the case of PSUs, a Monte Carlo simulation model). The Compensation Committee normally grants a number of equity-based awards that produces an award value on the date of the grant that approximates the 50th percentile level of awards made to similarly-situated executives determined by our competitive market analysis. However, the Compensation Committee may make adjustments each year to the number of units granted. In addition to the annual long-term incentive grants made in February 2015, the Compensation Committee awarded Mr. Bass with a retention grant of 14,000 restricted stock units (RSUs) to support the company’s succession plan.

A summary of all long-term incentive (LTI) grants made to NEOs in 2015 is as follows:

Name	2015 ANNUAL GRANTS			Total LTI Grants
	SOSARs	PSUs	RSUs
Tom Hill	30,800	30,900	0	61,700
John McPherson	25,400	25,400	0	50,800
Stan Bass	6,200	6,200	14,000	26,400
Michael Mills	7,100	7,100	0	14,200
David Clement	3,300	3,300	0	6,600

These awards are also reflected in the Summary Compensation Table on page 57 and the Grants of Plan-Based Awards table on page 58.

Performance Share Units (PSUs)

PSUs vest at the end of a four-year period to the extent that the company has met the performance goals established by the Compensation Committee. Vested PSUs are paid in Vulcan common stock. Unvested PSUs do not earn dividends.

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For PSUs granted in 2015, the performance measurement is the company’s total shareholder return (TSR) percentile rank relative to the TSR of the S&P 500 for the four-year period ending December 31, 2018. The Compensation Committee chose the S&P 500 as the comparison group for relative TSR performance because it is a broad and stable index group that represents investors’ alternative capital investment opportunities. Vulcan is also a member of the S&P 500. The following table shows the percentage of 2015 PSUs that will vest over the four-year period based on levels of performance achieved.

PERFORMANCE SHARE UNIT PAYMENT TABLE [1]
Grant Value	4-Year Average TSR Percentile Rank Relative to S&P 500 Index	% of PSUs Payable[2]
50th percentile level of awards made to similar executives, based upon a market analysis	75th or more	200
	50th	100
	25th or less	0

1	The 2015 grant amount was set at a level that approximated the 50th percentile level of awards made to similarly situated executives. Therefore, if the company’s 4-year average TSR relative to the S&P 500 Index is at the 50th percentile, the full award is paid. The payout is adjusted incrementally for performance above and below the 50th percentile and can range from 0% to 200%.
2	Payouts interpolated for returns between 25th and 50th percentile and 50th and 75th percentile.

Stock-Only Stock Appreciation Rights (SOSARs)

SOSARs entitle the recipient to receive, at the time of exercise, shares of Vulcan stock with a market value equal to the difference between the exercise price (the closing price of Vulcan stock on the date of grant) and the market price of Vulcan stock on the date the SOSARs are exercised. SOSARs have a ten-year term and vest at a rate of 25% annually over the first four years of their term.

Restricted Stock Units (RSUs)

RSUs vest on the fourth anniversary of their grant date. Once RSUs vest, payment will be made in the form of Vulcan common stock. Taxes are withheld when the net shares are distributed.

2015 Long-Term Incentive Payments of Prior Grants

In February 2015, our NEOs received payment for PSUs that were granted in 2011 which vested on December 31, 2014, because the applicable performance criteria were satisfied. These PSUs were paid out at 96.5% of the amount of the original grant made in 2011. The PSU payment percentage of 96.5% was based on TSR performance of our common stock relative to the TSR performance of the companies that comprise the S&P 500 Index.

Payment Calculation for PSUs Granted in 2011 Paid February 12, 2015
Executive	Units Granted in 2011	Percentage Payable	Units Payable
Tom Hill	5,700	96.50%	5,500
John McPherson	15,500	96.50%	14,957
Stan Bass	5,700	96.50%	5,500
Michael Mills	5,700	96.50%	5,500
David Clement	1,380	96.50%	1,331

In March 2015, payments were made for vested Deferred Stock Units (DSUs) from grants made in 2005. The NEOs may elect to defer payment of the DSUs through the Executive Deferred Compensation Plan (EDCP). All DSU payments deferred into the EDCP must remain in company stock. All the NEOs who hold DSUs elected deferral until the year of their retirement; therefore such shares must be held until the sixth month following retirement.

STOCK OWNERSHIP GUIDELINES

In order to align the interests of the NEOs with our shareholders’ interests and to promote a long-term focus for these officers, our company has executive stock ownership guidelines for the officers of our company. The guidelines are based on management’s and the compensation consultant’s assessment of market practice. The stock ownership requirements are higher for the CEO than for the other NEOs.

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The table below shows the guidelines for the NEOs, expressed as a multiple of base salary:

Name	Multiple of Base Salary Ownership Guidelines
Tom Hill	7x
John McPherson	5x
Stan Bass	4x
Michael Mills	4x
David Clement	3x

What Counts Toward the Guideline

•	shares owned personally

•	shares in the Vulcan 401(k) savings plan or other qualified retirement plans

•	shares in the company’s deferred compensation and nonqualified supplemental benefit plans

•	grants of restricted stock units

•	shares owned by a family member, shares held in trust for the benefit of the NEO or a family member, or shares held in trust for which such officer is trustee

What Does Not Count Toward the Guideline

•	“in the money” value of vested stock options and SOSARs

•	unvested performance share units

Annually, our CEO reviews compliance with the ownership guidelines and reports the results to the Compensation Committee. Messrs. Bass and Mills meet or exceed our ownership guidelines. All other NEOs were promoted since 2014 and have 5 years from the date of promotion to comply with applicable ownership requirements.

Share Retention Requirements

Pursuant to our newly-adopted equity retention policy as part of our stock ownership guidelines, all NEOs are required to retain 50% of net shares paid as incentive compensation until such officer meets or exceeds the applicable ownership guidelines.

BENEFITS AND PERQUISITES

NEOs participate in each of the benefit plans or arrangements that generally are made available to all salaried employees including:

•	medical and dental benefits;

•	life, accidental death and disability insurance; and

•	retirement plans.

Our company pays 100% of the premiums for individual long-term disability policies that insure base salary and target bonus in excess of that insured under the group contract up to a limit of $500,000 covered compensation.

We provide company-owned cars to the NEOs for their use. Additionally, we pay for the insurance, maintenance and fuel for such vehicles. Executives reimburse our company for a portion of the expense associated with personal use of these vehicles. In addition, the value of personal mileage is charged to the NEO as imputed income.

We also make the company-owned aircraft available to the CEO and other senior executives for business travel. The aircraft is available to the CEO and the other NEOs for personal use at the expense of the NEO. In 2015, John McPherson, an NEO, used the company-owned aircraft for commuting use on 7 occasions and the amount attributable to that use was included in his taxable income for the year. Depending on availability, Mr. McPherson also is permitted to ride along on the corporate aircraft when it is already scheduled to fly to a specific destination for a business purpose. This use has no incremental cost to Vulcan. During 2015, Mr. McPherson rode along on 6 such trips on the corporate aircraft when it already was scheduled to fly from Texas to our corporate headquarters in Birmingham, Alabama. The amounts attributable to these ride-alongs were included in his taxable income for the year. Except as set forth above, none of the other NEOs used company-owned aircraft for personal use.

We do not provide other perquisites, such as country club memberships, to the NEOs.

The Compensation Committee reviews our policies and determines whether and to what extent perquisites should be modified or continued.

CHANGE-OF-CONTROL PROTECTION AND POST TERMINATION AGREEMENTS

During fiscal 2015, each of our NEOs had a change of control severance agreement (the “Legacy COC Agreements”) and equity award agreements that provided for severance payments and accelerated vesting or payment of equity-based incentive awards only if a change of control actually occurred. All of our NEOs have waived their rights under their Legacy COC Agreements to the inclusion of target long-term incentive values in the calculation of cash severance and tax gross-ups with respect to excise taxes under Section 280G of the Code and, if applicable, waived their right to receive severance upon a voluntary termination of employment without good reason during a 30-day period following the first anniversary of a change of control (single-trigger).

Effective as of January 1, 2016, Vulcan entered into new Change of Control Employment Agreements (the “New COC Agreements”, and, together with the Legacy COC Agreements, the “COC Agreements”) with Messrs. Hill, McPherson, Bass and Mills, which replaced the Legacy COC Agreements with such individuals. The COC Agreements are largely consistent with the Legacy COC Agreements, with certain differences noted below. Each of the COC Agreements covers a term of three years and will be automatically extended annually for subsequent three-year terms unless Vulcan gives prior notice of non-extension. In the event of a change of control, said COC Agreement entitles the executive to continue employment with Vulcan for two years following the change of control, during which time period the executive will continue to hold a position and duties, and receive compensation and benefits, commensurate with

Vulcan 2016 Proxy Statement	COMPENSATION DISCUSSION AND ANALYSIS • ELEMENTS OF COMPENSATION	53

the practices in effect during the four-month period prior to the change of control. Severance benefits under each COC Agreement will be payable following a qualifying termination (termination by the executive for good reason or by Vulcan without cause) that occurs within two years following (or prior to, but in connection with) a change of control. A change of control is defined to include: (a) the acquisition of 30%, in the case of the New COC Agreements, and 20%, in the case of the Legacy COC Agreements, or more of the outstanding Vulcan stock or voting power by an individual, entity or group; (b) a change in the majority of the board of directors of Vulcan that is not endorsed by the incumbent board of directors; and (c) consummation of a reorganization, merger, consolidation or similar corporate transaction that results in a new group holding at least 50%, in the case of the New COC Agreements, and 40%, in the case of the Legacy COC Agreements, of the beneficial ownership of the outstanding Vulcan stock or voting power.

The COC Agreements provide for a payment of 3 times the sum of base salary and average bonus upon a change of control. Effective as of January 1, 2016, Mr. Clement is subject to a Change of Control Severance Plan (COC Plan) that provides for a payment of 2.5 times the sum of base salary and average bonus upon a change of control. Other than the payout amount, the terms of the COC Plan are consistent with the New COC Agreements.

We provide change of control protections to provide for retention and continuity in order to minimize disruptions during a pending or anticipated change of control. For a detailed description of these change of control benefits, refer to “NEO Change-of-Control Agreements and Related Cash Severance Benefits” on page 63.

RETIREMENT BENEFITS

Our company provides the following retirement benefits to our NEOs:

Benefit	Background
Retirement Plan*	This pension plan covers all salaried employees of our company hired prior to July 15, 2007.
Supplemental Plan*	The Unfunded Supplemental Benefit Plan provides for benefits that are curtailed under the Retirement Plan and the 401(k) Plan due to Internal Revenue Service pay and benefit limitations for qualified plans. This Plan is designed to provide retirement income benefits, as a percentage of pay, which are similar for all employees regardless of compensation levels. The Unfunded Supplemental Benefit Plan eliminates the effect of tax limitations on the payment of retirement benefits, except to the extent that it is an unfunded plan and a general obligation of our company.
401(k) Plan	This plan has two components: (1) an employee contribution feature with company matching, and (2) a profit-sharing feature.
*A discussion of all retirement benefits provided to the NEOs is set forth under the heading “Retirement and Pension Benefits” on page 61.

54	COMPENSATION DISCUSSION AND ANALYSIS • ELEMENTS OF COMPENSATION	Vulcan 2016 Proxy Statement

Considering Risk, Accounting and Tax Considerations

Our compensation programs are balanced, focused and give considerable weight to the long-term performance of our company. Under this structure, the highest amount of compensation can only be achieved through consistent superior performance over sustained periods of time. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Likewise, the elements of compensation are balanced among current cash payments and long-term equity-based incentive awards. The Compensation Committee retains the discretion to adjust compensation for quality of performance and adherence to our company’s values.

Based on the foregoing features of our compensation programs, the Compensation Committee has concluded that risks arising from compensation policies and practices for employees of the company and its affiliates are not reasonably likely to have a material adverse effect on the company as a whole.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

In administering the compensation program for NEOs, the Compensation Committee considers the applicability of Section 162(m) of the Code, the consequences under financial accounting standards, the tax consequences in our analysis of total compensation and the mix of compensation elements, base, bonus and long-term incentives. Section 162(m) prohibits public companies from taking a tax deduction for compensation that is paid to any one of certain employees in excess of $1,000,000, unless the compensation qualifies as performance-based compensation within the meaning of the Code. To preserve the deductibility of compensation, we intend that bonus payments made according to the EIP and grants of long-term incentives under our 2006 Plan and, if approved by shareholders, the 2016 Plan, are intended to qualify as “qualified performance-based compensation.” The Compensation Committee has the discretion to design and implement compensation elements that may not be deductible under Section 162(m) if the Compensation Committee determines that, despite the tax consequences, those elements are in our company’s best interest to adopt. For example, we do not issue incentive stock options (ISOs), even though ISOs provide potential tax advantages to the recipient, because of the negative tax and accounting consequences to our company.

Vulcan 2016 Proxy Statement	COMPENSATION DISCUSSION AND ANALYSIS • CONSIDERING RISK, ACCOUNTING AND TAX CONSIDERATIONS	55

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis as set forth above with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Dated: February 11, 2016

COMPENSATION COMMITTEE

James T. Prokopanko, Chair

Thomas A. Fanning

Donald B. Rice

Lee J. Styslinger, III

56	COMPENSATION COMMITTEE REPORT	Vulcan 2016 Proxy Statement

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth, for the three most recently completed fiscal years, information concerning the compensation of our NEOs employed as of December 31, 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compen- sation(4) ($)	Total ($)
J. Thomas Hill Chairman, President & Chief Executive Officer	2015 2014 2013	891,668 668,917 391,674	0 0 0	2,312,865 792,750 1,462,550	775,236 274,250 118,720	1,923,000 1,590,000 390,000	2,195,294 805,186 0	163,523 74,358 93,783	8,261,586 4,205,461 2,456,727
John R. McPherson EVP and Chief Financial and Strategy Officer	2015 2014 2013	733,338 598,808 461,250	0 0 0	1,901,190 792,750 1,521,565	639,318 274,250 137,376	1,581,000 1,310,000 325,000	0 0 0	286,473 118,646 53,190	5,141,319 3,094,454 2,498,381
Stanley G. Bass Chief Growth Officer	2015 2014 2013	562,800 545,134 647,714	0 0 0	1,511,970 443,940 375,550	156,054 153,580 118,720	665,000 567,000 568,000	501,706 653,327 213,903	98,711 96,175 495,168	3,496,241 2,459,156 2,419,055
Michael R. Mills Chief Administrative Officer	2015 2014 2013	429,508 410,008 400,008	0 0 0	531,435 456,624 1,462,550	178,707 157,968 118,720	601,000 573,000 352,000	522,763 581,778 295,089	78,028 61,314 418,251	2,341,441 2,240,692 3,046,618
David P. Clement President, Central Division	2015 2014 2013	371,888 357,924 284,178	0 0 0	247,005 228,312 58,479	83,061 78,984 18,317	507,000 542,000 159,000	506,675 374,968 42,629	85,252 37,324 18,247	1,800,881 1,619,512 580,850

(1)	Pursuant to the rules of the SEC, we have provided a grant date fair value for Stock Awards and Option Awards in accordance with the provisions of FASB ASC Topic 718. For Option Awards (including SOSARs), the fair value is estimated as of the date of grant using the Black-Scholes option pricing model, which requires the use of certain assumptions, including the risk-free interest rate, dividend yield, volatility and expected term. The risk-free interest rate is based on the yield at the date of grant of a U.S. Treasury security with a maturity period equal to or approximating the option’s expected term. The dividend yield assumption is based on our historical dividend payouts adjusted for current expectations of future dividend payouts. The volatility assumption is based on the historical volatility, and expectations regarding future volatility, of our common stock over a period equal to the option’s expected term. The expected term of options granted is based on historical experience and expectations about future exercises and represents the period of time that options granted are expected to be outstanding. For Performance Share Awards, the fair value is estimated on the date of grant using a Monte Carlo simulation model. For the highest performance level the maximum number of shares payable and the estimated grant date value are 61,800 shares ($4,625,730) for Mr. Hill; 50,800 shares ($3,802,380) for Mr. McPherson; 12,400 shares ($928,140) for Mr. Bass; 14,200 shares ($1,062,870) for Mr. Mills; and 6,600 shares ($494,010) for Mr. Clement. In February 2015, Mr. Bass received a retention grant of 14,000 RSUs. For these RSUs, the fair value is estimated based primarily on the market value of the shares on the date of grant. We do not believe that the fair values estimated on the grant date, either by the Black-Scholes model or any other model, are necessarily indicative of the values that might eventually be realized by an executive.
(2)	The Executive Incentive Plan (EIP) payments were made on March 14, 2016 for the previous year’s performance. See discussion of the EIP under heading “Compensation Discussion and Analysis” above.
(3)	Includes only the amount of change in pension value because our company does not provide any above market earnings on deferred compensation balances. The year over year change in pension value was attributable to three primary factors which were: (a) aging (one year closer to retirement), (b) increase in the accrued benefit (pay accrual), and (c) change in actuarial assumptions (change in interest rate from 3.50% to 3.84%, and mortality table to RP-2014 Health Employee & Annuitant Mortality White Collar Table, adjusted to 2006 base rates, with generational improvements projected using Scale MP-2015).

FOOTNOTE 3 Breakout detail of change in pension value

Name	Aging (one year closer to retirement) ($)	Increase in Accrued Benefit ($)	Change in Assumptions ($)	Total Change ($)
Tom Hill	90,534	2,311,769	(207,009)	2,195,294
John McPherson(a)	0	0	0	0
Stan Bass	64,549	567,317	(130,160)	501,706
Michael Mills	75,150	590,443	(142,830)	522,763
David Clement	45,957	577,755	(117,037)	506,675

(a)	Mr. McPherson was hired after 2007 and is not eligible to participate in the company’s defined benefit plan.

Vulcan 2016 Proxy Statement	EXECUTIVE COMPENSATION • SUMMARY COMPENSATION TABLE	57

(4)	Includes qualified defined contribution plan contributions, company-paid life insurance premiums, deferred stock unit dividend equivalents granted in 2015, commuting expenses, relocation expenses and personal use of company automobile, as set forth in the following table.

FOOTNOTE 4 Breakout detail of all other compensation

Name	Non-Qualified SERP Contributions ($)	Qualified 401(k) Contributions ($)	Company Paid Life Insurance Premiums ($)	Personal Use of Company Automobile ($)	Commuting Expenses ($)	Personal Use of Company Aircraft ($)	Relocation Expenses ($)	Deferred Stock Unit Dividend Equivalent ($)	Total ($)
Tom Hill	138,000	24,000	1,440	0	0	0	0	83	163,523
John McPherson	117,300	15,900	1,440	5,378	27,811	0	118,644	0	286,473
Stan Bass	66,901	24,000	1,440	4,387	0	0	1,983	0	98,711
Michael Mills	51,751	23,850	1,440	987	0	0	0	0	78,028
David Clement	32,520	24,000	1,440	0	0	0	27,292	0	85,252

GRANTS OF PLAN-BASED AWARDS

The following table sets forth the grants of plan-based awards in 2015 to our NEOs:

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (# OF SHARES)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securi- ties Un- derlying Options (#)	Exercise or Base Price of Option Awards(1) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Tom Hill	2/12/2015	0	900,000	2,250,000	0	30,900	61,800	0		30,800	79.41	3,088,101
John McPherson	2/12/2015	0	740,000	1,850,000	0	25,400	50,800	0		25,400	79.41	2,540,508
Stan Bass	2/12/2015	0	339,000	848,000	0	6,200	12,400	14,000	(3)	6,200	79.41	1,668,024
Michael Mills	2/12/2015	0	281,450	704,000	0	7,100	14,200	0		7,100	79.41	710,142
David Clement	2/12/2015	0	224,400	561,000	0	3,300	6,600	0		3,300	79.41	330,066

(1)	Exercise price was determined using the closing price of our common stock on the grant date as required under the 2006 Plan.
(2)	Amount represents the grant date fair values calculated in accordance with FASB ASC Topic 718. The grant date fair value of $74.85 for the PSUs and RSUs granted on 2/12/2015 was calculated using a Monte Carlo simulation model. The grant date fair value of $25.17 for the SOSARs granted on 2/12/2015 was calculated using a Black-Scholes option pricing model. Fair value was calculated on the number of units granted.
(3)	In February 2015, Mr. Bass received a retention grant of 14,000 RSUs. For these RSUs, the fair value is estimated based primarily on the market value of the shares on the date of grant.

58	EXECUTIVE COMPENSATION • SUMMARY COMPENSATION TABLE	Vulcan 2016 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Certain information concerning unexercised options, stock awards that have not vested and equity incentive plan awards for each of the NEOs outstanding as of December 31, 2015 is set forth in the table below:

Name	OPTION AWARDS						STOCK AWARDS
	Grant Date	Number of Securities Underlying Unexercised Exercisable Options (#)	Number of Securities Underlying Unexercised Unexercisable Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(11) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(12) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(11) ($)
Tom Hill	2/8/2007	8,910	0		109.20	2/8/2017
	2/7/2008	5,760	0		70.69	2/7/2018
	2/12/2009	18,570	0		47.47	2/12/2019
	2/11/2010	9,300	0		43.05	2/11/2020
	3/1/2011	5,600	0		43.63	3/1/2021
	2/9/2012	0(1)	0		0	n/a			15,514(5)	1,473,365
	2/7/2013	3,500(2)	3,500		55.41	2/7/2023			7,000(6)	664,790
	12/20/2013						20,000(9)	1,899,400
	2/13/2014	3,125(3)	9,375		66.00	2/13/2024			12,500(7)	1,187,125
	2/12/2015	0(4)	30,800		79.41	2/12/2025			30,900(8)	2,934,573
John McPherson	11/9/2011	355,600	0		29.05	11/9/2021
	11/9/2011	15,300	0		29.05	11/9/2021
	2/9/2012	0(1)	0		0	n/a			20,077(5)	1,906,713
	2/7/2013	4,050(2)	4,050		55.41	2/7/2023			8,100(6)	769,257
	12/20/2013						20,000(9)	1,899,400
	2/13/2014	3,125(3)	9,375		66.00	2/13/2024			12,500(7)	1,187,125
	2/12/2015	0(4)	25,400		79.41	2/12/2025			25,400(8)	2,412,238
Stan Bass	2/8/2007	8,910	0		109.20	2/8/2017
	2/7/2008	5,760	0		70.69	2/7/2018
	2/12/2009	18,570	0		47.47	2/12/2019
	2/11/2010	9,300	0		43.05	2/11/2020
	3/1/2011	5,600	0		43.63	3/1/2021
	2/9/2012	0(1)	0		0	n/a			15,514(5)	1,473,365
	2/7/2013	3,500(2)	3,500		55.41	2/7/2023			7,000(6)	664,790
	2/13/2014	1,750(3)	5,250		66.00	2/13/2024			7,000(7)	664,790
	2/12/2015	0(4)	6,200		79.41	2/12/2025	14,000(10)	1,329,580	6,200(8)	588,814
Michael Mills	2/8/2007	8,910	0		109.20	2/8/2017
	2/7/2008	6,510	0		70.69	2/7/2018
	2/12/2009	20,970	0		47.47	2/12/2019
	2/11/2010	3,500	0		43.05	2/11/2020
	3/1/2011	5,600	0		43.63	3/1/2021
	2/9/2012	0(1)	0		0	n/a			15,514(5)	1,473,365
	2/7/2013	3,500(2)	3,500		55.41	2/7/2023			7,000(6)	664,790
	12/20/2013						20,000(9)	1,899,400
	2/13/2014	1,800(3)	5,400		66.00	2/13/2024			7,200(7)	683,784
	2/12/2015	0(4)	7,100		79.41	2/12/2025			7,100(8)	674,287

Vulcan 2016 Proxy Statement	EXECUTIVE COMPENSATION • OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	59

Name	OPTION AWARDS						STOCK AWARDS
	Grant Date	Number of Securities Underlying Unexercised Exercisable Options (#)	Number of Securities Underlying Unexercised Unexercisable Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(11) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(12) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(11) ($)
David Clement	2/8/2007	2,040	0		109.20	2/8/2017
	2/7/2008	1,890	0		70.69	2/7/2018
	2/12/2009	4,520	0		47.47	2/12/2019
	2/11/2010	3,180	0		43.05	2/11/2020
	3/1/2011	1,370	0		43.63	3/1/2021
	2/9/2012	0(1)	0		0	n/a			2,707(5)	257,084
	2/7/2013	540(2)	540		55.41	2/7/2023			1,090(6)	103,517
	2/13/2014	900(3)	2,700		66.00	2/13/2024			3,600(7)	341,892
	2/12/2015	0(4)	3,300		79.41	2/12/2025			3,300(8)	313,401

Options in footnotes 2, 3, and 4 vest at a rate of 25% per year in years 1 – 4.

(1)	No Options were granted in 2012.
(2)	Options with vesting dates 2/7/14, 2/7/15, 2/7/16, and 2/7/17.
(3)	Options with vesting dates 2/13/15, 2/13/16, 2/13/17, and 2/13/18.
(4)	Options with vesting dates 2/12/16, 2/12/17, 2/12/18, and 2/12/19.

PSUs in footnotes 5, 6, 7 and 8 cliff vest 100% after a four-year performance period.

(5)	PSUs with vesting date of 12/31/15.
(6)	PSUs with vesting date of 12/31/16.
(7)	PSUs with vesting date of 12/31/17.
(8)	PSUs with vesting date of 12/31/18.
(9)	Restricted Stock Units cliff vest 100% after a four-year period, with a vesting date of 12/20/2017.
(10)	Restricted Stock Units cliff vest 100% after a four-year period, with a vesting date of 2/12/2019.
(11)	Based on closing price of our common stock on the NYSE on December 31, 2015, $94.97.
(12)	Vested PSUs adjusted for company performance through 12/31/2015. Unvested PSUs reported at target.

Deferred Compensation Plan

Our Executive Deferred Compensation Plan was established in 1998 to allow executives to defer a portion of their current year’s compensation in a tax-efficient manner. We believe that providing a tax deferral plan gives our executives flexibility in tax and financial planning and provides an additional benefit at little cost to our shareholders. Our company does not make any contributions to the plan on behalf of the participants. Because our company purchases assets that mirror, to the extent possible, participants’ deemed investment elections under the plan, the only costs to our company related to the plan are administrative costs and any contributions that may be necessary to true-up account balances with deemed investment results. The plan allows executives with annual compensation (base salary and average annual short-term bonus) of $200,000 or more to defer receipt of up to 50% of base salary, up to 100% of annual cash bonus and, beginning in 2007, up to 100% (net of FICA and any applicable local taxes) of long-term incentive awards, which are not excluded from deferral eligibility by the Code (or regulations thereunder), until a date selected by the participant. The amounts deferred are deemed invested as designated by participants in our company’s common stock (a “phantom stock” account) or in dollar-denominated accounts that mirror the gains or losses of the various investment options available under our company’s 401(k) plan. The plan does not offer any guaranteed return to participants.

The plan is funded by a “rabbi trust” arrangement owned by our company, which holds assets that correspond to the deemed investments of the plan participants and pays benefits at the times elected by the participants. Participants have an unsecured contractual commitment from our company for payment when the amounts accrue. Upon the death or disability of a participant or upon a change in control of our company, all deferred amounts and all earnings related thereto will be paid to the participant or participant’s beneficiaries in a single lump sum cash payment.

Effective for deferrals made after January 1, 2007, the plan permits executives to defer payouts of PSUs and DSUs into the plan, which would, absent such deferral, be distributed to the executives and immediately taxable. The PSU and DSU deferrals generally will be credited to the plan participant accounts in the form of phantom stock and an equal number of shares of our common stock will be deposited by our company into the rabbi trust. Deferrals of long-term incentive compensation payments are also invested in phantom stock of our company and may not be reallocated to an alternative investment option while in the plan.

60	EXECUTIVE COMPENSATION • OPTION EXERCISES AND STOCK VESTED	Vulcan 2016 Proxy Statement

The following table shows the contributions, earnings, distributions and year-end account values for the NEOs under the plan:

NONQUALIFIED DEFERRED COMPENSATION PLAN

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(1) ($)
Tom Hill	58,136	0	226,292	0	870,614
John McPherson	0	0	0	0	0
Stan Bass	0	0	0	0	0
Michael Mills	0	0	0	0	0
David Clement	0	0	10,159	0	58,987

(1)	Includes both the executive contributions and the earnings on those contributions. Cash-based salary and cash annual bonus amounts contributed by the executives are included in the amounts reported in the Summary Compensation Table in the year of deferral. PSU and DSU deferrals are included as compensation in the year of the grant. Above-market earnings are not reported as our company does not provide for such earnings on deferred compensation.

OPTION EXERCISES AND STOCK VESTED

Certain information concerning each exercise of stock options and each vesting of stock during the fiscal year ended December 31, 2015, for each of the NEOs on an aggregate basis is set forth in the table below:

Name	OPTION AWARDS		STOCK AWARDS

	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Tom Hill	22,000	686,620	6,212	487,882
John McPherson	0	0	14,957	1,166,646
Stan Bass	25,400	482,140	5,500	429,000
Michael Mills	8,880	197,943	5,500	429,000
David Clement	6,370	116,957	1,331	103,818

(1)	Calculated by multiplying the difference between the fair market value of our common stock on the date of exercise and the option exercise price by the number of options exercised.
(2)	Represents the payment of Deferred Stock Units (DSUs) and Performance Share Units (PSUs). Both DSUs and PSUs were paid 100% in stock.
(3)	Calculated by multiplying the number of units vested by the high/low average price of our common stock on the vesting date for DSUs and by the closing price of our common stock for PSUs.

RETIREMENT AND PENSION BENEFITS

Generally most full-time salaried employees of our company that were hired prior to July 15, 2007, including all of the NEOs except Mr. McPherson, participate in our company’s pension plans. Our NEOs are also eligible for supplemental retirement programs, as described below. Retirement benefits become payable as early as the date on which participants both attain age 55 and complete one year of service.

Vulcan 2016 Proxy Statement	EXECUTIVE COMPENSATION • OPTION EXERCISES AND STOCK VESTED	61

The following table provides for each NEO the number of years of credited service and the present value of accumulated benefits as of December 31, 2015 under each plan in which the NEO participates. The narrative that follows this table provides a description of the material features of each plan.

PENSION BENEFITS
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Tom Hill	Retirement Income Plan	23 3/12	1,052,763	0
	Supplemental Benefit Plan	23 3/12	3,810,775	0
John McPherson	Retirement Income Plan	n/a	n/a	0
	Supplemental Benefit Plan	n/a	n/a	0
Stan Bass	Retirement Income Plan	17 7/12	747,288	0
	Supplemental Benefit Plan	17 7/12	1,663,751	0
Michael Mills	Retirement Income Plan	22 9/12	978,974	0
	Supplemental Benefit Plan	22 9/12	1,757,715	0
David Clement	Retirement Income Plan	21 9/12	929,560	0
	Supplemental Benefit Plan	21 9/12	981,976	0

(1)	The present value of accumulated benefits are based on benefits payable at age 62, the earliest age under the plans at which benefits are not reduced, or current age if the participant is older than age 62. The following FASB ASC Topic 715 “Compensation—Retirement Benefits” assumptions as of December 31, 2015 were used to determine the present values:
(i)	discount rate of 3.84%;
(ii)	mortality based on the RP-2014 Healthy Employee & Annuitant Mortality White Collar Table, and generational improvements projected using Scale MP-2015;
(iii)	present values for lump sums are based on projected segmented interest rates and the prescribed 2015 IRS Mortality Table;
(iv)	Supplemental Benefit Plan benefits assumed to be paid as a 10 Year Term Certain Annuity; and
(v)	for the Retirement Income Plan, 40% of the benefit accrued before December 31, 2000 is assumed to be paid as a lump sum, with the remainder of the accrued benefit assumed to be paid as a single life annuity.

Retirement Income Plan

The Retirement Income Plan for Salaried Employees (Retirement Plan) provides benefits under a funded noncontributory defined benefit plan and covers most salaried employees, including all executive officers, hired prior to July 15, 2007. In 2013, the Retirement Plan was amended to freeze service accruals effective December 31, 2013 and pay accruals effective December 31, 2015.

The normal retirement date is defined in the Retirement Plan as the first day of the calendar month immediately following a participant’s 65th birthday. The amount of benefit is based on earnings, service and the age at which a participant commences receiving a benefit. Eligible earnings under the Retirement Plan, or “Final Average Earnings,” is the average of a participant’s highest 36 consecutive months of earnings and includes base monthly salary and any awards under the EIP, as reflected in the “Salary” and “Non-equity Incentive Plan Compensation” columns of the Summary Compensation Table. Under Section 415 of the Code, the maximum annual benefit allowable under the Retirement Plan for an employee retiring at age 65 in 2015 is $210,000. In addition, Section 401 of the Code limits the amount of a participant’s compensation that may be taken into account under the Plan to $265,000. These dollar limits are subject to cost of living adjustments.

The Retirement Plan formula provides a monthly benefit equal to 0.9% of final average earnings per year of service accrued prior to age 45, plus 1.2% of final average earnings per year of service accrued after age 44, plus .5% of Final Average Earnings in excess of 50% of the Social Security Wage Base applied to all years of service. A vested participant may commence receiving early retirement benefits under the Retirement Plan as early as age 55. The amount of early retirement reduction depends on the age of a participant when active employment ceases. If active employment ceases after age 55 and retirement income commences at age 62, or later, the monthly benefit is not reduced. However, if the benefit commences prior to age 62, the monthly benefit is reduced at a rate of 7% per year for commencement between ages 55 and 62. If active employment ceases prior to age 55, the monthly benefit is actuarially reduced for commencement between ages 55 and 65.

The normal form of retirement benefit under the Retirement Plan for an unmarried participant is a single life annuity, which is a monthly payment for life. The normal form of retirement benefit under the Retirement Plan for a married participant is a 75% joint and survivor annuity, which is a monthly payment for the life of the participant, and thereafter 75% of that amount to the surviving spouse payable for his or her lifetime. The Retirement Plan also permits the

62	EXECUTIVE COMPENSATION • RETIREMENT AND PENSION BENEFITS	Vulcan 2016 Proxy Statement

participant to elect, with spousal consent, other annuity options and a lump sum payment for benefits accrued prior to 2001. The optional forms of payment are subject to actuarial adjustment.

Unfunded Supplemental Benefit Plan

The Unfunded Supplemental Benefit Plan for Salaried Employees (Supplemental Plan) enables our company to pay any person whose pension under the Retirement Plan has been reduced as a result of the limitations imposed by Sections 401 and 415 of the Code, an amount equal to the difference between the amount the person would have received under the Retirement Plan had there been no limitations and the amount the person will receive under the Retirement Plan after giving effect to the limitations. In 2013, the Supplemental Plan was also amended to freeze future service and pay accruals in the same manner as described above for the qualified Retirement Plan.

The Supplemental Plan is unfunded and amounts payable to the employees covered thereby are considered to be general obligations of our company; however, the Supplemental Plan contains provisions that allow for the funding of a rabbi trust to improve the security of the benefit, to some extent, upon the occurrence of a COC event (as defined in the Supplemental Plan).

The determination of the benefit amount and the payment options under the Supplemental Plan are the same as the Retirement Plan, except as follows. Effective January 1, 2007, the Supplemental Plan was amended to allow existing participants to make an election to receive supplemental pension benefits in the form of installment payments over a period of 10 years, thereby accelerating payout somewhat and minimizing to some extent the risk of future non-payment. The installment payments are actuarially equivalent to the various annuity options available under the Retirement Plan. New participants in the Supplemental Benefit Plan on or after January 1, 2007 automatically receive their supplemental pension benefits in the form of installment payments over a period of 10 years and have no other payment options.

Eligibility for Early Retirement

As of February 1, 2016, Messrs. Hill, Mills and Clement were eligible for early retirement under the Retirement Plan and the Supplemental Plan.

PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

This Section describes and estimates payments that could be made to the NEOs under different termination and change-of-control (COC) events. The estimated payments would be made under the terms of our company’s compensation and benefits programs or the COC Agreements with Messrs. Hill, McPherson, Bass and Mills and the COC Plan with respect to Mr. Clement. The amount of potential payments is calculated as if the different events occurred as of December 31, 2015 and assumes that the price of our company’s common stock is the closing market price as of December 31, 2015. The payments that may be made to the NEOs under the Legacy COC Agreements, which were superseded and replaced by the New COC Agreements on January 1, 2016, are identical to the payments that may be made to the NEOs under the New COC Agreements.

Description of Termination and Change-of-Control Events

The following charts list different types of termination and COC events that can affect the treatment of payments under our company’s compensation and benefit programs. These events also affect payments to the NEOs under their COC Agreements or COC Plan for Mr. Clement. None of the COC Agreements provide for a single trigger; therefore, no payments are made under the COC Agreements unless, within two years of the COC, the officer is involuntarily terminated or he voluntarily terminates for good reason (as described below).

Termination Events

•	Retirement or Retirement Eligible—Termination of a NEO who is at least 55 years old and has at least one year of credited service.

•	Involuntary Termination without Cause—Termination by our company of a NEO who is not retirement eligible.

•	Resignation—Voluntary termination by a NEO who is not retirement eligible.

•	Death or Disability—Termination of a NEO due to death or disability.

•	Involuntary Termination for Cause—Termination of a NEO for cause. Cause includes individual performance below minimum performance standards and misconduct.

NEO Change-of-Control Agreements and Related Cash Severance Benefits

Our company had previously entered into Legacy COC Agreements, which were superseded and replaced by New COC Agreements on January 1, 2016, with each of our NEOs, except for Mr. Clement, who is a participant in our COC Plan. In addition to the treatment of the benefits described above, our NEOs are entitled to a cash severance benefit if, within two years of a COC, their employment is involuntarily terminated, without cause, or they voluntarily resign for good reason. These claims are subject to standard release and waiver of claims requirements.

The COC severance payment is three times each NEO’s (or, in the case of Mr. Clement, 2.5 times) base annual salary and short-term bonus, as defined in their COC Agreements or the COC Plan, as applicable. Also, such severance payments include the continuation of health, medical and other fringe benefits for a period of three (or, in the case of Mr. Clement, 2.5) years following termination. All of our COC Agreements and our COC Plan have a double trigger termination right (requiring both a COC and a qualifying termination of employment in order to receive COC severance payments), and do not include the long-term incentive value in the severance calculation or have tax gross-ups. In addition, each COC Agreement and our COC Plan provides for the payment of a pro-rata short-term bonus for the year of termination.

Vulcan 2016 Proxy Statement	EXECUTIVE COMPENSATION • PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	63

The table below reflects an estimate of the severance payments that would be made to our NEOs if they were terminated as of December 31, 2015 in connection with a COC:

Name	Severance Multiple	2015 Base Salary ($)	Greater of 3-Year Avg or Target Bonus ($)	Total Cash Severance Payments ($)	Pro-rata Bonus ($)	Cash Severance Amount(1) ($)
Tom Hill	3	900,000	900,000	5,400,000	900,000	6,300,000
John McPherson	3	740,000	740,000	4,440,000	740,000	5,180,000
Stan Bass	3	565,000	445,000	3,030,000	445,000	3,475,000
Michael Mills	3	433,000	407,000	2,520,000	407,000	2,927,000
David Clement(2)	2.5	374,000	254,000	1,570,000	254,000	1,824,000

(1)	These amounts represent cash severance payments to be paid to the NEOs under the Legacy COC Agreements (and, in the case of Mr. Clement, under the COC Plan) in the event of a COC and do not include the value of other COC benefits. The amounts included here are identical to amounts payable under the New COC Agreements if such agreements were effective as of December 31, 2015.
(2)	These amounts represent cash severance payments to be paid to Mr. Clement under the COC Plan if such plan was effective as of December 31, 2015 in the event of a COC and do not include the value of other COC benefits.

Termination Pay and Benefits Programs

The following chart describes the treatment of different pay and benefit elements in connection with these termination events:

Program	Retirement/ Retirement Eligible	Involuntary Termination Not For Cause	Resignation	Death Or Disability	Involuntary Termination For Cause
Pension: • Retirement Plan • Supplemental Plan	Participant may commence benefit payment	Participant is considered Terminated Vested	Participant is considered Terminated Vested	Spouse may commence survivor benefit on or after the date that the Participant would have attained age 55	Participant may commence benefit payment or will be Terminated Vested depending on age

Executive Deferred Compensation	Payment made in accordance with deferral election	Payout made the year following the year of termination in a lump sum	Payout made the year following the year of termination in a lump sum	Payment commences the year after death or disability in the form elected	Payout made the year following the year of termination in a lump sum

EIP	Eligible to receive full payment	Eligible to receive full payment	Eligible to receive full payment	Eligible to receive full payment	No payment

Stock Options/ SOSARs	Full term to exercise vested options; if 62 or older, non-vested options continue to vest; noncompetition agreement may be required for exercising vested options	Non-vested options forfeited; 30 days to exercise vested options	Non-vested options forfeited; 30 days to exercise vested options	Vesting accelerated. Under death, estate has one year to exercise. Under disability, have full remaining term to exercise.	Forfeit all, vested and non-vested

PSUs	If age 62 or older, vesting is accelerated, otherwise pro-rata vesting	Non-vested units are forfeited	Non-vested units are forfeited	Vesting is accelerated	Forfeit all, vested and non-vested

64	EXECUTIVE COMPENSATION • PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	Vulcan 2016 Proxy Statement

Program	Retirement/ Retirement Eligible	Involuntary Termination Not For Cause	Resignation	Death or Disability	Involuntary Termination For Cause

RSUs	Non-vested units are forfeited	Non-vested units are forfeited	Non-vested units are forfeited	Vesting is accelerated	Non-vested units are forfeited

401(k) Plan	May take payment or defer until age 70 1⁄2	May take payment or defer until age 70 1⁄2	May take payment or defer until age 70 1⁄2	Account distributed by March 1 of the following year	May take payment or defer until age 70 1⁄2

Supplemental Plan (Defined Contribution)	May take payment or defer until age 70 1⁄2	May take payment or defer until age 70 1⁄2	May take payment or defer until age 70 1⁄2	Account distributed by March 1 of the following year	May take payment or defer until age 70 1⁄2

Severance Benefits	None	None	None	None	None

Health Benefits	May continue to age 65 if age + years of service equals at least 70	Coverage ceases; eligible for coverage extension under COBRA	Coverage ceases; eligible for coverage extension under COBRA	Under age 55, 3 months spousal extension, then COBRA; over age 55, same as retiree	Under age 55, same as resignation; over age 55, same as retiree

COC-Related Events

•	A COC occurs under certain of our company’s award agreements executed in connection with the grant of equity awards under the 2006 Plan upon:

(i)	acquisition by any person or group of more than 50% of the total fair market value or voting power of our common stock. A transfer or issuance of our stock is counted only if the stock remains outstanding after the transaction. An increase in stock ownership as a result of the company’s acquisition of its own stock in exchange for property is counted for purposes of the change in ownership standard; or

(ii)	(a) acquisition by a person or group during a 12-month period of stock possessing 30% of the total voting power of our stock, or

(b) replacement of a majority of our Board of Directors during any 12-month period by directors not endorsed by a majority of the members of our Board prior to the date of the appointment or election; or

(iii)	acquisition by a person or group during a 12-month period of assets from our company having a total gross fair market value of 40% of the total gross fair market value of our assets immediately prior to such acquisition. An exception exists for a transfer of our assets to a shareholder controlled entity, including transfer to a person owning 50% or more of the total value or voting power of our shares.

•	For purposes of our COC Agreements with executive officers, the COC Plan and the 2016 Plan, a COC is defined as: (a) the acquisition by a person or group of 30%, in the case of the New COC Agreements, the COC Plan and the 2016 Plan, and 20%, in the case of the Legacy COC Agreements, or more of the then outstanding common stock or voting securities of our company; or (b) a change in the majority of members of the Board of Directors; (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our company’s assets unless our company’s shareholders before such business combination or sale own more than 50%, in the case of the New COC Agreements, the COC Plan and the 2016 Plan, and 60%, in the case of the Legacy COC Agreements, of the outstanding common stock following the business combination or sale; or (d) approval by the shareholders of the company of a complete liquidation or dissolution of the company.

•	Involuntary COC Termination or Voluntary COC Termination for Good Reason—Employment is terminated within two years of a COC, other than for cause, or the employee voluntarily terminates for Good Reason.

“Good reason” would generally be considered to have occurred if there were a reduction in certain types of compensation, a relocation under certain circumstances or a diminution in duties and responsibilities.

Vulcan 2016 Proxy Statement	EXECUTIVE COMPENSATION • PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	65

Change-of-Control (COC) Pay and Benefits Programs

The following table describes treatment of payments under pay and benefit programs upon a COC, and upon a termination (voluntary or involuntary) upon a COC:

Plan or Program	COC	COC with Termination (other than cause)
Pension: • Retirement Plan • Supplemental Plan	No payment to NEOs solely upon the COC	No payment to NEOs solely upon the COC
Executive Deferred Compensation Plan	Accelerate all deferred amounts and pay lump sum within 10 business days	Accelerate all deferred amounts and pay lump sum within 10 business days
EIP	The amount paid will be equal to the greater of (A) the average bonus during the three preceding years, (B) the target bonus, or (C) the bonus determined under the Plan for the year in which the COC occurs	The amount paid will be equal to the greater of (A) the average bonus during the three preceding years, (B) the target bonus, or (C) the bonus determined under the Plan for the year in which the COC occurs
Stock Options/SOSARs	Immediately deemed fully vested and exercisable; remaining term to exercise	Immediately deemed fully vested and exercisable; remaining term to exercise
PSUs	Vesting is accelerated; pay within 2 1/2 months after end of the year in which the COC occurs	Vesting is accelerated; pay within 2 1/2 months after end of the year in which the COC occurs
RSUs	All immediately deemed non-forfeitable; pay within 90 days following the COC	All immediately deemed non-forfeitable; pay within 90 days following the COC
401(k) Plan	No payment to the NEOs solely upon the COC	Service ceases except to the extent that additional service is provided under the terms of the COC Agreements; participant is entitled to distribution
Supplemental Plan (Defined Contribution)	No payment to the NEOs solely upon the COC	Participant is entitled to distribution
Severance Benefits	No payment to the NEOs solely upon the COC	For NEOs with COC Agreements, payment is 3 times the NEO’s annual base salary and short-term bonus. For NEOs under the COC Plan, payment is 2.5 times the NEO’s annual base salary and short-term bonus.
Health Benefits	No payment to the NEOs solely upon the COC	3 year coverage extension provided under the terms of the COC Agreements and 2.5 year coverage extension provided under the terms of the COC Plan

Potential Payments

This Section describes and estimates payments that would have become payable to the NEOs upon a termination or change-in-control as of December 31, 2015.

Pension Benefits

The monthly amounts that would have become payable to our NEOs if the termination event occurred as of December 31, 2015 under the Retirement Plan and the Supplemental Plan are itemized in the chart set forth below. The amounts shown in the chart are monthly benefit amounts (other than with respect to the accrued benefits payable upon a COC, which would be paid in a lump sum) whereas the pension values shown in the Summary Compensation and Pension Benefits Tables are present values of all the monthly values anticipated to be paid over the lifetimes of our NEOs and their spouses in the event of their death while actively employed. These plans are described in the notes following the Pension Benefits Table. Messrs. Hill, Mills and Clement were retirement eligible on December 31, 2015. The benefits were determined using the same assumptions used to compute benefit values in the Pension Benefit Table with three exceptions. First, the benefit payments were assumed to commence as soon as possible following December 31, 2015, instead of at normal retirement. Second, approximate early retirement reductions were applied. Finally, the benefits were not adjusted to reflect optional forms of payment. All benefits are the amounts that would be paid monthly over the NEO’s life, except for the value of COC-enhanced benefits which would be paid in a lump sum.

66	EXECUTIVE COMPENSATION • PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	Vulcan 2016 Proxy Statement

Pension Benefits Table

Name		Retirement (Monthly Payments) ($)	Resignation or Involuntary Retirement (monthly payments) ($)	Death (monthly payments to a spouse) ($)	COC (Value of Enhanced Benefits)(1) ($)
Tom Hill	Retirement Plan	6,977	Terminated Vested(3)	n/a	0
	Supplemental Plan	33,779	Terminated Vested(3)	n/a	0
	Defined Contribution	0	None	0	486,000
John McPherson	Retirement Plan	n/a	n/a(2)	n/a	n/a
	Supplemental Plan	n/a	n/a(2)	n/a	n/a
	Defined Contribution	0	None	0	399,601
Stan Bass	Retirement Plan	5,276	Terminated Vested(3)	3,443	0
	Supplemental Plan	15,902	Terminated Vested(3)	10,336	0
	Defined Contribution	0	None	0	272,702
Michael Mills	Retirement Plan	6,771	Terminated Vested(3)	2,450	0
	Supplemental Plan	16,230	Terminated Vested(3)	5,873	0
	Defined Contribution	0	None	0	226,802
David Clement	Retirement Plan	6,466	Terminated Vested(3)	2,193	0
	Supplemental Plan	9,240	Terminated Vested(3)	3,133	0
	Defined Contribution	0	None	0	141,301
(1)	Value of defined contribution enhancement is payable in a lump sum in the event of a COC. The defined contribution amounts represent either 2.5 or 3 years, depending on the NEO, of company matching contributions for each executive.
(2)	Participation in the Retirement Plan was frozen in 2007. Therefore, Mr. McPherson is not eligible to participate in that Plan.
(3)	Eligible for reduced payments as early as age 55 and unreduced payments at age 65.

Performance Share Units (PSUs)

The chart below shows the number of PSUs for which vesting would be accelerated under certain events. Unvested PSUs were adjusted to the maximum allowed under the agreements because the performance was unknown at December 31, 2015.

	RETIREMENT		COC (WITH OR WITHOUT TERMINATION)

Name	Number of Performance Share Units with Accelerated Vesting	Total Number of Performance Share Units Following Accelerated Vesting	Number of Performance Share Units with Accelerated Vesting	Total Number of Performance Share Units Following Accelerated Vesting
Tom Hill	38,450	53,964	100,800	116,314
John McPherson	0	20,077	92,000	112,077
Stan Bass	0	15,514	40,400	55,914
Michael Mills	21,250	36,764	42,600	58,114
David Clement	6,885	9,592	15,980	18,687

Vulcan 2016 Proxy Statement	EXECUTIVE COMPENSATION • PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	67

Stock Options and SOSARs

The chart below shows the number of stock options for which vesting would be accelerated under certain events:

	RETIREMENT		COC (WITH OR WITHOUT TERMINATION)

Name	Number of Options with Accelerated Vesting	Total Number of Options Following Accelerated Vesting	Number of Options with Accelerated Vesting	Total Number of Options Following Accelerated Vesting
Tom Hill	12,575	67,340	43,675	98,440
John McPherson	0	378,075	38,825	416,900
Stan Bass	0	53,390	14,950	68,340
Michael Mills	5,325	56,115	16,000	66,790
David Clement	1,995	16,435	6,540	20,980

Restricted Stock Units (RSUs)

The chart below shows the number of RSUs for which vesting would be accelerated under certain events.

	RETIREMENT		COC (WITH OR WITHOUT TERMINATION)

Name	Number of Deferred Stock Units with Accelerated Vesting	Total Number of Deferred Stock Units Following Accelerated Vesting	Number of Deferred Stock Units with Accelerated Vesting	Total Number of Deferred Stock Units Following Accelerated Vesting
Tom Hill	0	0	20,000	20,000
John McPherson	0	0	20,000	20,000
Stan Bass	0	0	14,000	14,000
Michael Mills	0	0	20,000	20,000
David Clement	0	0	0	0

Executive Deferred Compensation Plan

The aggregate balances reported in the Nonqualified Deferred Compensation Plan Table would be payable to the NEOs as described in the termination events and COC-Related Events chart above. There is no enhancement or acceleration of payments under these plans associated with termination or COC events, other than the lump sum payment opportunity described in the above charts. The lump sums that would be payable are those that are reported in the Nonqualified Deferred Compensation Plan Table.

Health Benefits

Because Messrs. Hill, Mills and Clement met the age and service eligibility requirement for health care benefits provided to early retirees, there is no incremental payment associated with the termination or COC events. Messrs. McPherson and Bass did not meet the eligibility requirement; therefore, their incremental costs for health benefits would be approximately $67,595 each.

68	EXECUTIVE COMPENSATION • PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	Vulcan 2016 Proxy Statement

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, our company considers the significant amount of time that directors expend on fulfilling their duties to our company, as well as the limited pool of, and competition among public companies for, well-qualified Board members. Additional amounts are paid to committee chairs in recognition of the substantial responsibilities of the chair.

Annually, the Board evaluates the competitiveness of the company’s non-employee director compensation program relative to peer companies. Based on this evaluation, beginning in fiscal 2015, the Board increased the annual cash retainer fee and eliminated meeting fee payments.

Directors are subject to a minimum share ownership requirement. Within five years of becoming a director, each director is required to own at least 5,000 shares of our company’s common stock. Shares or units held by a director under a deferred compensation plan are included in calculating the director’s ownership.

CASH COMPENSATION PAID TO BOARD MEMBERS.

Members of the Board who are not employees of our company are paid a retainer of $110,000 per year, plus the following fees:

•	$ 25,000 Lead Director retainer fee;

•	$ 20,000 Audit Committee chair retainer fee;

•	$ 15,000 Compensation Committee chair retainer fee; and

•	$ 10,000 Retainer fee for all other committee chairs.

In addition, Donald M. James served as Non-Executive Chairman during 2015 and received a retainer of $285,000. Mr. James retired as a Board member on December 31, 2015.

DEFERRED COMPENSATION PLAN. We maintain a Deferred Compensation Plan for directors who are not employees of our company (Directors’ Deferred Compensation Plan), under which such directors are permitted to defer the cash compensation to which they are entitled for specified periods or until they cease to be directors. The deferred amounts, at the election of the director, are either (i) credited with interest at prescribed rates; or (ii) converted into a number of stock equivalents equal to the number of shares of our company’s common stock (based on the market price at the time of deferral) that could be purchased with the amount deferred. Whenever a dividend is paid on our common stock, the stock equivalent accounts are credited with an additional number of stock units corresponding to the amount of the dividend. At the end of the deferral period, the stock equivalents are settled in shares of our company’s common stock, and interest-based deferrals are settled in cash. The Directors’ Deferred Compensation Plan also provides for a lump-sum settlement of a director’s deferred compensation account in stock or cash, as applicable, if following a Change in Control (as defined in the Directors’ Deferred Compensation Plan): (i) the participating director ceases to be a member of the Board; (ii) the Directors’ Deferred Compensation Plan is terminated; or (iii) our company’s capital structure is changed materially. The Directors’ Deferred Compensation Plan was approved by our company’s shareholders in 1993.

DEFERRED STOCK UNITS. Equity-based grants are awarded to our non-management directors on an annual basis. These grants represent a significant portion of their compensation package. We believe that equity grants promote a greater alignment of interests between our directors and our shareholders through increasing their ownership of our common stock. Further, we believe that equity grants support our ability to attract and retain qualified individuals to serve as directors of our company by affording them an opportunity to share in our future success.

In May 2015, 1,717 DSUs were granted to each non-management director pursuant to the 2006 Plan, which was approved by our shareholders in 2006. These units become nonforfeitable on the third anniversary of the grant; however, payment is deferred until the director ceases to serve on the Board or a COC occurs. The DSUs are an unfunded, unsecured obligation of our company, and no shares have been set aside for these grants. The non-management directors have no right to receive the DSUs until the restrictions imposed either lapse or are waived. Generally, the restrictions expire when the non-management director ceases to be a director because of retirement (age 70 or above), death, disability or a COC. However, the Compensation Committee, subject to Board approval, may waive restrictions in the event the non-management director fails to remain a director for any reason other than retirement at the mandatory age, death or disability. During the period the shares are restricted, the non-management directors have no right to vote the shares. Dividend equivalents are credited as additional DSUs quarterly when dividends are paid on our stock. The DSUs are settled in shares of our common stock when the restrictions expire.

In prior years, grants to our directors were made under the Deferred Stock Plan for Non-employee Directors. No further grants will be made under this plan.

Vulcan 2016 Proxy Statement	DIRECTOR COMPENSATION	69

DIRECTOR SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid by our company to non-employee directors for the fiscal year ended December 31, 2015:

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards(4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation(5) ($)	Total ($)
Elaine L. Chao	110,000	153,671	0	0	0	516	264,187
Thomas A. Fanning	110,000	153,671	0	0	0	516	264,187
O. B. Grayson Hall, Jr.	120,000	153,671	0	0	0	1,343	275,014
Cynthia L. Hostetler	120,000	153,671	0	0	0	516	274,187
Donald M. James(1)	285,000	153,671	0	0	0	7,566,196	8,004,867
Douglas J. McGregor	122,500	153,671	0	0	0	7,864	284,035
Richard T. O’Brien	130,000	153,671	0	0	0	5,407	289,078
James T. Prokopanko	150,000	153,671	0	0	0	4,577	308,248
Donald B. Rice(2)	110,000	153,671	0	0	0	7,864	271,535
Lee J. Styslinger, III	110,000	153,671	0	0	0	2,007	265,678
Vincent J. Trosino	110,000	153,671	0	0	0	6,946	270,617
Kathleen Wilson-Thompson	125,000	153,671	0	0	0	4,577	283,248

(1)	Mr. James retired from the Board effective December 31, 2015.
(2)	Dr. Rice’s term will expire at the Annual Meeting.
(3)	Due to the company’s revised director compensation structure effective January 1, 2015, amounts include catch-up payments made under our prior director compensation program to Mr. McGregor ($12,500 retainer for half year as Lead Director) and Ms. Wilson-Thompson ($5,000 retainer for half year as Safety, Health and Environmental Affairs Committee chair).
(4)	This column represents the accounting expense for the awards granted in 2015; therefore, the values shown are not representative of the amounts that may eventually be realized by a director. Pursuant to SEC rules, we have provided a grant date fair value for stock awards in accordance with the provisions of FASB ASC Topic 718. For DSUs, the fair value is estimated on the date of grant based on the closing market price of our stock on the grant date. At December 31, 2015, the aggregate number of DSUs accumulated on account for all years of service, including dividend equivalent units, were:

AGGREGATE ACCUMULATED DSUs

Name	Units
Elaine L. Chao	1,722
Thomas A. Fanning	1,722
O. B. Grayson Hall, Jr.	3,797
Cynthia L. Hostetler	1,722
Donald M. James	1,722
Douglas J. McGregor	20,141
Richard T. O’Brien	13,982
James T. Prokopanko	11,903
Donald B. Rice	20,141
Lee J. Styslinger, III	5,461
Vincent J. Trosino	17,842
Kathleen Wilson-Thompson	11,903

70	DIRECTOR COMPENSATION • DIRECTOR SUMMARY COMPENSATION TABLE	Vulcan 2016 Proxy Statement

(5)	None of our directors received perquisites or other personal benefits in excess of $10,000. The amounts set forth in this column represent the accounting expense for the dividend equivalents earned in 2015 by our directors for deferred stock and DSUs which earn dividend equivalents. The amount for Mr. James, who retired as an employee in January 2015 and retired from the Board effective December 31, 2015, also includes:

Total Paid in 2015
Retirement Income Plan for Salaried Employees
Qualified	$404,158
Supplemental (SERP)	2,829,244
SERA	4,248,282
Interest for 6 month delayed payments	83,996
Total Retirement Payments	7,565,680
DSU dividend equivalents	516
Total All Other Compensation	$7,566,196

Vulcan 2016 Proxy Statement	DIRECTOR COMPENSATION • DIRECTOR SUMMARY COMPENSATION TABLE	71

ANNUAL MEETING AND VOTING INFORMATION

Why am I receiving these materials?

This proxy statement is furnished in connection with the solicitation by our Board of Directors of proxies to be voted at the 2016 Annual Meeting of Shareholders for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This proxy statement is being made available to all shareholders of record as of the close of business on March 14, 2016 for use at the Annual Meeting. This proxy statement, the accompanying proxy card and our 2015 Annual Report to Shareholders are being first mailed or made available to our shareholders on or about March 29, 2016. The meeting will be held at the Grand Bohemian Hotel, 2655 Lane Park Road, Birmingham, Alabama 35223 on Friday, May 13, 2016, at 9:00 a.m., local time.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a paper copy of the proxy materials?

We are using the SEC’s rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. All shareholders receiving such notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail.

How can I access the proxy materials over the internet or obtain a paper copy?

Your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card will contain instructions on how to:

• view our proxy materials for the Annual Meeting on the Internet; and

• obtain a paper copy of the proxy materials by mail.

In addition, the notice contains instructions on how shareholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis.

Your Notice of Internet Availability of Proxy Materials will also provide instructions on how to receive your future proxy materials electronically. If you choose to receive future proxy materials electronically, we will provide instructions, containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials electronically will remain in effect until you revoke it.

What should I do if I receive more than one Notice of Internet Availability of Proxy Materials or more than one paper copy of the proxy materials?

You may receive more than one notice of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you may receive more than one notice or more than one proxy card. To vote all of your shares by proxy, you must either (i) complete, date, sign and return each proxy card and voting instruction card that you receive or (ii) vote over the Internet or telephone the shares represented by each notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of the notices).

What proposals are to be presented at the Annual Meeting?

The purpose of the Annual Meeting is to (i) elect four nominees as directors, (ii) approve the 2016 Omnibus Long-Term Incentive Plan, (iii) approve, on an advisory basis, the compensation of our named executive officers (NEOs), (iv) ratify the appointment of Deloitte & Touche LLP as Vulcan’s independent registered public accounting firm for 2016, and (v) conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Who can attend the Annual Meeting?

Only shareholders as of the close of business on March 14, 2016 (the record date for the Annual Meeting), their authorized representatives and invited guests of our company will be permitted to attend the Annual Meeting. Proof of ownership of Vulcan common stock as of the record date, along with personal identification (such as a driver’s license or passport), must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker, trustee or nominee and you plan to attend the Annual Meeting in person, you must bring a brokerage statement, and a legal proxy from your bank, broker, trustee or nominee entitling you to vote the shares held as of the record date at the Annual Meeting, along with personal identification, to be admitted to the Annual Meeting.

72	ANNUAL MEETING AND VOTING INFORMATION	Vulcan 2016 Proxy Statement

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Who is entitled to vote?

All of our shareholders as of the record date, March 14, 2016, will be entitled to vote at the Annual Meeting. As of the close of business on that date, approximately 133,595,063 shares were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. Our bylaws do not provide for cumulative voting and, accordingly, our shareholders do not have cumulative voting rights with respect to the election of directors.

What is the difference between a shareholder of record and a beneficial holder of shares?

If your common stock is held directly in your name with our transfer agent, Computershare Shareowner Services, you are considered a “shareholder of record” with respect to those shares. If this is the case, the notice or proxy materials have been sent or provided directly to you.

If your common stock is held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, the notice card or proxy materials should have been forwarded to you by your brokerage firm, bank or other nominee, or their agent, which is considered the shareholder of record with respect to these shares. As a beneficial holder, you have the right to direct your bank, broker, trustee or nominee on how to vote the shares by using the voting instruction card or by following their instructions for voting by telephone or internet.

How do I vote?

Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to vote their shares whether or not they attend the meeting in person. You can vote by one of the following manners:

•	By Internet—Shareholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card (if received by mail). Shareholders who are beneficial owners may vote by Internet by following the instructions on the voting instruction card sent to them by their bank, broker, trustee or nominee.

•	By Telephone—Shareholders of record who live in the United States or Canada may submit proxies by telephone by calling the toll-free number on your proxy card (if received by mail) and following the instructions. Shareholders of record will need to have the control number that appears on their proxy card available when voting. In addition, shareholders who are beneficial owners living in the United States or Canada and who have received a voting instruction card by mail from their bank, broker, trustee or nominee may vote by phone by calling the number specified on the voting instruction card. Those shareholders should check the voting instruction card for telephone voting availability.
•	By Mail—Shareholders of record who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope. Shareholders who are beneficial owners who have received a voting instruction card from their bank, broker or nominee may return the voting instruction card by mail as set forth on the card.

•	In Person—Shareholders of record may vote shares held in their name in person at the Annual Meeting. You also may be represented by another person at the Annual Meeting by executing a proper proxy designating that person. Shares for which a shareholder is the beneficial holder but not the shareholder of record may be voted in person at the Annual Meeting only if such shareholder is able to obtain a legal proxy from the bank, broker or nominee that holds the shareholder’s shares, indicating that the shareholder was the beneficial holder as of the record date and the number of shares for which the shareholder was the beneficial owner on the record date.

Shareholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning a proxy card or voting instruction card, but not by more than one method. If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is received by the inspector of election will be counted, and each previous vote will be disregarded.

If you receive more than one set of proxy materials or more than one proxy card or voting instruction card, it may mean that you hold shares of Vulcan stock in more than one account. You must return a proxy or voting instruction card or vote using one of the methods described above for EACH account in which you own shares.

What constitutes a quorum for the Annual Meeting?

A majority of the issued and outstanding shares of the common stock entitled to vote, represented in person or by proxy, is required to constitute a quorum.

How many votes are required to pass each of the proposals?

The votes required to approve each matter to be considered by Vulcan’s shareholders at the Annual Meeting are set forth below:

Proposal 1—Election of Directors: Each Vulcan shareholder has the right to vote each share of stock owned by such shareholder on the record date for four director nominees. Cumulative voting is not permitted. To be elected, a director-nominee must receive a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast for such purposes and, therefore, will have no effect on the results of the election.

Proposal 2—Approval of the 2016 Omnibus Long-Term Incentive Plan: The affirmative vote of a majority of votes

Vulcan 2016 Proxy Statement	ANNUAL MEETING AND VOTING INFORMATION	73

cast on this proposal are required to approve the new Vulcan Materials Company 2016 Omnibus Long-Term Incentive Plan. Abstentions and broker non-votes will have no effect on the results of this vote.

Proposal 3—Advisory Vote on Compensation of our Named Executive Officers: The affirmative vote of a majority of the votes cast on this proposal is required to approve, on an advisory basis, the compensation of the named executive officers set forth in this proxy statement. Abstentions and broker non-votes will have no effect on the results of this vote.

Proposal 4—Ratification of Appointment of Deloitte & Touche LLP: The affirmative vote of a majority of the votes cast on this proposal is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016. Abstentions and broker non-votes will have no effect on the results of this vote.

Who is soliciting my vote?

Our Board of Directors is soliciting your vote for matters being submitted for shareholder approval at the Annual Meeting.

Giving us your proxy means that you authorize the proxy holders identified on the proxy card to vote your shares at the meeting in the manner you direct. If you sign and return the enclosed proxy card but do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies in the proxy card will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

How does the Board recommend shareholders vote?

The Board recommends that you vote:

•	FOR the election of the following two individuals nominated by the Board as directors for three-year terms: Elaine L. Chao and Lee J. Styslinger, III; and two individuals nominated for one-year terms: Douglas J. McGregor and Vincent J. Trosino.

•	FOR the approval of the Vulcan Materials Company 2016 Omnibus Long-Term Incentive Plan;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016.

Will my shares be voted if I do nothing?

If you are a shareholder of record, you must sign and return a proxy card, submit your proxy by telephone or Internet, or attend the Annual Meeting in person, in order for your shares to be voted.

If your common stock is held through a broker, bank or other nominee, you will receive instructions from such entity that you must follow in order to have your shares voted. You must instruct the broker how to vote your shares.

If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE.

If you are a beneficial owner whose shares are held of record by a broker, bank or nominee, then your broker, bank or nominee has discretionary voting authority under NYSE rules to vote your shares on the ratification of the appointment of Deloitte & Touche LLP as Vulcan’s independent registered public accounting firm for 2016, even if the broker, bank or nominee does not receive voting instructions from you. However, your broker, bank or nominee does not have discretionary authority to vote on (i) the election of the four nominees as directors, (ii) the approval of the 2016 Plan, or (iii) the advisory approval of compensation of our NEOs.

How can I revoke my proxy?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the meeting by taking one of the following actions:

•	by giving written notice of the revocation prior to the commencement of the Annual Meeting to: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242;

•	by executing and delivering another valid proxy with a later date;

•	by voting by telephone or Internet at a later date; or

•	by attending the Annual Meeting and voting in person by written ballot, if you are a shareholder of record or, if you are a beneficial owner of your shares, with a legal proxy from the entity that holds your shares giving you the right to vote the shares.

If you are a beneficial owner of your shares and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

If you vote the same shares by more than one method or vote multiple times with respect to the same shares using the same method, only the last-dated vote that is received will be counted, and each previous vote will be disregarded.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation.

74	ANNUAL MEETING AND VOTING INFORMATION	Vulcan 2016 Proxy Statement

Who will pay for the costs involved in the solicitation of proxies?

The company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of notices and these proxy materials, the solicitation of proxies or votes may be made in person or by telephone or email by directors, officers, or regular employees of the company. In addition, the company has engaged MacKenzie Partners, Inc. to act as its proxy solicitor and has agreed to pay it approximately $9,500 plus reasonable fees and expenses for such services.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials or in “notice and access” will receive only one copy of this Notice of Annual Meeting and proxy statement and the 2015 Annual Report to Shareholders, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. If you and other Vulcan shareholders living in your household do not have the same last name, you also may request to receive only one copy of future proxy statements and annual reports to shareholders.

Householding reduces our printing costs and postage fees and conserves natural resources. Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding but you and other shareholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and proxy statement and any accompanying documents, or if you hold Vulcan stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please obtain instructions by contacting us at the following address or phone number: Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242, Attention: Mark D. Warren, Director, Investor Relations, phone: (205) 298-3200.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and proxy statement and any accompanying documents, please contact us at the address or phone number indicated above and a separate copy will be sent to you promptly. If you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact us at the address or phone number indicated above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Could other matters be decided at the Annual Meeting?

As of the mailing date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

If you return your signed and completed proxy card or vote by telephone or Internet and other matters are properly presented at the Annual Meeting for consideration, your shares will be voted as the Board of Directors recommends.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting and posted on our website.

Whom should I call if I have questions about the Annual Meeting?

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor, whose information is listed below:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Telephone: (212) 929-5500 (Call Collect) or

Call Toll-Free (800) 322-2885

proxy@MacKenziePartners.com

Vulcan 2016 Proxy Statement	ANNUAL MEETING AND VOTING INFORMATION	75

GENERAL INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, each of our directors, executive officers, and any beneficial owner of more than 10% of our common stock, is required to file with the SEC initial reports of beneficial ownership of our common stock and reports of changes in beneficial ownership of our common stock. Such persons also are required by SEC regulations to furnish us with copies of all such reports. Based solely on our review of the copies of such reports furnished to us for the year ended December 31, 2015, and on the written representations made by our directors and executive officers that no other reports were required, we believe that during the year ended December 31, 2015, all reports were filed in a timely manner except for two reports of David J. Grayson, one of our officers. Mr. Grayson failed to include shares of our common stock held directly on his Form 3 filed with the SEC on January 8, 2015, and filed a Form 3/A with the SEC on February 2, 2016 to reflect such shares. Due to a service provider reporting error, Mr. Grayson also failed to timely file a Form 4 to report the disposition of certain shares of our common stock in connection with a reallocation of funds within his 401(k) account, and filed a Form 4 on August 19, 2015 to reflect such transaction.

SHAREHOLDER PROPOSALS FOR 2017

To be eligible for consideration for inclusion in our proxy statement and form of proxy for our 2017 Annual Meeting, a shareholder’s proposal must be received by us at our principal office no later than November 29, 2016. Proposals should be addressed to Jerry F. Perkins Jr., General Counsel and Secretary, 1200 Urban Center Drive, Birmingham, Alabama 35242. Proposals received after that date will be considered untimely and will not be eligible for inclusion in the 2017 proxy statement. If a shareholder desires to bring a matter before our annual meeting and the matter is submitted outside the process of Exchange Act Rule 14a-8, including with respect to nominations for election as directors, the shareholder must follow the procedures set forth in our bylaws. Our bylaws provide generally that shareholder proposals and director nominations to be considered at an annual meeting may be made by a shareholder only if (1) the shareholder is a shareholder of record and is entitled to vote at the meeting, and (2) the shareholder gives timely written notice of the matter to our corporate secretary. To be timely, a shareholder’s notice must be received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting or between January 13, 2017 and February 12, 2017. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by our company. The notice must set forth the information required by the provisions of our bylaws dealing with shareholder proposals and nominations of directors.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this proxy statement, including expectations regarding future performance, contain forward-looking statements. Statements that are not historical fact, including statements about Vulcan’s beliefs and expectations, are forward-looking statements. Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings (including EBITDA and other measures), dividend policy, shipment volumes, pricing, levels of capital expenditures, intended cost reductions and cost savings, anticipated profit improvements and/or planned divestitures and asset sales. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may” or similar expressions elsewhere in this document. These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports Vulcan periodically files with the SEC.

Forward-looking statements are not guarantees of future performance and actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements. The following risks related to Vulcan’s business, among others, could cause actual results to differ materially from those described in the forward-looking statements: those associated with general economic and business conditions; the timing and amount of federal, state and local funding for infrastructure; risks that changes in Vulcan’s effective tax rate can adversely impact results; risks associated with Vulcan’s reliance on information technology infrastructure for its ticketing, procurement, financial statements and other processes that could adversely affect operations in the event that the infrastructure does not work as intended or experiences technical difficulties or is subjected to cyber attacks; the impact of the state of the global economy on Vulcan’s business and financial condition and access to capital markets; changes in the level of spending for private residential and private nonresidential construction; the highly competitive nature of the construction materials industry; the impact of future regulatory or legislative actions; the outcome of pending legal proceedings; pricing of Vulcan’s products; weather and other natural phenomena; energy costs; costs of hydrocarbon-based raw materials; healthcare costs; the amount of long-term debt

76	GENERAL INFORMATION • SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	Vulcan 2016 Proxy Statement

and interest expense incurred by Vulcan; changes in interest rates; the impact of Vulcan’s below investment-grade debt rating on Vulcan’s cost of capital; volatility in pension plan asset values and liabilities which may require cash contributions to the pension plans; the impact of environmental clean up costs and other liabilities relating to previously divested businesses; Vulcan’s ability to secure and permit aggregates reserves in strategically located areas; Vulcan’s ability to manage and successfully integrate acquisitions; the potential of goodwill or long-lived asset impairment; the potential impact of future legislation or regulations relating to climate change, greenhouse gas emissions or the definition of minerals; and other assumptions, risks and uncertainties detailed from time to time in the reports filed by Vulcan with the SEC. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

Vulcan disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

VULCAN MATERIALS COMPANY

JERRY F. PERKINS JR.

General Counsel and Secretary

1200 Urban Center Drive

Birmingham, Alabama 35242

March 29, 2016

Vulcan 2016 Proxy Statement	GENERAL INFORMATION • FORWARD-LOOKING STATEMENTS	77

ANNEX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Generally Accepted Accounting Principles (GAAP) does not define “cash gross profit” or “Earnings Before Interest, Taxes, Depreciation and Amortization” (EBITDA or “EBITDA Economic Profit” (EBITDA EP)). Thus, cash gross profit and EBITDA should not be considered as alternatives to earnings measures defined by GAAP. We present these metrics for the convenience of investment professionals who use these metrics in their analyses and for shareholders who need to understand the metrics we use to assess performance. The investment community often uses these metrics as indicators of a company’s ability to incur and service debt and to assess the operating performance of a company’s business. We use cash gross profit and EBITDA and other such measures to assess the operating performance of our various business units and the consolidated company. We also use EBITDA EP for our executive compensation short-term performance metric. Additionally, we adjust EBITDA for certain items to provide a more consistent comparison of performance from period to period. We do not use these metrics as a measure to allocate resources. Reconciliations of these metrics to their nearest GAAP measures are presented below:

EBITDA AND ADJUSTED EBITDA

EBITDA is an acronym for Earnings Before Interest, Taxes, Depreciation and Amortization and excludes discontinued operations.

IN MILLIONS	2015	2014	2013
Net earnings	$221.2	$204.9	$24.4
Provision for (benefit from) income taxes	94.9	91.7	(24.5)
Interest expense, net of interest income	220.3	242.4	201.7
(Earnings) loss on discontinued operations, net of tax	11.7	2.2	(3.6)
Depreciation, depletion, accretion and amortization	274.8	279.5	307.1
EBITDA	822.9	$820.7	$505.1
Gain on sale of real estate and businesses	$(6.3)	$(238.5)	$(36.8)
Charges associated with acquisitions or divestitures	9.5	21.2	0.5
Restructuring charges	5.0	1.3	1.5
Asset impairment	5.2	0.0	0.0
Adjusted EBITDA	$836.3	$604.7	$470.3

EBITDA EP CALCULATION

EBITDA EP is EP Adjusted EBITDA less capital charge (average operating capital employed x pretax cost of capital).

IN MILLIONS	2015
Adjusted EBITDA	$836.3
Performance adjustments	(32.5)
EP Adjusted EBITDA	$803.8
Average operating capital employed	$3,570.4
Pretax cost of capital	13.2%
Capital charge	$(471.8)
EBITDA EP	$332.0

78	ANNEX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES	Vulcan 2016 Proxy Statement

CASH GROSS PROFIT

Cash gross profit adds back noncash charges for depreciation, depletion, accretion and amortization to gross profit.

IN MILLIONS, EXCEPT PER TON DATA	2015	2014	2013
Aggregates segment
Gross profit	$755.7	$544.1	$413.3
Depreciation, depletion, accretion and amortization	228.5	227.0	224.8
Aggregates segment cash gross profit	$984.2	$771.1	$638.1
Unit shipments—tons	178.3	162.4	145.9
Aggregates segment cash gross profit per ton	$5.52	$4.75	$4.37

AGGREGATES SEGMENT GROSS PROFIT MARGIN AS A PERCENTAGE

OF FREIGHT-ADJUSTED REVENUES

We present Aggregates segment gross profit margin as a percentage of freight-adjusted revenues as it is consistent with the basis by which we review our operating results. We believe that this presentation is meaningful to our investors as it excludes freight, delivery and transportation revenues, which are pass-through activities. It also excludes immaterial other revenues related to services, such as landfill tiping fees, that are derived from our aggregates business. Reconciliation of this metric to its nearest GAAP measure is presented below.

IN MILLIONS	2015	2014	2013
Aggregates segment gross profit	$755.7	$544.1	$413.3
Segment sales	$2,777.8	$2,346.4	$2,025.0
Excluding
Freight, delivery and transportation revenues	644.7	532.2	424.9
Other revenues	20.6	20.2	24.1
Freight-adjusted revenues	$2,112.5	$1,794.0	$1,576.0
Gross profit as a percentage of freight-adjusted revenues	36%	30%	26%

Vulcan 2016 Proxy Statement	ANNEX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES	79

ANNEX B: 2016 OMNIBUS LONG-TERM INCENTIVE PLAN

1.	Purpose

The purposes of the Plan are to encourage and enable selected Employees, Directors and Consultants of the Company and its Affiliates to acquire or increase their holdings of Common Stock and other equity-based interests in the Company and/or to provide other incentive awards in order to promote a closer identification of their interests with those of the Company and its shareholders, and to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends. These purposes may be carried out through the granting of Awards to selected Participants.

2.	Effective Date

The Effective Date of the Plan shall be May 13, 2016 (the “Effective Date”). Awards may be granted on or after the Effective Date, but no Awards may be granted after May 12, 2026. Awards that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board pursuant to Section 17(a)) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Award Agreement.

3.	Definitions

In addition to other terms defined herein or in an Award Agreement, the following terms shall have the meanings given below:

(a) Administrator means the Board and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

(b) Affiliate means any Parent or Subsidiary of the Company, and also includes any other business entity which controls, is controlled by or is under common control with the Company; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws if and to the extent required.

(c) Applicable Law means any applicable laws, rules or regulations (or similar guidance), including but not limited to the New Jersey Business Corporation Act, the Securities Act, the Exchange Act, the Code and the listing or other rules of any applicable stock exchange. References to applicable laws, rules and regulations, including references to any sections or other provisions of applicable laws, rules and regulations, shall also refer to any successor provisions thereto unless the Administrator determines otherwise.

(d) Award means a grant under the Plan of an Incentive Option; a Nonqualified Option; a Stock Appreciation Right; a Restricted Stock Award; a Restricted Stock Unit; a Deferred Stock Unit; a Performance Share; a Performance Unit; a Phantom Stock Award; an Other Stock-Based Award; a Dividend Equivalent Award; and/or any other award granted under the Plan.

(e) Award Agreement means an award agreement or certificate (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Company and a Participant, specifying such terms, conditions and restrictions as may be established by the Administrator with regard to an Award and shares of Common Stock or any other benefit related to an Award.

(f) Board or Board of Directors means the Board of Directors of the Company.

(g) Cause means, unless the Administrator determines otherwise, (i) a Participant’s termination of employment or service resulting from the Participant’s: (A) engagement in misconduct which is materially injurious to the Company or its Affiliates, (B) continued refusal to substantially perform his or her duties to the Company or an Affiliate, (C) dishonesty in the performance of his or her duties to the Company or an Affiliate, (D) commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from, the Company or any of its Affiliates, or (y) crime involving moral turpitude or (E) material breach of any confidentiality, non-solicitation, non-competition, non-disparagement or similar covenant applicable to the Participant; or (ii) if the Participant has entered into or is a participant in any employment, change in control, consulting or other similar agreement, plan or policy with or of the Company or an Affiliate and such agreement, plan or

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policy defines “Cause,” “Cause” shall be as defined under such agreement, plan or policy. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and an Award, a Participant’s employment or service shall also be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

(h) Change of Control. For the purpose of this Agreement, a “Change of Control” shall (except as may be otherwise required, if at all, under Code Section 409A) mean the earliest date upon which any of the following events has occurred:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 3(h); or

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation (or, for a noncorporate entity, equivalent governing body) resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

For the purposes of clarity, a transaction shall not constitute a Change of Control if its principal purpose is to change the state of the Company’s incorporation, create a holding company that would be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or is another transaction of other similar effect.

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Notwithstanding the preceding provisions of Section 3(h), in the event that any Awards granted under the Plan are deemed to be deferred compensation subject to (and not exempt from) the provisions of Code Section 409A, then distributions related to such Awards to be made upon a Change of Control may be permitted, in the Administrator’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Company; (B) a change in effective control of the Company; or (C) a change in the ownership of a substantial portion of the assets of the Company.

(i) Code means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code Section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(j) Committee means the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board which may be appointed to administer the Plan in whole or in part.

(k) Common Stock means the common stock of Vulcan Materials Company, $1.00 par value, or any successor securities thereto.

(l) Company means Vulcan Materials Company, a New Jersey corporation, together with any successor thereto. In the Administrator’s discretion, the term “Company” may also refer to the Company and any or all of its Affiliates.

(m) Consultant means an independent contractor, consultant or advisor providing services (other than capital-raising services) to the Company or an Affiliate.

(n) Covered Employee shall have the meaning given the term in Code Section 162(m).

(o) Deferred Stock Unit means a Restricted Stock Unit, the terms of which may, in the Administrator’s discretion, provide for delivery of shares of Common Stock, cash or a combination thereof on a date or dates subsequent to the date the Award is earned and vested, as provided in Section 9.

(p) Director means a member of the Board.

(q) Disability shall, except as may be otherwise determined by the Administrator, mean Permanent and Total Disability whereby the Participant is entitled to long-term disability benefits under the applicable long-term disability plan of the Company or an Affiliate, or, to the extent the Participant is not eligible to participate in any Company-sponsored plan, under the guidelines of the Social Security Administration; provided that, if the Participant has entered into or is a participant in any employment, change in control, consulting or other similar agreement, plan or policy with or of the Company or an Affiliate that defines “Disability,” then “Disability” shall have the meaning given in such agreement, plan or policy, and, provided further, that “Disability” shall be defined in accordance with Code Section 409A if and to the extent required. The Administrator shall have authority to determine if a Disability has occurred.

(r) Dividend Equivalent Award means a right granted to a Participant pursuant to Section 13 to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on Common Stock.

(s) Effective Date means the effective date of the Plan, as provided in Section 2.

(t) Employee means any person who is an employee of the Company or any Affiliate (including entities which become Affiliates after the Effective Date). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Company or an Affiliate the legal and bona fide relationship of employer and employee (taking into account Code Section 409A considerations if and to the extent applicable); provided, however, that with respect to Incentive Options, “Employee” means any person who is considered an employee of the Company or any Parent or Subsidiary for purposes of Treasury Regulation Section 1.421-1(h).

(u) Exchange Act means the Securities Exchange Act of 1934, as amended.

(v) Exercise Price means the price at which an Option or SAR may be exercised, as provided in Section 7(b) and Section 8(a), respectively.

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(w) Fair Market Value per share of the Common Stock shall, unless otherwise determined by the Administrator or provided in the Plan, be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange, LLC (the “NYSE”) or another national or regional stock exchange, the Fair Market Value shall be the closing sales price per share of the shares on the NYSE or other principal stock exchange on which such securities are listed on the date an Award is granted or other determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on the NYSE or another stock exchange but are regularly quoted on an automated quotation system (including the OTC Bulletin Board and the quotations published by the OTC Markets Group) or by a recognized securities dealer, the Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the valuation date, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the valuation date (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate. Notwithstanding the foregoing, (i) with respect to the grant of Incentive Options, the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with Code Section 422; and (ii) Fair Market Value shall be determined in accordance with Code Section 409A if and to the extent required.

(x) Freestanding SAR means a SAR that is granted without relation to an Option, as provided in Section 8.

(y) Full Value Award means an Award, other than in the form of an Option or SAR, which is settled by the issuance of Common Stock.

(z) Good Reason means, unless the Administrator determines otherwise, in the context of a Change of Control, (i) a Participant’s termination due to any of the following without the Participant’s consent: (A) with respect to Employees or Consultants, the assignment to the Participant of duties or responsibilities materially inconsistent with, or a material diminution in, the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change of Control, or a material reduction in the Participant’s base salary as in effect immediately prior to the Change of Control (excluding any reduction in the Participant’s salary that is part of a plan to reduce salaries of comparably situated employees or consultants of the Company generally); and (B) with respect to Directors, the Participant’s ceasing to serve as a Director, or, if the Company is not the surviving Company in a Change of Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated or elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board of Directors of the Company or the board of directors of the surviving entity, as the case may be, or (ii) if the Participant has entered into or is a participant in any employment, change in control, consulting or other similar agreement, plan or policy with or of the Company or an Affiliate that defines “Good Reason,” then “Good Reason” shall have the meaning given in such agreement, plan or policy; provided that, in any case, notwithstanding anything to the contrary in the foregoing subparts (i) or (ii), the Participant shall only have “Good Reason” to terminate employment or service following the applicable entity’s failure to remedy the act which is alleged to constitute “Good Reason” within thirty (30) days following such entity’s receipt of written notice from the Participant specifying such act, so long as such notice is provided within sixty (60) days after such event has first occurred. In the context other than a Change of Control, “Good Reason” shall be as determined by the Administrator. The determination of “Good Reason” shall be made by the Administrator and its determination shall be final and conclusive.

(aa) Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422.

(bb) Nonqualified Option means an Option granted under Section 7 that is not intended to qualify as an incentive stock option under Code Section 422.

(cc) Option means a stock option granted under Section 7 that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the Exercise Price, and subject to such terms and conditions, as may be set forth in the Plan or an Award Agreement or established by the Administrator.

(dd) Option Period means the term of an Option, as provided in Section 7(d), not to exceed ten (10) years.

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(ee) Other Stock-Based Award means a right, granted to a Participant under Section 12, that relates to or is valued by reference to shares of Common Stock or other Awards relating to shares of Common Stock.

(ff) Parent means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(gg) Participant means an individual who is an Employee employed by, or a Director or Consultant providing services to, the Company or an Affiliate who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Award under the Plan.

(hh) Performance Award means a Performance Share Award and/or a Performance Unit Award, as provided in Section 10.

(ii) Performance Measures mean one or more performance factors or criteria which may be established by the Administrator with respect to an Award. Performance Measures may be based on such performance factors or criteria as the Administrator in its discretion may deem appropriate; provided, however, that, if and to the extent required under Code Section 162(m) with respect to Awards granted to Covered Employees that are intended to qualify as “performance-based compensation” under Code Section 162(m), such Performance Measures shall be objective and shall be based upon one or more of the following criteria (as determined by the Administrator in its discretion): economic profit; cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; cash earnings per share, diluted or basic; cash earnings from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; cash earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on investment; return on capital; return on committed capital; return on invested capital; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; stock price; customer satisfaction; employee satisfaction; and total shareholder return. The Administrator may also apply other performance factors and criteria, which need not be objective, with respect to Awards that are not intended to comply with the Code Section 162(m) qualified performance-based compensation exception. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or other Affiliates or one or more of its segments, operating units or groups, divisions, departments, partnerships, joint ventures or minority investments, facilities, product lines or products or any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria also may be established at such levels and on such terms as the Administrator may determine, in its discretion, including but not limited to on an absolute basis, in relation to performance in a prior performance period, relative to one or more peer group companies or indices, on a per share and/or share per capita basis, on a pre-tax or after tax basis and/or any combination thereof.

(jj) Performance Share means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(kk) Performance Unit means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(ll) Phantom Stock Award means an Award granted under Section 11, entitling a Participant to a payment in cash, shares of Common Stock or a combination of cash and Common Stock (as determined by the Administrator), following the completion of the applicable vesting period and compliance with the terms of the Plan and other terms and conditions established by the Administrator. The unit value of a Phantom Stock Award shall be based on the Fair Market Value of a share of Common Stock.

(mm) Plan means the Vulcan Materials Company 2016 Omnibus Long-Term Incentive Plan, as it may be amended and/or restated.

(nn) Related SAR means a SAR granted under Section 8 that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

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(oo) Restricted Award means a Restricted Stock Award, a Restricted Stock Unit Award and/or a Deferred Stock Unit, as provided in Section 9.

(pp) Restricted Stock Award means an Award of shares of Common Stock granted to a Participant under Section 9. Shares of Common Stock subject to a Restricted Stock Award shall cease to be restricted when, in accordance with the terms of the Plan and the terms and conditions established by the Administrator, the shares vest and become transferable and free of substantial risks of forfeiture.

(qq) Restricted Stock Unit means an Award granted to a Participant pursuant to Section 9 which is settled, if at all, (i) by the delivery of one (1) share of Common Stock for each Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one (1) share of Common Stock for each Restricted Stock Unit, or (iii) in a combination of cash and shares equal to the Fair Market Value of one (1) share of Common Stock for each Restricted Stock Unit, as determined by the Administrator. A Restricted Stock Unit represents the unfunded promise of the Company to deliver shares of Common Stock, cash or a combination thereof, as applicable, at the end of the applicable restriction period if and only to the extent the Award vests and ceases to be subject to forfeiture, subject to compliance with the terms of the Plan and Award Agreement and any performance or other terms and conditions established by the Administrator.

(rr) Retirement shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), mean retirement in accordance with the applicable retirement policies and procedures of the Company; provided that, if the Participant has entered into or is a participant in any employment, change in control, consulting or other similar agreement, plan or policy with or of the Company or an Affiliate that defines “Retirement” (or a similar term), “Retirement” shall have the meaning given such term in such agreement, plan or policy. The Administrator shall have authority to determine if a Retirement has occurred.

(ss) SAR or Stock Appreciation Right means a stock appreciation right granted under Section 8 entitling the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value on the date of exercise over the Exercise Price, subject to the terms of the Plan and Award Agreement and any other terms and conditions established by the Administrator. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.

(tt) Securities Act means the Securities Act of 1933, as amended.

(uu) Subsidiary means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

(vv) Termination Date means the date of termination of a Participant’s employment or service for any reason, as determined by the Administrator (taking into account any Code Section 409A considerations).

4.	Administration of the Plan

(a) The Plan shall be administered by the Board or, upon its delegation, by the Committee (or a subcommittee thereof). To the extent required under Rule 16b-3 adopted under the Exchange Act, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3, or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Code Section 162(m), the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Code Section 162(m)) or as may otherwise be permitted under Code Section 162(m). In addition, Committee members shall qualify as “independent directors” under applicable stock exchange rules if and to the extent required.

(b) Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority to (i) determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) prescribe the form or forms of Award Agreements evidencing any Awards granted under the Plan; (iii) establish, amend and rescind rules and regulations for the administration of the Plan; (iv) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement; and (v) construe and interpret the Plan, Awards and Award Agreements, interpret rules and regulations for administering the Plan and make all other determinations deemed necessary or advisable for administering the Plan. In addition, subject to the restrictions contained in Section 4(c) herein, (i) the Administrator shall have the authority to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other

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Award granted to any recipient; and (ii) the Administrator may in its sole discretion modify or extend the terms and conditions for exercise, vesting or earning of an Award (in each case, taking into account any Code Section 409A considerations). The Committee’s authority to grant Awards and authorize payments under the Plan shall not in any way restrict the authority of the Company to grant compensation to Employees, Directors or Consultants under any other compensation plan, program or arrangement of the Company or an Affiliate. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) or other arrangements as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with Applicable Law, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. All determinations of the Administrator with respect to the Plan and any Award or Award Agreement will be final and binding on the Company and all persons having or claiming an interest in any Award granted under the Plan.

(c) Notwithstanding the provisions of Section 4(b), Awards granted to a Participant under the Plan shall be subject to a minimum vesting period of one year; provided, however, that (i) the Administrator may provide for acceleration of vesting of all or a portion of an Award in the event of a Participant’s death, Disability or Retirement, or (to the extent provided pursuant to Section 14 herein) upon the occurrence of a Change of Control of the Company; and (ii) the Administrator may provide for the grant of an Award to any Participant without a minimum vesting period or may accelerate the vesting of all or a portion of an Award for any reason, but only with respect to Awards for no more than an aggregate of five percent (5%) of the total number of shares of Common Stock authorized for issuance under the Plan pursuant to Section 5(a) herein, upon such terms and conditions as the Administrator shall determine.

(d) The Administrator may adjust or modify Performance Measures or other performance factors or terms or conditions of Awards due to extraordinary items, transactions, events or developments, or in recognition of any other unusual or infrequent events affecting the Company or the financial statements of the Company, or in response to changes in Applicable Law, accounting principles or business conditions, in each case as determined by the Administrator (provided that any adjustment or modification involving Covered Employees for compensation that is intended to qualify as “performance-based compensation” under Code Section 162(m) shall be made in an objectively determinable manner and shall be subject to any applicable Code Section 162(m) restrictions). By way of example but not limitation, the Administrator may provide with respect to any Award that any evaluation of performance shall exclude or otherwise adjust for any specified circumstance or event that occurs during a performance period, including but not limited to circumstances or events such as the following: currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation or reserves; asset impairment; significant litigation or claim judgments or settlements; any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event, and/or any other specific unusual or infrequent events or objectively determinable category thereof.

(e) Notwithstanding the other provisions of Section 4, the Board may delegate to one or more officers of the Company or a special committee consisting of one or more directors who are also officers of the Company the authority, within specified parameters, to grant Awards to eligible Participants, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 4(b) with respect to such Awards (subject to any restrictions imposed by Applicable Law and such terms and conditions as may be established by the Administrator); provided, however, that, if and to the extent required by Section 16 of the Exchange Act or Code Section 162(m), the Participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Company within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a Covered Employee as defined under Code Section 162(m). To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 4(e) to an officer and/or a special committee, references to the “Administrator” shall include references to such officer(s) and/or special committee, subject, however, to the requirements of the Plan, Rule 16b-3, Code Section 162(m) and other Applicable Law.

5.	Shares of Stock Subject to the Plan; Award Limitations

(a) Shares of Stock Subject to the Plan: Subject to adjustments as provided in this Section 5, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 8,000,000 shares. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

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(b) Award Limitations: Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 5(d):

(i) The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the grant of Incentive Options shall not exceed 8,000,000 shares of Common Stock;

(ii) In any twelve (12)-month period, no Participant may be granted Options and SARs that are not related to an Option for more than 1,200,000 shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of the Common Stock on the date of grant of such an Award);

(iii) In any twelve (12)-month period, no Participant may be granted Awards other than Options or SARs for more than 1,200,000 shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of the Common Stock on the date of grant of such an Award); and

(iv) Notwithstanding the provisions of Sections 5(b)(ii) and (iii) herein, with respect to non-employee Directors, in any twelve (12)-month period, no such Director may be granted Awards for more than 30,000 shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of Common Stock on the date of grant of such an Award); provided, however, that any Director cash retainer fees or other fees that are settled in shares of Common Stock shall not be subject to this limitation.

(For purposes of Section 5(b)(ii), (iii) and (iv), an Option and Related SAR shall be treated as a single award.)

(c) Additional Share Counting Provisions. The following provisions shall apply with respect to the share limitations of Section 5(a):

(i) For purposes of determining the number of shares of Common Stock to be counted against the maximum share limit set forth in Section 5(a), each share of Common Stock subject to an Option or SAR shall be counted against the limit as one (1) share, and each share subject to a Full Value Award shall be counted against such limit as one and eight-tenths (1.8) shares.

(ii) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(iii) Awards settled in cash shall not be counted against the share limitations stated in Section 5(a) herein.

(iv) Dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Awards, will not be counted towards the share limitations in Section 5(a).

(v) To the extent that the full number of shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance factors or criteria, only the number of shares issued and delivered shall be considered for purposes of determining the number of shares remaining available for issuance pursuant to Awards granted under the Plan.

(vi) The following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (A) shares withheld from an Award or delivered by a Participant to satisfy tax withholding requirements for Awards; (B) shares not issued or delivered as a result of the net settlement of an outstanding Award; (C) shares withheld or delivered to pay the Exercise Price related to an outstanding Award; or (D) shares repurchased on the open market with the proceeds of the Exercise Price.

(vii) Further, (A) shares issued under the Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving the Company acquiring another entity shall not reduce the maximum number of shares available for delivery under the Plan, and (B) available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and will not reduce the maximum number of shares available under the Plan, subject, in the case of both (A) and (B) herein, to applicable stock exchange listing requirements.

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(d) Adjustments; Right to Issue Additional Securities: If there is any change in the outstanding shares of Common Stock because of a merger, change in control, consolidation, recapitalization or reorganization involving the Company, or if the Board declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, other distribution (other than ordinary or regular cash dividends) or combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Company affecting the Common Stock (excluding conversion of convertible securities by the Company and/or the exercise of warrants by their holders), then the number and type of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards (such as the number and type of shares subject to an Award and the Exercise Price of an Award) or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may otherwise be advisable. Nothing in the Plan, an Award or an Award Agreement shall limit the ability of the Company to issue additional securities of any type or class.

6.	Eligibility

An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

(a) The individual is either (i) an Employee, (ii) a Director or (iii) a Consultant.

(b) With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under Section 6, is an Employee of the Company or a Parent or Subsidiary and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary. Notwithstanding the foregoing, an Employee who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary may be granted an Incentive Option if the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock, and the Option Period does not exceed five (5) years. For this purpose, an individual will be deemed to own stock which is attributable to him or her under Code Section 424(d).

(c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar transaction involving the Company or an Affiliate, the recipient is otherwise eligible to receive the Award and the terms of the award are consistent with the Plan and Applicable Law.

(d) The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Award shall be granted (as defined above, a “Participant”).

7.	Options

(a) Grant of Options: Subject to the terms of the Plan, the Administrator may in its discretion grant Options to such eligible Participants in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the Company or a Parent or Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.

(b) Exercise Price: The Exercise Price per share at which an Option may be exercised shall be established by the Administrator and stated in the Award Agreement evidencing the grant of the Option; provided, that (i) the Exercise Price of an Option shall be no less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock as determined on the date the Option is granted (or one hundred ten percent (110%) of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)); and (ii) in no event shall the Exercise Price per share of any Option be less than the par value per share of the Common Stock. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Exercise Price not equal to one hundred percent (100%) of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a).

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(c) Date of Grant: An Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on such later date as may be established by the Administrator in accordance with Applicable Law.

(d) Option Period and Limitations on the Right to Exercise Options:

(i) The Option Period shall be determined by the Administrator at the time the Option is granted and shall be stated in the Award Agreement. The Option Period shall not extend more than ten (10) years from the date on which the Option is granted (or five (5) years with respect to Incentive Options granted to an Employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and the terms and conditions pursuant to which, an Option may vest and become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan (including but not limited to the provisions of Section 4(c) herein).

(ii) An Option may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. Unless an Award Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:

(1)	By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator;

(2)	By shares of Common Stock withheld upon exercise;

(3)	By delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price;

(4)	By such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Law; and/or

(5)	By any combination of the foregoing methods.

Shares delivered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator or its designee.

(iii) The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise an Option following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be subject to the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all Options issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination of employment or service.

(e) Notice of Disposition: If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two (2) years following the date of grant or one (1) year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

(f) Limitation on Incentive Options: In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Company or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000; provided that, if such limit is exceeded, then the first $100,000 of shares to become exercisable in such calendar year will be Incentive Options and the Options (or portion thereof) for shares with a value in excess of $100,000 that first became exercisable in that calendar year will be Nonqualified Options.

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8.	Stock Appreciation Rights

(a) Grant of SARs: Subject to the terms of the Plan, the Administrator may in its discretion grant SARs to such eligible Participants, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an Option (a “Related Option”) with respect to all or a portion of the shares of Common Stock subject to the Related Option (a “Related SAR”) or may be granted separately to an eligible individual (a “Freestanding SAR”). The Exercise Price per share of a SAR shall be no less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the date the SAR is granted. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed SARs of an acquired entity with an Exercise Price per share not equal to at least one hundred percent (100%) of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a). A SAR shall be considered to be granted on the date that the Administrator acts to grant the SAR, or on such other date as may be established by the Administrator in accordance with Applicable Law.

(b) Related SARs: A Related SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option. The Exercise Price of a Related SAR shall be equal to the Exercise Price of the Related Option. Related SARs shall be exercisable only at the time and to the extent that the Related Option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in an Award Agreement), and in no event after the complete termination or full exercise of the Related Option. Notwithstanding the foregoing, a Related SAR that is related to an Incentive Option may be exercised only to the extent that the Related Option is exercisable and only when the Fair Market Value exceeds the Exercise Price of the Related Option. Upon the exercise of a Related SAR granted in connection with a Related Option, the Option shall be canceled to the extent of the number of shares as to which the SAR is exercised, and upon the exercise of a Related Option, the Related SAR shall be canceled to the extent of the number of shares as to which the Related Option is exercised or surrendered.

(c) Freestanding SARs: A SAR may be granted without relationship to an Option (as defined above, a “Freestanding SAR”) and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.

(d) Exercise of SARs:

(i) Subject to the terms of the Plan (including but not limited to Section 4(c) herein), SARs shall be vested and exercisable in whole or in part upon such terms and conditions as may be established by the Administrator. The period during which a SAR may be exercisable shall not exceed ten (10) years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

(ii) SARs may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. Unless the Administrator determines otherwise, the date of exercise of a SAR shall mean the date on which the Company shall have received proper notice from the Participant of the exercise of such SAR.

(iii) The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise a SAR following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be determined in the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all SARs issued pursuant to this Section 8, and may reflect distinctions based on the reasons for termination of employment or service.

(e) Payment Upon Exercise: Subject to the terms of the Plan, upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the Exercise Price of the SAR (with Fair Market Value on the exercise date determined, for this purpose (unless the Administrator determines otherwise), based on the closing price of a share of the Common Stock on the last trading day immediately preceding the date of exercise), by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. The consideration payable upon exercise of a SAR shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock, as determined by the Administrator.

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9.	Restricted Awards

(a) Grant of Restricted Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Restricted Awards to such Participants, for such numbers of shares of Common Stock, upon such terms and at such times as the Administrator shall determine. Such Restricted Awards may be in the form of Restricted Stock Awards, Restricted Stock Units and/or Deferred Stock Units that are subject to certain conditions, which conditions must be met in order for the Restricted Award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted Stock Awards shall be payable in shares of Common Stock. Restricted Stock Units and Deferred Stock Units shall be payable in cash or shares of Common Stock, or partly in cash and partly in shares of Common Stock, in accordance with the terms of the Plan and the discretion of the Administrator. Subject to the provisions of Section 4(c) herein, the Administrator shall determine the nature, length and starting date of the period, if any, during which a Restricted Award may vest and be earned (the “Restriction Period”), and shall determine the conditions which must be met in order for a Restricted Award to be granted, vested, earned and/or distributable (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time, a combination of attainment of performance objectives and continued service, Retirement, Disability, death or other termination of employment or service or any combination of such conditions. In the case of Restricted Awards based in whole or in part upon performance factors or criteria, the Administrator shall determine the Performance Measures applicable to such Restricted Awards (subject to Section 3(ii)). The terms of Restricted Awards shall be intended to comply with or be exempt from Code Section 409A if and to the extent applicable.

(b) Vesting of Restricted Awards: Subject to the terms of the Plan, the Administrator shall have sole authority to determine whether and to what degree Restricted Awards have vested and been earned and are payable and to establish and interpret the terms and conditions of Restricted Awards.

(c) Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Restricted Award has not vested or been earned pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d) Share Certificates; Escrow: Unless the Administrator determines otherwise, a certificate or certificates representing the shares of Common Stock subject to a Restricted Stock Award shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) after the Award has been granted. Notwithstanding the foregoing, the Administrator may require that (i) a Participant deliver the certificate(s) (or other instruments) for such shares to the Administrator or its designee to be held in escrow until the Restricted Stock Award vests and is no longer subject to a substantial risk of forfeiture (in which case the shares will be promptly released to the Participant) or is forfeited (in which case the shares shall be returned to the Company); and/or (ii) a Participant deliver to the Company a stock power, endorsed in blank (or similar instrument), relating to the shares subject to the Restricted Stock Award which are subject to forfeiture. Unless the Administrator determines otherwise, a certificate or certificate representing shares of Common Stock issuable pursuant to a Restricted Stock Unit or a Deferred Stock Unit shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) promptly after the Award (or portion thereof) has vested and been earned and is distributable.

(e) Deferred Stock Units: A Deferred Stock Unit represents the unfunded promise of the Company to deliver shares of Common Stock, cash or a combination thereof, as applicable, if and to the extent that the Award has vested and is eligible for distribution (including, by way of example only, distribution upon termination of employment or service or upon a specified date or dates), subject to compliance with the terms of the Plan and Award Agreement and any other terms and conditions established by the Administrator. A Deferred Stock Unit shall be settled, if at all, (i) by the delivery of one (1) share of Common Stock for each Deferred Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one (1) share of Common Stock for each Deferred Stock Unit, or (iii) in a combination of cash and shares equal to the Fair Market Value of one (1) share of Common Stock for each Deferred Stock Unit, as determined by the Administrator.

10.	Performance Awards

(a) Grant of Performance Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Performance Awards to such eligible Participants upon such terms and conditions and at such times as the Administrator shall determine. Performance Awards may be in the form of Performance Shares and/or Performance Units. Subject to Section 5(b), the Administrator shall have discretion to determine the number of Performance Units and/or Performance Shares

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granted to any Participant. Subject to the provisions of Section 4(c) herein, the Administrator shall determine the nature, length and starting date of the period during which a Performance Award may be earned (the “Performance Period”), and shall determine the conditions which must be met in order for a Performance Award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time, a combination of such conditions or other conditions. Subject to Section 3(ii), the Administrator shall determine the Performance Measures applicable to Performance Awards. The terms of Performance Awards shall be intended to comply with or be exempt from Code Section 409A if and to the extent applicable.

(b) Earning of Performance Awards: Subject to the terms of the Plan, the Administrator shall have sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards.

(c) Form of Payment: Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or upon such terms as may be established by the Administrator.

(d) Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise, if the employment or service of a Participant shall terminate for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

11.	Phantom Stock Awards

(a) Grant of Phantom Stock Awards: Subject to the terms of the Plan (including but not limited to Section 4(c) herein), the Administrator may in its discretion grant Phantom Stock Awards to such eligible Participants, in such numbers, upon such terms and at such times as the Administrator shall determine. A Phantom Stock Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with a value based on the Fair Market Value of a share of Common Stock. The terms of Phantom Stock Awards shall be intended to comply with or be exempt from Code Section 409A if and to the extent applicable.

(b) Vesting of Phantom Stock Awards: Subject to the terms of the Plan, the Administrator shall have sole authority to determine whether and to what degree Phantom Stock Awards have vested and are payable and to interpret the terms and conditions of Phantom Stock Awards.

(c) Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Phantom Stock Award has not vested and become payable pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested and earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d) Payment of Phantom Stock Awards: Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Administrator, the Participant shall be entitled to a payment of an amount equal to the Fair Market Value of one (1) share of Common Stock with respect to each such Phantom Stock unit which has vested and is payable. Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting date or dates (or other date or dates determined by the Administrator), or in a combination thereof. Payment may be made in a lump sum or upon such terms as may be established by the Administrator.

12.	Other Stock-Based Awards

The Administrator shall have the authority to grant Other Stock-Based Awards to one or more eligible Participants. Such Other Stock-Based Awards may be valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or Awards for shares of Common Stock, including but not limited to Other Stock-Based Awards granted in lieu of bonus, salary or other compensation, Other Stock-Based Awards granted with vesting or performance conditions and/or Other Stock-Based Awards granted without being subject to vesting or performance conditions (subject to the terms of

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Section 4(c) herein). Subject to the provisions of the Plan, the Administrator shall determine the number of shares of Common Stock to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, shares of Common Stock, other securities or any other form of property as the Administrator may determine, or a combination of such forms of consideration; and the other terms and conditions of such Awards.

13.	Dividends and Dividend Equivalents

The Administrator may, in its sole discretion, provide that Awards other than Options and SARs earn dividends or dividend equivalents; provided, however, that dividends and dividend equivalents, if any, on unearned or unvested performance-based Awards shall not be paid (even if accrued) unless and until the underlying Award (or portion thereof) has vested and/or been earned. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such additional restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents. Notwithstanding the other provisions herein, any dividends or dividend equivalent rights related to an Award shall be structured in a manner so as to avoid causing the Award and related dividends or dividend equivalent rights to be subject to Code Section 409A or shall otherwise be structured so that the Award and dividends or dividend equivalent rights are in compliance with Code Section 409A.

14.	Change of Control

Notwithstanding any other provision in the Plan to the contrary, in the event of a Change of Control, vesting of Awards shall not accelerate except as provided in Section 14(a) or Section 14(b) below (except to the extent, if any, as may be otherwise required under Code Section 409A):

(a) To the extent that the successor or surviving company in the Change of Control event does not assume or substitute for an Award (or in which the Company is the ultimate parent corporation and does not continue the Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator prior to the Change of Control) as Awards outstanding under the Plan immediately prior to the Change of Control event, (i) all outstanding Options and SARs shall become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (ii) any restrictions, including but not limited to the Restriction Period, Performance Period and/or performance factors or criteria applicable to any outstanding Awards other than Options or SARs shall be deemed to have been met, and such Awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable Award (or, in the case of performance-based Awards the earning of which is based on attaining a target level of performance, such Awards shall be deemed earned at the greater of actual performance or target performance). For the purposes of Section 14(a) and Section 14(b), an Award shall not be considered to have been assumed, substituted or continued if the class of equity security underlying the Award after the Change of Control is not listed on the NYSE or the NASDAQ Stock Market LLC.

(b) Further, in the event that an Award is substituted, assumed or continued as provided in Section 14(a) herein, the Award will nonetheless become vested (and, in the case of Options and SARs, exercisable) in full and any restrictions, including but not limited to the Restriction Period, Performance Period and/or performance factors or criteria applicable to any outstanding Award shall be deemed to have been met, and such Awards shall become fully vested, earned and payable to the fullest extent of the original award (or, in the case of performance-based Awards the earning of which is based on attaining a target level of performance, such Awards shall be deemed earned at the greater of actual performance or target performance) if the employment or service of the Participant is terminated within six months before (in which case vesting shall not occur until the effective date of the Change of Control) or two years (or such other period after a Change of Control as may be stated in a Participant’s employment, change in control, consulting or other similar agreement, plan or policy, if applicable) after the effective date of a Change of Control if such termination of employment or service (i) is by the Company not for Cause or (ii) is by the Participant for Good Reason. Notwithstanding the preceding sentence, however, the following provisions shall apply: (X) in the event that a performance-based Award is substituted, assumed or continued as provided in Section 14(a) herein, the Administrator (as constituted prior to the Change of Control) shall have the discretion to determine that such performance-based Award shall be deemed earned at the greater of actual performance or target performance as of the time of the Change of Control and, following the Change of Control, the Award shall convert to a service-based Award for the remainder of the Award’s performance period, subject to accelerated vesting in the event of the Participant’s termination by the Company not for Cause or for Good Reason as provided in the preceding sentence; and (Y) in the event that an Award is substituted, assumed or continued as provided in Section 14(a) herein, the Administrator (as constituted prior to the Change of Control) may determine that Participants shall be entitled to a value restoration payment (the “Value Restoration Payment”) equal to an amount no greater than the difference between the Fair Market Value of the surviving entity’s common stock (or equivalent

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equity security) on the date of the Change of Control and, if less, the Fair Market Value of the surviving entity’s common stock (or equivalent security) on the date of vesting (in each case, less, if applicable, any Exercise Price, as such Exercise Price may be adjusted pursuant to Section 14(a) herein). For clarification, for the purposes of this Section 14, the “Company” shall include any successor to the Company.

15.	Nontransferability of Awards

Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession or, in the Administrator’s discretion, such transfers as may otherwise be permitted in accordance with Treasury Regulation Section 1.421-1(b)(2) or Treasury Regulation Section 1.421-2(c). Awards other than Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding, an Option or SAR shall be exercisable during the Participant’s lifetime only by him or her or by his or her guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

16.	Withholding

The Company shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Company shall require any Participant or other person to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to require (or permit) a recipient to satisfy such obligations in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Award, by delivery to the Company of shares of Common Stock held by the Participant (which are fully vested and not subject to any pledge or other security interest) or by the Company withholding shares of Common Stock from the shares to which the recipient is otherwise entitled. The number of shares to be withheld or delivered shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Such withholding obligations shall be subject to such terms and procedures as may be established by the Administrator. The Participant shall remain responsible at all times for paying any federal, state, foreign and/or local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant incurs by failing to make timely payments of tax or otherwise.

17.	Amendment and Termination of the Plan and Awards

(a) Amendment and Termination of Plan; Prohibition on Repricing: The Plan may be amended, altered, suspended and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the shareholders of the Company shall be required to the extent, if any, that shareholder approval of such amendment is required by Applicable Law; and (ii) except for adjustments made pursuant to Section 5(d), the Company may not, without obtaining shareholder approval, (A) amend the terms of outstanding Options or SARs to reduce the Exercise Price of such outstanding Options or SARs; (B) exchange outstanding Options or SARs for cash, for Options or SARs with an Exercise Price that is less than the Exercise Price of the original Option or SAR, or for other equity awards at a time when the original Option or SAR has an Exercise Price above the Fair Market Value of the Common Stock; or (C) take other action with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of the Common Stock are listed.

(b) Amendment and Termination of Awards: The Administrator may (subject to Section 17(a)(ii) herein) amend, alter, suspend and/or terminate any Award granted under the Plan, prospectively or retroactively, but (except as otherwise provided in Section 17(c)) such amendment, alteration, suspension or termination of an Award shall not, without the written consent of a Participant with respect to an outstanding Award, materially adversely affect the rights of the Participant with respect to the Award.

(c) Amendments to Comply with Applicable Law: Notwithstanding Section 17(a) and Section 17(b) herein, the following provisions shall apply:

(i) The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A, Code Section 422 and federal securities laws).

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(ii) The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles or Applicable Law.

18.	Restrictions on Awards and Shares; Compliance with Applicable Law

(a) General: As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the Plan, the Company may require a Participant or other person at any time and from time to time to become a party to an Award Agreement, other agreement(s) restricting the transfer, purchase, repurchase and/or voting of shares of Common Stock of the Company, and any employment, consulting, non-competition, confidentiality, non-solicitation, non-disparagement or other agreements or provisions imposing such restrictions as may be required by the Company. In addition, without in any way limiting the effect of the foregoing, each Participant or other holder of shares issued under the Plan shall be permitted to transfer such shares only if such transfer is in accordance with the Plan, the Award Agreement, any other applicable agreements and Applicable Law. The acquisition of shares of Common Stock under the Plan by a Participant or any other holder of shares shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such shares to the restrictions described in the Plan, the Award Agreement and any other applicable agreements and Applicable Law.

(b) Compliance with Applicable Laws, Rules and Regulations: The Company may impose such restrictions on Awards, shares of Common Stock and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities or other laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

19.	No Right or Obligation of Continued Employment or Service or to Awards; Compliance with the Plan

Neither the Plan, an Award, an Award Agreement nor any other action related to the Plan shall confer upon a Participant any right to continue in the employ or service of the Company or an Affiliate as an Employee, Director or Consultant, or interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, an Award Agreement or as may be determined by the Administrator, all rights of a Participant with respect to an Award shall terminate upon the termination of the Participant’s employment or service. In addition, no person shall have any right to be granted an Award, and the Company shall have no obligation to treat Participants or Awards uniformly. By participating in the Plan, each Participant shall be deemed to have accepted all of the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Administrator and shall be fully bound thereby. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

20.	General Provisions

(a) Shareholder Rights: Except as otherwise determined by the Administrator or provided in the Plan, a Participant and his or her legal representative, legatees or distributees shall not be deemed to be the holder of any shares of Common Stock subject to an Award and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or her or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option or SAR shall be issued in the name of the Participant or his or her beneficiary and distributed to the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) as soon as practicable following receipt of notice of exercise and, with respect

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to Options, payment of the Exercise Price (except as may otherwise be determined by the Company in the event of payment of the Exercise Price pursuant to Section 7(d)(ii)(C)). Except as otherwise provided in Section 9(d) regarding Restricted Stock Awards or otherwise determined by the Administrator, a certificate for any shares of Common Stock issuable pursuant to a Restricted Award, Performance Award, Phantom Stock Award or Other Stock-Based Award shall be issued in the name of the Participant or his or her beneficiary and distributed to the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) after the Award (or portion thereof) has vested and been earned and is distributable.

(b) Section 16(b) Compliance: To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Company that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

(c) Code Section 162(m) Performance-Based Compensation. To the extent to which Code Section 162(m) is applicable, the Company intends that compensation paid under the Plan to Covered Employees will, to the extent practicable, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m), unless otherwise determined by the Administrator. Accordingly, Awards granted to Covered Employees which are intended to qualify for the performance-based exception under Code Section 162(m) shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Administrator, in its discretion, determines otherwise. To the extent that Code Section 162(m) is applicable, the Administrator shall, within the time periods and in the manner prescribed by Code Section 162(m), select eligible Participants and define in an objective fashion the manner of calculating the Performance Measures it selects to use for Covered Employees during any specific performance period.

(d) Unfunded Plan; No Effect on Other Plans:

(i) The Plan shall be unfunded, and the Company shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate, including, without limitation, any specific funds, assets or other property which the Company or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to shares of Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(ii) The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(iii) Except as otherwise provided in the Plan, the adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or service providers of the Company or any Affiliate.

(e) Governing Law: The Plan and Awards shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

(f) Beneficiary Designation: The Administrator may, in its discretion, permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have discretion to approve and interpret the form or forms of

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such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent that the Plan and/or Award Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator.

(g) Gender and Number: Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(h) Severability: If any provision of the Plan or an Award Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement (which shall be construed or deemed amended to conform to Applicable Law), and the Plan or Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(i) Rules of Construction: Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall (unless the Administrator determines otherwise) be construed to refer to any amendment to or successor of such provision of law.

(j) Successors and Assigns: The Plan shall be binding upon the Company, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(k) Award Agreement: The grant of any Award under the Plan shall be evidenced by an Award Agreement between the Company and the Participant. Such Award Agreement may state terms, conditions and restrictions applicable to the Award and may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock or other benefits subject to an Award, as may be established by the Administrator.

(l) Right of Offset: Notwithstanding any other provision of the Plan or an Award Agreement, the Company may at any time (subject to any Code Section 409A considerations) reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Company or an Affiliate that is or becomes due and payable.

(m) Uncertificated Shares: Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may, in the Company’s discretion, be effected on a non-certificated basis, to the extent not prohibited by the Company’s certificate of incorporation or bylaws or by Applicable Law.

(n) Income and Other Taxes: Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including but not limited to any taxes arising under Code Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Company shall have no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for a Participant or any other person.

(o) Effect of Certain Changes in Status: Notwithstanding the other terms of the Plan or an Award Agreement, the Administrator has sole discretion to determine (taking into account any Code Section 409A considerations), at the time of grant of an Award or at any time thereafter, the effect, if any, on Awards (including but not limited to modifying the vesting, exercisability and/or earning of Awards) granted to a Participant if the Participant’s status as an Employee, Director or Consultant changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.

(p) Shareholder Approval: The Plan is subject to approval by the shareholders of the Company, which approval must occur, if at all, within twelve (12) months of the Effective Date. Awards granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.

(q) Deferrals: Subject to the provisions of this Section 20(q) and Section 21, the Administrator may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be payable with respect to an Award. Any such deferral shall be subject to such terms and conditions as may be established by the Administrator and to any applicable Code Section 409A requirements.

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(r) Fractional Shares: Except as otherwise provided in an Award Agreement or determined by the Administrator, (i) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded down to the nearest whole share, and (ii) no fractional shares shall be issued. The Administrator may, in its discretion, determine that a fractional share shall be settled in cash.

(s) Compliance with Recoupment, Ownership and Other Policies or Agreements: Notwithstanding anything in the Plan or an Award Agreement to the contrary, the Administrator may, at any time (during or following termination of employment or service for any reason), determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any other conditions applicable to an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of policies of the Company or an Affiliate, breach of non-solicitation, non-competition, confidentiality, non-disparagement or other covenants, other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate, and/or other circumstances where such reduction, cancellation, forfeiture or recoupment is required by Applicable Law. In addition, without limiting the effect of the foregoing, as a condition to the grant of an Award or receipt or retention of shares of Common Stock, cash or any other benefit under the Plan, (i) the Administrator may, at any time, require that a Participant comply with any compensation recovery (or “clawback”), stock ownership, stock retention or other policies or guidelines adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant, and (ii) each Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

(t) Attestation: Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Award or taxes relating to the exercise, vesting or earning of an Award by delivering shares of Common Stock, the Participant may, unless the Administrator determines otherwise and subject to procedures satisfactory to the Administrator, satisfy such delivery requirement by presenting proof of beneficial ownership of such shares, in which case the Company shall treat the Award as exercised, vested or earned without further payment and/or shall withhold such number of shares from the shares acquired by the exercise, vesting or earning of the Award, as appropriate.

(u) Plan Controls: Unless the Administrator determines otherwise, (i) in the event of a conflict between any term or provision contained in the Plan and an express term contained in any Award Agreement, the applicable terms and provisions of the Plan will govern and prevail, and (ii) the terms of an Award Agreement shall not be deemed to be in conflict or inconsistent with the Plan merely because they impose greater or additional restrictions, obligations or duties, or if the Award Agreement provides that such Award Agreement terms apply notwithstanding the provisions to the contrary in the Plan.

(v) Indemnification: No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. In addition to such other rights of indemnification as members of the Board or the Committee or officers or employees of the Company or an Affiliate to whom authority to act for the Board or the Committee is delegated may have under the Company’s certificate of incorporation, bylaws and/or other instrument and/or pursuant to Applicable Law, such individuals shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which any such individual may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder and against all amounts paid by such individual in a settlement thereof that is approved by the Company’s legal counsel or paid in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be formally determined that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that any such individual shall give the Company an opportunity, at its own expense, to defend the same before such individual undertakes to defend such action, suit or proceeding.

21.	Compliance with Code Section 409A

Notwithstanding any other provision in the Plan or an Award Agreement to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award, it is the general intention of the Company that the Plan and all such Awards shall, to the extent practicable, comply with, or be exempt from, Code Section 409A, and the Plan and any such Award Agreement shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares or any other benefit issuable pursuant to an Award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with, or exempt from, Code Section 409A. In the event that the Company (or a successor thereto) has any stock which is publicly traded on an established securities

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market or otherwise, distributions that are subject to Code Section 409A to any Participant who is a “specified employee” (as defined under Code Section 409A) upon a separation from service may only be made following the expiration of the six (6)-month period after the date of separation from service (with such distributions to be made during the seventh (7th) month following separation of service), or, if earlier than the end of the six (6)-month period, the date of death of the specified employee, or as otherwise permitted under Code Section 409A. For purposes of Code Section 409A, each installment payment provided under the Plan or an Award Agreement shall be treated as a separate payment. Without in any way limiting the effect of any of the foregoing, (i) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award Agreement, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award Agreement, as applicable, and (ii) terms used in the Plan or an Award Agreement shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

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VULCAN MATERIALS COMPANY

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees	For	Against	Abstain
1A	Elaine L. Chao	☐	☐	☐
1B	Lee J. Styslinger, III	☐	☐	☐
1C	Douglas J. McGregor	☐	☐	☐
1D	Vincent J. Trosino	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain
2.	Approval of the Vulcan Materials Company 2016 Omnibus Long-Term Incentive Plan.	☐	☐	☐
3.	Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐
4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016.	☐	☐	☐

NOTE: Such other business as may properly come

before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com

VULCAN MATERIALS COMPANY
Annual Meeting of Shareholders May 13, 2016 This proxy is solicited by the Board of Directors

The undersigned hereby appoints O. B. Grayson Hall, Jr., Richard T. O’Brien and James T. Prokopanko, each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Vulcan Materials Company common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2016 Annual Meeting of Shareholders of the Company to be held on Friday, May 13, 2016, at 9:00 a.m., Central Daylight Time, at the Grand Bohemian Hotel, 2655 Lane Park Road, Birmingham, Alabama 35223, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Shares represented by this proxy will be voted as directed by the undersigned. If this proxy is signed and no such directions are indicated, the proxies have authority to vote “FOR” election of all director nominees, “FOR” approval of the Vulcan Materials Company 2016 Omnibus Long-Term Incentive Plan, “FOR” approval, on an advisory basis, of the compensation of our named executive officers, and “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016.

Continued and to be signed on reverse side